As filed with the Securities and Exchange Commission on August 21, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

NERDY INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	8200	98-1499860
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

101 S. Hanley Rd., Suite 300

St. Louis, MO 63105

Telephone: (314) 412-1227

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Jason Pello

Chief Financial Officer

c/o

Nerdy Inc.

101 S. Hanley Rd., Suite 300

St. Louis, MO 63105

Telephone: (314) 412-1227

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Agent of Service)

Copies to:

Christopher C. Swenson Chief Legal Officer Nerdy Inc. 101 S. Hanley Rd., Suite 300 St. Louis, MO 63105 Telephone: (314) 412-1227	John M. Mutkoski Jeffrey A. Letalien Justin S. Anslow Goodwin Procter LLP 100 Northern Avenue Boston, Massachusetts 02210 Tel: (617) 570-1000	Derek Dostal Marcel Fausten Davis Polk & Wardwell LLP 450 Lexington Avenue New York, New York 10017 Tel: (212) 450-4000

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)  ☐

Exchange Act Rule 14d-1(d) (Cross Border Third-Party Tender Offer)  ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this document may change. The registrant may not complete the offer and issue these securities until the registration statement filed with the United States Securities and Exchange Commission is effective. This document is not an offer to sell these securities and it is not soliciting an offer to buy these securities, nor shall there be any sale of these securities, in any jurisdiction in which such offer, solicitation or sale is not permitted or would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

SUBJECT TO COMPLETION, DATED AUGUST 21, 2023

PROSPECTUS/OFFER TO EXCHANGE

NERDY INC.

Offer to Exchange Public Warrants to Acquire Shares of Class A Common Stock

of

Nerdy Inc.

for

Shares of Class A Common Stock

of

Nerdy Inc.

and

Consent Solicitation

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT ONE MINUTE AFTER 11:59 P.M., EASTERN TIME, ON SEPTEMBER 25, 2023, UNLESS THE OFFER IS EXTENDED OR EARLIER TERMINATED.

Terms of the Offer and Consent Solicitation

Until the Expiration Date (as defined below), we are offering to the holders of our Public Warrants (as defined below) to purchase one share of Class A common stock, $0.0001 par value per share (the “Class A Common Stock”), of Nerdy Inc. (the “Company”), the opportunity to receive 0.250 shares of Class A Common Stock (the “exchange rate”) in exchange for each of our Public Warrants tendered by the holder (“Public Warrant Holder”) and exchanged pursuant to the offer (the “Offer”). The Class A Common Stock, together with the shares of Class B common stock, $0.0001 par value per share (the “Class B Common Stock”), of the Company are referred to collectively as the “Common Stock.”

The Offer is being made to all Public Warrant Holders. The Warrants (as defined below) are governed by the warrant agreement, dated as of October 9, 2020 (the “Warrant Agreement”), by and between the Company (f/k/a TPG Pace Tech Opportunities Corp., a Cayman Islands exempted company (“TPG Pace”) before our business combination (the “Business Combination”)) and Continental Stock Transfer & Trust Company, as warrant agent. Our Class A Common Stock and IPO Public Warrants (as defined below) are listed on the New York Stock Exchange (the “NYSE”) under the symbols “NRDY” and “NRDY-WT,” respectively. As of August 14, 2023, an aggregate of 19,333,333 Warrants were outstanding, consisting of 12,000,000 Public Warrants and 5,281,469 Private Placement Warrants (as defined below) and 2,051,864 Private Placement Class B Warrants (as defined below, together with the Public Warrants and the Private Placement Warrants, the “Warrants”).

Pursuant to the Offer, we are offering up to an aggregate of 3,000,000 shares of our Class A Common Stock in exchange for the Public Warrants.

Each Public Warrant Holder whose Public Warrants are exchanged pursuant to the Offer will receive 0.250 shares of our Class A Common Stock for each warrant tendered by such holder and exchanged. No fractional shares of Class A Common Stock will be issued pursuant to the Offer. In lieu of issuing fractional shares, any Public Warrant Holder who would otherwise have been entitled to receive fractional shares pursuant to the Offer will, after aggregating all such fractional shares of such holder, be paid in cash (without interest) in an amount equal to such fractional part of a share multiplied by the last sale price of our Class A Common Stock on NYSE on the last trading day of the Offer Period (as defined below), less any applicable withholding taxes. Our obligation to complete the Offer is not conditioned on the receipt of a minimum number of tendered Public Warrants.

Concurrently with the Offer, we are also soliciting consents (the “Consent Solicitation”) from the Public Warrant Holders to amend the Warrant Agreement with respect to certain terms of the Public Warrants (the “Public Warrant Amendment”). In addition, parties representing approximately 95% of the Private Placement Warrants and Private Placement Class B Warrants have agreed to consent to amend the Warrant Agreement with respect to certain terms of the Private Placement Warrants and Private Placement Class B Warrants (the “Private Placement Warrant Amendment”, together with the Public Warrant Amendment, the “Warrant Amendment”).

The Warrant Amendment will require that each Public Warrant that is outstanding upon the closing of the Offer be mandatorily exchanged for 0.2250 shares of Class A Common Stock, which is a ratio 10% less than the exchange ratio applicable to the Offer and that each Private Placement Warrant and Private Placement Class B Warrant that is outstanding upon the closing of the Offer be automatically exchanged or automatically exercised on a cashless basis into shares of our Class A Common Stock or OpCo Units (as hereinafter defined) and shares of Class B Common Stock, respectively, at the same exchange ratio as the Public Warrants in the Offer.

Pursuant to the Warrant Agreement, which governs all of the Warrants, amendments made to the terms of the Public Warrants, including the proposed Public Warrant Amendment, require the vote or written consent of holders of at least 50% of the number of the then outstanding Public Warrants, and solely with respect to any amendment to the terms of the Private Placement Warrants, including the proposed Private Placement Warrant Amendment, the vote or written consent of at least 50% of the number of the then outstanding Private Placement Warrants and Private Placement Class B Warrants, collectively. Parties representing approximately 58% of the Public Warrants have agreed to tender their Warrants in the Offer and to consent to the Warrant Amendment in the Consent Solicitation pursuant to tender and support agreements with us (each, a “Tender and Support Agreement”, together “Tender and Support Agreements”). Accordingly, if the other conditions described herein are satisfied or waived, then the Warrant Amendment will be adopted. For additional detail regarding the Tender and Support Agreement, see “Market Information, Dividends and Related Stockholder Matters—Transactions and Agreements Concerning Our Securities—Tender and Support Agreement.”

For the Public Warrant Holders, you may not consent to the Public Warrant Amendment without tendering your Warrants in the Offer and you may not tender such Warrants without consenting to the Public Warrant Amendment. For the Public Warrant Holders, the consent to the Public Warrant Amendment is a part of the letter of transmittal and consent (as it may be supplemented and amended from time to time, the “Letter of Transmittal and Consent”) relating to the Public Warrants, and therefore by tendering your Public Warrants for exchange you will be delivering to us your consent. For the Public Warrant Holders, you may revoke your consent at any time prior to the Expiration Date (as defined below) by withdrawing the Public Warrants you have tendered in the Offer.

The Offer and Consent Solicitation is made solely upon the terms and conditions in this Prospectus/Offer to Exchange and in the Letter of Transmittal and Consent. The Offer and Consent Solicitation will expire at one minute after 11:59 p.m., Eastern Time, on September 25, 2023, or such later time and date to which we may extend (the period during which the Offer and Consent Solicitation is open, giving effect to any withdrawal or extension, is referred to as the “Offer Period,” and the date and time at which the Offer Period ends is referred to as the “Expiration Date”). We are not aware of any U.S. state where the making of the Offer and the Consent Solicitation is not in compliance with applicable law. If we become aware of any U.S. state where the making of the Offer and the Consent Solicitation or the acceptance of the Public Warrants pursuant to the Offer is not in compliance with applicable law, we will make a good faith effort to comply with the applicable law. If, after such good faith effort, we cannot comply with the applicable law, the Offer and the Consent Solicitation will not be made to (nor will tenders be accepted from or on behalf of) the Public Warrant Holders.

We may withdraw the Offer and Consent Solicitation only if the conditions to the Offer and Consent Solicitation are not satisfied or waived prior to the Expiration Date. Promptly upon any such withdrawal, we will return the tendered Public Warrants to the Public Warrant Holders (and the consent to the Public Warrant Amendment will be revoked).

For the Public Warrant Holders, you may tender some or all of your Public Warrants in the Offer. If you elect to tender your Public Warrants in response to the Offer and Consent Solicitation, please follow the instructions in this Prospectus/Offer to Exchange and the related documents, including the Letter of Transmittal and Consent. If you tender any Public Warrants, you may withdraw your tendered Public Warrants at any time before the Expiration Date and retain them on their current terms or amended terms if the Warrant Amendment is approved, by following the instructions in this Prospectus/Offer to Exchange. In addition, tendered public Warrants that are not accepted by us for exchange by September 26, 2023, may thereafter be withdrawn by you until such time as the Public Warrants are accepted by us for exchange. If you withdraw the tender of your Public Warrants, your consent to the Public Warrant Amendment will be withdrawn as a result.

Any Public Warrants not exchanged for shares of our Class A Common Stock pursuant to the Offer will remain outstanding subject to their current terms or amended terms if the Warrant Amendment is approved. We reserve the right to redeem any of the Warrants, as applicable, pursuant to their current terms at any time, including prior to the completion of the Offer and Consent Solicitation. Although we intend to require an exchange of all remaining outstanding Public Warrants if the Warrant Amendment is approved, we are not required to effect such an exchange and may defer doing so or not require it at all. Our IPO Public Warrants are currently listed on NYSE under the symbol “NRDY-WT”; however, our IPO Public Warrants may be delisted if, following the completion of the Offer and Consent Solicitation, the extent of public distribution or the aggregate market value of such Warrants has become so reduced as to make further listing inadvisable or unavailable.

The Offer and Consent Solicitation is conditioned upon the effectiveness of the registration statement on Form S-4, of which this Prospectus/Offer to Exchange forms a part, that we filed with the U.S. Securities and Exchange Commission (the “SEC”) regarding the shares of Class A Common Stock issuable upon exchange of the Public Warrants pursuant to the Offer.

We have entered into certain other support agreements with holders of Private Placement Warrants (each a “Supporting Private Placement Warrantholder”). Pursuant to such support agreements, the Supporting Private Placement Warrantholders, which collectively own approximately 95% of the Private Placement Warrants and Private Placement Class B Warrants, agreed to consent to the Private Placement Warrant Amendment.

In connection with the Business Combination, certain holders received 8,000,000 Earnout Shares that were subject to potential forfeiture unless certain market share price milestones were achieved within a period of 60 months post closing of the Business Combination.

Certain equity holders, including the Sponsor and certain Existing Nerdy Holders have agreed to the Earnout transaction (as defined herein). Holders collectively own approximately 93% of the Earnout Shares have signed agreements with respect to the Earnout transaction whereby they have agreed to forfeit (and thus surrender for cancelation) sixty percent (60%) of the Earnout Shares they hold and have agreed that the remaining forty percent (40%) of the Earnout Shares will not be subject to potential forfeiture if certain market share price milestones are not achieved, subject to the closing of the Offer, as made pursuant to certain earnout transaction agreements. In connection with the Earnout transaction, the Company may cancel up to 4,800,000 Earnout Shares that are outstanding upon the closing of the Offer. Please see “Summary of the Prospectus/Offer to Exchange – Our Common Stock” for further details on the effect of the foregoing transactions.

As of August 14, 2023, there were 100,748,016 shares of our Class A Common Stock and 68,695,610 shares of our Class B Common Stock outstanding. Assuming (i) holders of all of our Public Warrants tender their Public Warrants in the Offer and we issue 3,000,000 shares of our Class A Common Stock, (ii) the Company issues (a) 1,320,367 shares of Class A Common Stock upon the exchange of the Private Placement Warrants and (b) 512,966 OpCo Units (with an equivalent number of shares of Class B Common Stock) upon the exercise on a cashless basis of the Private Placement Class B Warrants, and (iii) the cancellation of 2,785,253 shares of Class A Common Stock and 2,014,747 OpCo Units (with an equivalent number of shares of Class B Common Stock) pursuant to the Earnout transaction, there would be 102,283,130 shares of our Class A Common Stock and 67,193,829 shares of our Class B Common Stock outstanding after the Offer.

The collective net effect of the Offer, the Private Placement Warrant Amendment and the Earnout transaction, if all occurred, would result in a net change of less than 0.1% in the amount of our Common Stock currently outstanding on a fully-diluted basis.

A special committee (the “Special Committee”) designated by the Board recommended the Board approve the terms of the Offer, including the exchange ratio. The Board approved the Offer and Consent Solicitation on August 20, 2023, based on the recommendation made by the Special Committee. However, neither we nor any of our management, the Board, or the information agent, the exchange agent or the dealer manager and solicitation agent for the Offer and Consent Solicitation is making any recommendation as to whether any Public Warrant Holders should tender Public Warrants for exchange in the Offer and consent to the Warrant Amendment in the Consent Solicitation. Each Public Warrant Holder must make its own decision as to whether to exchange some or all of its Public Warrants and consent to the Warrant Amendment in the Consent Solicitation.

All questions concerning the terms of the Offer and Consent Solicitation should be directed to the dealer manager and solicitation agent:

J.P. Morgan Securities LLC

Address: 383 Madison Avenue,

New York, New York 10179

All questions concerning exchange procedures and requests for additional copies of this Prospectus/Offer to Exchange, the Letter of Transmittal and Consent or the Notice of Guaranteed Delivery should be directed to the information agent:

Innisfree M&A Incorporated

501 Madison Avenue, 20th Floor

New York, New York 10022

Shareholders may call toll free: (877) 750-8240

Banks and Brokers may call collect: (212) 750-5833

We will amend our offering materials, including this Prospectus/Offer to Exchange, to the extent required by applicable securities laws to disclose any material changes to information previously published, sent or given to Public Warrant Holders.

The securities offered by this Prospectus/Offer to Exchange involve risks. Before participating in the Offer and Consent Solicitation, you are urged to read carefully the section titled “Risk Factors” beginning on page 17 of this Prospectus/Offer to Exchange.

Neither the SEC nor any state securities commission or any other regulatory body has approved or disapproved of these securities or determined if this Prospectus/Offer to Exchange is truthful or complete. Any representation to the contrary is a criminal offense.

For the Public Warrant Holders, we are soliciting your consent to the Warrant Amendment in the Consent Solicitation through the Offer. By tendering your Public Warrants, you will be delivering your consent to the proposed Public Warrant Amendment, which consent will be effective upon our acceptance of the Public Warrants for exchange.

The dealer manager and solicitation agent for the Offer and Consent Solicitation is:

J.P. Morgan

This Prospectus/Offer to Exchange is dated August 21, 2023.

1

ABOUT THIS PROSPECTUS/OFFER TO EXCHANGE

This Prospectus/Offer to Exchange is a part of the registration statement on Form S-4 filed with the SEC. You should read this Prospectus/Offer to Exchange, including the detailed information regarding the Company, the Common Stock and the Warrants, and the financial statements and the notes included herein and any applicable prospectus supplement.

We have not authorized anyone to provide you with information different from that contained in this Prospectus/Offer to Exchange. We and the dealer manager and solicitation agent take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. You should not assume that the information in this Prospectus/Offer to Exchange or any prospectus supplement is accurate as of any date other than the date on the front of those documents. We are not aware of any U.S. state where the making of the Offer and the Consent Solicitation is not in compliance with applicable law. If we become aware of any U.S. state where the making of the Offer and the Consent Solicitation or the acceptance of the Public Warrants pursuant to the Offer is not in compliance with applicable law, we will make a good faith effort to comply with the applicable law. If, after such good faith effort, we cannot comply with the applicable law, the Offer and the Consent Solicitation will not be made to (nor will tenders be accepted from or on behalf of) the Public Warrant Holders.

Unless the context requires otherwise, in this Prospectus/Offer to Exchange, we use the terms “the Company,” “our Company,” “we,” “us,” “our,” and similar references to refer to Nerdy Inc. and its subsidiaries.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements in this Prospectus/Offer to Exchange may constitute “forward-looking statements” for purposes of the federal securities laws. Our forward-looking statements include, but are not limited to, statements regarding our or our management team’s expectations, hopes, beliefs, intentions, or strategies regarding the future. Any statements that refer to projections, forecasts, or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipates,” “approximately,” “believes,” “contemplates,” “continues,” “could,” “estimates,” “expects,” “intends,” “may,” “might,” “outlook,” “plans,” “possible,” “potential,” “predicts,” “projects,” “should,” “seeks,” “will,” “would,” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. The forward-looking statements contained in this Prospectus/Offer to Exchange are based on our current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, the following risks, uncertainties and other factors:

•	our limited operating history, which makes it difficult to predict our future financial and operating results;

•	our history of net losses;

•	risks associated with our shift to the Learning Membership model;

•	risks associated with scaling up our Institutional business;

•	risks associated with our intellectual property, including claims that we infringe on a third party’s intellectual property rights;

•	risks associated with our classification of some individuals and entities we contract with as independent contractors;

•	risks associated with the liquidity and trading of our securities;

•	risks associated with payments that we may be required to make under the tax receivable agreement;

•	litigation, regulatory, and reputational risks arising from the fact that many of our Learners are minors;

•	changes in applicable law or regulation;

•	the possibility of cyber-related incidents and their related impacts on our business and results of operations;

•	the possibility that we may be adversely affected by other economic, business, and/or competitive factors;

•	risks associated with managing our rapid growth;

•	the approval of the Warrant Amendment and our ability to require that all Public Warrants be exchanged for shares of Class A Common Stock;

•

the exchange of Public Warrants for shares of Class A Common Stock pursuant to the Offer and Consent Solicitation, which will increase the number of shares eligible for future resale in the public market and result in dilution to our stockholders;

•

the exchange of Private Placement Warrants for shares of Class A Common Stock and the cashless exercise of Private Placement Class B Warrants for OpCo Units and shares of Class B Common Stock, which will increase the number of shares eligible for future resale in the public market and result in dilution to our stockholders;

•	the lack of a third-party determination that the Offer or the Consent Solicitation is fair to Public Warrant Holders; and

•	other risks and uncertainties indicated in this Prospectus/Offer to Exchange, including those under the heading “Risk Factors,” and other documents filed or to be filed with the SEC by us.

The forward-looking statements in this Prospectus/Offer to Exchange are based on information available as of the date of this Prospectus/Offer to Exchange and current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control), or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described under the heading “Risk Factors” of this Prospectus/Offer to Exchange. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. There may be additional risks that we consider immaterial or which are unknown. It is not possible to predict or identify all such risks. We do not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as may be required under applicable securities laws. As a result of a number of known and unknown risks and uncertainties, our actual results may be materially different from those expressed or implied by these forward-looking statements. You should not place undue reliance on these forward-looking statements.

The safe harbor for forward-looking statements under Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, does not apply to statements made in connection with the Offer.

CERTAIN DEFINED TERMS

Unless the context otherwise requires, references in this Prospectus/Offer to Exchange to:

•

“Adjusted Expiration Date” means the last day of the Exercise Period of the Public Warrants, as adjusted, in connection with the Company’s mandatory exchange in the event that it elects to exchange all of the outstanding Public Warrants, during which such Warrants held by the registered holder are exercisable for Class A Shares;

•	“Board” means the board of directors of Nerdy Inc.;

•

“Business Combination Agreement” means that certain Business Combination Agreement, dated January 28, 2021, by and among TPG Pace, TPG Pace Tech Merger Sub LLC, a Delaware limited liability company and wholly owned subsidiary of TPG Pace, TCV Blocker, Learn Blocker, Blocker Merger Sub I Inc., a Delaware corporation and wholly owned subsidiary of TPG Pace, Blocker Merger Sub II Inc., a Delaware corporation and wholly owned subsidiary of TPG Pace, Nerdy, and, certain entities affiliates with TCV VIII (A) VT, Inc., a Delaware corporation (the “TCV Blocker”), and LCSOF XI VT, Inc., a Delaware corporation (the “Learn Blocker”, together the TCV Blocker, collectively, the “Blockers”) (as amended on March 19, 2021, on July 14, 2021, on August 11, 2021 and on August 18, 2021);

•	“Business Combination” means the Domestication, the Merger and other transactions contemplated by the Business Combination Agreement, collectively, including the PIPE Financing;

•	“Business Combination Closing Date” means the date on which the Business Combination Closing occurred;

•	“Business Combination Closing” means the closing of the transactions contemplated by the Business Combination Agreement;

•	“Class A Common Stock” means Class A common stock, $0.0001 par value per share of Nerdy Inc.;

•

“Class A Shares” means the Class A ordinary shares, $0.0001 par value in the capital of TPG Pace, which automatically converted, on a one-for-one basis, into shares of Class A Common Stock in connection with the Domestication;

•	“Class B Common Stock” means the Class B common Stock, par value $0.0001 per share of Nerdy Inc.;

•	“Common Stock” means the Class A Common Stock and Class B Common Stock;

•	“Continental” means Continental Stock Transfer & Trust Company;

•

“Domestication” means the transfer by way of continuation and deregistration of TPG Pace from the Cayman Islands and the continuation and domestication as a corporation registered in the State of Delaware, upon which TPG Pace changed its name to Nerdy Inc.;

•

“Earnout transaction” means the transactions pursuant to which holders of Earnout Shares have agreed to cancel sixty percent (60%) of the Earnout Shares held and have agreed that the remaining forty percent (40%) of the Earnout Shares held, subject to the closing of the Offer, as made pursuant to certain earnout transaction agreements;

•

“Earnout Shares” means the 8,000,000 aggregate shares of Class A Common Stock or OpCo Units (with equivalent number of shares of Class B Common Stock) issued and outstanding as of Business Combination Closing, made subject to potential forfeiture following the Business Combination Closing until the achievement of Triggering Event I with respect to 2,666,666 shares, Triggering Event II with respect to 2,666,666 shares, and Triggering Event III with respect to 2,666,667 shares;

•	“Equity Incentive Plan” means the Nerdy Inc. 2021 Equity Incentive Plan, as amended;

•

“Existing Nerdy Holders” means the holders of equity securities of Nerdy prior to the Business Combination, but including with respect to the Blockers, the owners of the Blockers with respect to their indirect interest in Nerdy equity;

•

“Forward Purchase Agreements” means those certain forward purchase agreements, entered into in connection with the TPG Pace IPO, by and among TPG Pace, TPG Holdings and certain third parties pursuant to which TPG Holdings, certain transferees of TPG Holdings and certain third parties, upon the terms and subject to the conditions set forth therein, agreed to purchase certain Class A Shares and forward purchase warrants prior to the consummation of TPG Pace’s initial business combination;

•	“forward purchase shares” means the shares of Class A Common Stock issued pursuant to the Forward Purchase Agreements;

•

“Forward Purchase Warrants” means the currently outstanding 3,000,000 warrants issued pursuant to the Forward Purchase Agreements; the Forward Purchase Warrants are identical to the IPO Public Warrants/Redeemable Warrants in all material respects except that the Forward Purchase Warrants (and Private Placement Warrants) are not redeemable other than in certain situations described in this Prospectus/Offer to Exchange.

•	“forward purchase securities” means, collectively, forward purchase shares and Forward Purchase Warrants;

•

“Founder Shares” means the 11,250,000 Class F ordinary shares, par value $0.0001 per share, of TPG Pace that were initially issued to our Sponsor in a private placement prior to our initial public offering and of which 160,000 were transferred to each of Chad Leat, Kathleen Philips, Wendi Sturgis and Kneeland Youngblood (40,000 shares each) in October 2020, and, following the Domestication, the 11,250,000 Class F ordinary shares automatically converted, on a one-for-one basis, into shares of Nerdy Inc. Class A Common Stock;

•

“IPO Public Warrants” or “Redeemable Warrants” means the currently outstanding 9,000,000 warrants to purchase Class A Shares that were issued in the TPG Pace IPO (which became exercisable for Class A Shares at an exercise price of $11.50 per share);

•	“Learn Capital” means, collectively, Learn Blocker, Learn Capital Special Opportunities Fund XIV, L.P. and Learn Capital Special Opportunities Fund XV;

•	“Nerdy” means, prior to the Business Combination Closing, Live Learning Technologies LLC, a Missouri limited liability company, and thereafter means Nerdy Inc.;

•	“Nerdy Inc. Founder Shares” means, after the Domestication, the Class F Common Stock, par value $0.0001 of Nerdy Inc.;

•	“Nerdy Inc.” means Nerdy Inc., a Delaware corporation (f.k.a. TPG Pace Tech Opportunities Corp.), upon and after the Domestication;

•	“NYSE” means the New York Stock Exchange;

•	“Offer” means the opportunity to receive 0.250 shares of Common Stock in exchange for each of our outstanding Public Warrants.

•	“Offer Period” means the period during which the Offer and Consent Solicitation is open, giving effect to any extension.

•	“OpCo” means, after the conversion to a Delaware limited liability company and the Merger, Nerdy, LLC, a Delaware limited liability company;

•	“OpCo Units” means the units of OpCo;

•

“PIPE Financing” means the transactions pursuant to which the certain investors purchase newly issued shares of Class A Common Stock at a purchase price of $10.00 per share for gross proceeds of approximately $150 million, which purchase and sale was consummated concurrently with the Business Combination;

•	“Private Placement Class B Warrants” means the 2,051,864 warrants issued by OpCo to purchase OpCo Units in connection with the Business Combination;

•

“Private Placement Warrants” means the 5,281,469 Private Placement Warrants (that are exercisable for Class A Common Stock at $11.50 per share) outstanding as of the date of this Prospectus/Offer to Exchange, of which 4,888,889 Private Placement Warrants were issued to our Sponsor (after giving effect to the forfeiture pursuant to the Waiver Agreement in connection with the Business Combination) and 392,580 Private Placement Warrants were issued to certain Existing Nerdy Holders in connection with the Business Combination.

•	“Public Warrants” means the currently outstanding 12,000,000 warrants to purchase Class A Shares, including the IPO Public Warrants and the Forward Purchase Warrants;

•

“Registration Rights Agreement” means that certain agreement with certain holders of Class A Common Stock and warrants pursuant to which registration rights with respect to such securities are offered;

•	“SEC” means the United States Securities and Exchange Commission.

•	“Securities Act” means the Securities Act of 1933, as amended.

•	“Sponsor” means TPG Pace Tech Opportunities Sponsor, Series LLC, a Delaware limited liability company;

•	“TCV” means, collectively, TCV Blocker, TCV VIII (A) VT, L.P., TCV VIII, L.P., TCV VIII (B), L.P., TCV Member Fund, L.P and TCV VIII Master, L.P.;

•	“TPG” means TPG Global, LLC and its affiliates;

•	“TPG Global” means TPG Global, LLC;

•	“TPG Global Purchasers” means affiliates and employees of TPG Global that purchased forward purchase securities pursuant to the Forward Purchase Agreements;

•	“TPG Pace IPO” means TPG Pace’s initial public offering that was consummated on October 9, 2020;

•	“TPG Pace,” means TPG Pace Tech Opportunities Corp., a Cayman Islands exempted company, prior to the consummation of the Domestication;

•

“Triggering Event I” means the date on which the closing sale price of one share of Class A Common Stock quoted on the New York Stock Exchange (or the exchange on which the shares of Class A Common Stock are then listed) is greater than or equal to $12.00 for any 20 days within any 30 consecutive day period in which the Class A Common Stock are actually traded on the applicable exchange for the period between January 28, 2021 and the five-year anniversary of the Business Combination Closing Date;

•

“Triggering Event II” means the date on which the closing sale price of one share of Class A Common Stock quoted on the New York Stock Exchange (or the exchange on which the shares of Class A Common Stock are then listed) is greater than or equal to $14.00 for any 20 days within any 30 consecutive day period in which the Class A Common Stock are actually traded on the applicable exchange for the period between January 28, 2021 and the five-year anniversary of the Business Combination Closing Date;

•

“Triggering Event III” means the date on which the closing sale price of one share of Class A Common Stock quoted on the New York Stock Exchange (or the exchange on which the shares of Class A Common Stock are then listed) is greater than or equal to $16.00 for any 20 days within any 30 consecutive day period in which the Class A Common Stock are actually traded on the applicable exchange for the period between January 28, 2021 and the five-year anniversary of the Business Combination Closing Date;

•

“Waiver Agreement” means that certain waiver agreement, dated January 29, 2021, by and among TPG Pace, our Sponsor and each holder of issued and outstanding Founder Shares which provides, among other things, that (i) holders of Founder Shares agreed to forfeit for no consideration a number of shares of Class A Common Stock equal to the number of shares of Class A Common Stock issued pursuant to certain Forward Purchase Agreements over an aggregate of 15,000,000 shares of Class A Common Stock, (ii) such holders of Founder Shares agreed to forfeit for no consideration 2,000,000 shares of Class A Common Stock, which shares of Class A Common Stock were immediately cancelled upon the Business Combination Closing, (iii) Sponsor agreed to forfeit for no consideration 2,444,444 Private Placement Warrants that were immediately cancelled upon the Business Combination Closing and (iv) Sponsor further agreed to subject 4,000,000 shares of Class A Common Stock following the closing to potential forfeiture if certain stock price thresholds are not achieved within a period of five years from the Business Combination Closing Date;

•	“Warrant Agreement” means the Warrant Agreement, dated October 9, 2020, by and between the Company and Continental Stock Transfer & Trust Company.

•	“Warrants” means, collectively, the Public Warrants, the Private Placement Warrants and the Private Placement Class B Warrants.

SUMMARY OF THIS PROSPECTUS/OFFER TO EXCHANGE

This summary provides a brief overview of the key aspects of the Offer and Consent Solicitation. Because it is only a summary, it does not contain all of the detailed information contained elsewhere in this Prospectus/Offer to Exchange or in the documents included as exhibits to the registration statement on Form S-4 that contains this Prospectus/Offer to Exchange. Accordingly, you are urged to carefully review this Prospectus/Offer to Exchange in its entirety (including all documents filed as exhibits to the registration statement on Form S-4 that contains this Prospectus/Offer to Exchange, which exhibits may be obtained by following the procedures set forth herein in the section titled “Where You Can Find More Information; Incorporation by Reference”).

Mission

Our mission is to transform how people learn. We are enabling access to high quality, personalized, live learning in any subject, anywhere, at any time.

Business Overview

We operate a platform for live online learning. Our mission is to transform the way people learn through technology. Our purpose-built proprietary platform leverages technology, including artificial intelligence (“AI”), to connect students, users, parents, guardians, and purchasers (“Learner(s)”) of all ages to tutors, instructors, subject matter experts, educators, and other professionals (“Expert(s)”), delivering superior value on both sides of the network. Our comprehensive learning destination provides learning experiences across numerous subjects and multiple formats, including Learning Memberships, one-on-one instruction, small group tutoring, small group classes, large format group classes, and adaptive self-study. Our flagship business, Varsity Tutors LLC (“Varsity Tutors”), is one of the nation’s largest platforms for live online tutoring and classes. Its solutions are available directly to Learners, as well as through schools and other institutions. Our platform offers Experts the opportunity to generate income from the convenience of home, while also increasing access for Learners by removing barriers to high-quality, live online learning. Our offerings include Varsity Tutors for Schools, a product suite (including High Dosage, Teacher Assigned, and On Demand tutoring) that leverages our platform capabilities to offer our online learning solutions directly to education systems. We have built a diversified business across the following audiences: K-8, High School, College, Graduate School, and Professional.

We continue to evolve our product offerings to better meet the needs of Learners by launching Learning Memberships, a monthly membership program that includes access to one-on-one instruction, unlimited live group classes, live and on-demand lessons, coding, tutor chat, essay review, adaptive assessments, and self-study modules. Learning Memberships are for Learners of all ages, ranging from kindergarten to college and adult learners. We’re continuing to invest to expand and broaden the product depth of Learning Memberships with even more learning solutions for our members to deliver unparalleled and enhanced value.

Summary of the Offer and Consent Solicitation

Warrants that Qualify for the Offer	As of August 14, 2023, an aggregate of 12,000,000 Public Warrants were outstanding which are qualified for participating in the Offer. The Public Warrants are governed by the Warrant Agreement, and each warrant is exercisable for one share of Class A Common Stock at a price of $11.50 per share, subject to adjustments pursuant to the Warrant Agreement. Each Public Warrant Holder who tenders its Public Warrants for exchange pursuant to the Offer will receive 0.250 shares of our Class A Common Stock for each warrant so exchanged. Pursuant to the Offer, we are offering up to an aggregate of 3,000,000 shares of our Class A Common Stock in exchange for all of the outstanding Public Warrants.

Under the Warrant Agreement, we may call all of the IPO Public Warrants (also known as the Redeemable Warrants) for redemption at our option:

•	in whole and not in part;

•	upon a minimum of 30 days’ prior written notice of redemption as described in the section of this Prospectus/Offer to Exchange titled “Description of Securities”;

•

at a redemption price of $0.01 per warrant, if, and only if the last reported sale price of the Class A Common Stock equals or exceeds $18.00 per share, subject to adjustment, for specified periods discussed in the section of this Prospectus/Offer to Exchange titled “Description of Securities”;

•

there is an effective registration statement covering the issuance of the shares of Class A Common Stock issuable upon exercise of the IPO Public Warrants, and a current prospectus relating thereto, available throughout the 30-day redemption period; and

•

at a price of $0.10 per warrant if, and only if, the last reported sale price of our Class A Common Stock equals or exceeds $10.00 but less than $18.00 per public share, subject to adjustment, on the trading day prior to the date on which we send the notice of redemption to the Warrant Holders.

The Forward Purchase Warrants are not redeemable by us (except as described below under “Description of Securities- Warrants-Public Warrants-Redemption of Redeemable Warrants When the Price per Share of Class A Common Stock Equals or Exceeds $10.00”) so long as they are held by the initial purchasers (as defined in the Forward Purchase Agreements) or any of their permitted transferees. If the Forward Purchase Warrants are held by holders other than the initial purchasers or any of their permitted transferees, the Forward Purchase Warrants are redeemable by us in all redemption scenarios and exercisable by the holders on the same basis as the Redeemable Warrants.

The Warrants expire at 5:00 p.m. New York City time on September 20, 2026, or earlier upon redemption or liquidation.

Our Common Stock	As of August 14, 2023, there were 100,748,016 shares of our Class A Common Stock and 68,695,610 shares of our Class B Common Stock outstanding. Assuming (i) holders of all of our Public Warrants tender their Public Warrants in the Offer and we issue 3,000,000 shares of our Class A Common Stock, (ii) the Company issues (a) 1,320,367 shares of Class A Common Stock upon the exchange of the Private Placement Warrants and (b) 512,966 OpCo Units (with an equivalent number of shares of Class B Common Stock) upon the exercise on a cashless basis of the Private Placement Class B Warrants, and (iii) the cancellation of 2,785,253 shares of Class A Common Stock and 2,014,747 OpCo Units (with an equivalent number of shares of Class B Common Stock) to pursuant to the Earnout transaction, there would be 102,283,130 shares of our Class A Common Stock and 67,193,829 shares of our Class B Common Stock outstanding after the Offer.

THE COLLECTIVE NET EFFECT OF THE OFFER, THE PRIVATE PLACEMENT WARRANT AMENDMENT AND THE EARNOUT TRANSACTION, IF ALL OCCURRED, WOULD RESULT IN A NET CHANGE OF LESS THAN 0.1% IN THE AMOUNT OF OUR COMMON STOCK CURRENTLY OUTSTANDING ON A FULLY-DILUTED BASIS.

The number of shares of our Class A Common Stock and Class B Common Stock that will be outstanding after the Offer is based on the number of shares of our Class A Common Stock and shares of our Class B Common Stock outstanding as of August 14, 2023 and excludes 27,374,523 shares of our Class A Common Stock underlying outstanding restricted stock units, 1,492,368 shares of our Class A Common Stock underlying outstanding stock options and 11,772,091 shares of our Class A Common Stock reserved for future issuance under our Equity Incentive Plan.

Market Price of Our Common Stock	Our Class A Common Stock is currently listed on NYSE under the symbol “NRDY”, and our IPO Public Warrants are currently listed on NYSE under the symbol “NRDY-WT.” See “Market Information—Market Information of Class A Common Stock and Warrants”

The Offer	Each Public Warrant Holder who tenders its Public Warrants for exchange pursuant to the Offer will receive 0.250 shares of our Class A Common Stock for each warrant so exchanged. No fractional shares of Class A Common Stock will be issued pursuant to the Offer. In lieu of issuing fractional shares, any Public Warrant Holder who would otherwise have been entitled to receive fractional shares pursuant to the Offer will, after aggregating all such fractional shares of such holder, be paid cash (without interest) in an amount equal to such fractional part of a share multiplied by the last sale price of our Class A Common Stock on NYSE on the last trading day of the Offer Period, less any applicable withholding taxes. Our obligation to complete the Offer is not conditioned on the receipt of a minimum number of tendered Public Warrants.

Holders of the Public Warrants tendered for exchange will not have to pay any of the exercise price for the tendered Public Warrants in order to receive shares of Class A Common Stock in the exchange.

We are not aware of any U.S. state where the making of the Offer and the Consent Solicitation is not in compliance with applicable law. If we become aware of any U.S. state where the making of the Offer and the Consent Solicitation or the acceptance of the Public Warrants pursuant to the Offer is not in compliance with applicable law, we will make a good faith effort to comply with the applicable law. If, after such good faith effort, we cannot comply with the applicable law, the Offer and the Consent Solicitation will not be made to (nor will tenders be accepted from or on behalf of) the Public Warrant Holders.

The Consent Solicitation and Warrant Amendment	In order to tender the Public Warrants in the Offer and Consent Solicitation, Public Warrant Holders are required to consent (by executing the Letters of Transmittal and Consent or requesting that their broker or nominee consent on their behalf) to an amendment to the Warrant Agreement with respect to any amendment to the terms of the Public Warrants as set forth in the Warrant Amendment attached as Annex A. The Warrant Amendment would require that all Public Warrants that are outstanding upon the closing of the Offer be mandatorily exchanged for shares of Class A Common Stock at a ratio of 0.2250 shares of Class A Common Stock per warrant (a ratio which is 10% less than the exchange ratio applicable to the Offer). Upon such mandatory exchange, no Public Warrants will remain outstanding.

Purpose of the Offer and Consent Solicitation	The purpose of the Offer and Consent Solicitation is to simplify our capital structure and reduce the potential dilutive impact of the Public Warrants. See “The Offer and Consent Solicitation—Background and Purpose of the Offer and Consent Solicitation.”

Offer Period	The Offer and Consent Solicitation will expire on the Expiration Date, which is at one minute after 11:59 p.m., Eastern Time, on September 25, 2023, or such later time and date to which we may extend the offer. All Public Warrants tendered for exchange pursuant to the Offer and Consent Solicitation, and all required related paperwork, must be received by the exchange agent by the Expiration Date, as described in this Prospectus/Offer to Exchange. If the Offer Period is extended, we will make a public announcement of such extension by no later than 9:00 a.m., Eastern Time, on the next business day following the Expiration Date as in effect immediately prior to such extension. We may withdraw the Offer and Consent Solicitation only if the conditions of the Offer and Consent Solicitation are not satisfied or waived prior to the Expiration Date. Promptly upon any such withdrawal, we will return the tendered Public Warrants (and the related consents to the Public Warrant Amendment will be revoked). We will announce our decision to withdraw the Offer and Consent Solicitation by disseminating notice by public announcement or otherwise as permitted by applicable law. See “The Offer and Consent Solicitation—General Terms—Offer Period.”

Amendments to the Offer and Consent Solicitation	We reserve the right at any time or from time to time to amend the Offer and Consent Solicitation, including by increasing or (if the conditions to the Offer are not satisfied) decreasing the exchange ratio of Common Stock issued for every Public Warrants exchanged or by changing the terms of the Warrant Amendment. If we make a material change in the terms of the Offer and Consent Solicitation or the information concerning the Offer and Consent Solicitation, or if we waive a material condition of the Offer and Consent Solicitation, we will extend the Offer and Consent Solicitation to the extent required by Rules 13e-4(d)(2) and 13e-4(C)(3) under the Exchange Act. See “The Offer and Consent Solicitation—General Terms—Amendments to the Offer and Consent Solicitation.”

Conditions to the Offer and Consent Solicitation	The Offer is subject to customary conditions, including the effectiveness of the registration statement of which this Prospectus/Offer to Exchange forms a part and the absence of any action or proceeding, statute, rule, regulation or order that would challenge or restrict the making or completion of the Offer. The Offer is not conditioned upon the receipt of a minimum number of tendered Public Warrants. However, the Consent Solicitation is conditioned upon receiving the consent of holders of at least 50% of the outstanding Public Warrants (which is the minimum threshold required to amend the Warrant Agreement with respect to any amendment to the terms of the Public Warrants), which consent we have already obtained. We may waive some of the conditions to the Offer. See “The Offer and Consent Solicitation—General Terms—Conditions to the Offer and Consent Solicitation.”

We will not complete the Offer and Consent Solicitation unless and until the registration statement described above is effective. If the registration statement is not effective at the Expiration Date, we may, in our discretion, extend, suspend or cancel the Offer and Consent Solicitation, and will inform Public Warrant Holders of such event.

Withdrawal Rights	If you tender your Public Warrants for exchange and change your mind, you may withdraw your tendered Public Warrants (and thereby automatically revoke the related consent to the Public Warrant Amendment) at any time prior to the Expiration Date, as described in greater detail in the section titled “The Offer and Consent Solicitation—Withdrawal Rights.” If the Offer Period is extended, you may withdraw your tendered Public Warrants (and thereby automatically revoke the related consent to the Public Warrant Amendment) at any time until the extended Expiration Date. In addition, tendered Public Warrants that are not accepted by us for exchange by September 26, 2023 may thereafter be withdrawn by you until such time as the Public Warrants are accepted by us for exchange.

Participation by Directors, Executive Officers and Affiliates	Except for affiliates of TPG, Jason Pello, our Chief Financial Officer, and Christopher Swenson, our Chief Legal Officer, none of the directors, executive officers or five percent holders of our Common Stock hold or own any Public Warrants. Our directors, executive officers and five percent holders of our Common Stock have beneficial ownership of approximately 59.8% of the outstanding shares of our Class A Common Stock and 57.2% of the outstanding shares of our Common Stock as of August 14 2023. The beneficial ownership percentages above do not include the Earnout Shares when calculating the outstanding shares of our Common Stock. For more information, see “The Offer and Consent Solicitation—Interests of Directors, Executive Officers and Others.”

Earnout transaction

Certain equity holders, including the Sponsor and certain Existing Nerdy Holders have agreed to the Earnout transaction. Holders collectively owning approximately 93% of the Earnout Shares have signed agreements with respect to the Earnout transaction whereby they have agreed to cancel sixty percent (60%) of the Earnout Shares they hold and have agreed that the remaining forty percent (40%) of the Earnout Shares will not be subject to potential forfeiture if certain market share price milestones are not achieved, subject to the closing of the Offer, as made pursuant to certain earnout transaction agreements.

In connection with the Earnout transaction, upon the closing of the Offer the Company may cancel up to 4,800,000 Earnout Shares that are currently outstanding.

Exchange and Exercise of the Private Placement Warrants	Holders of approximately 95% of the Private Placement Warrants and Private Placement Class B Warrants, taken together, have agreed to consent to the Private Placement Warrant Amendment, which would permit (i) the Company to require each Private Placement Warrant that is outstanding upon the closing of the Offer be automatically exchanged into shares of our Class A Common Stock and (ii) the Company to require the Private Placement Warrants be automatically exercised on a cashless basis into OpCo Units and shares of Class B Common Stock, each at the same exchange ratio as the Public Warrants whose holders participate in the Offer.

The Company will issue (a) 1,320,367 shares of Class A Common Stock upon the exchange of the Private Placement Warrants and (b) 512,966 OpCo Units (with an equivalent number of shares of Class B Common Stock) upon the exercise on a cashless basis of the Private Placement Class B Warrants.

Federal and State Regulatory Approvals	Other than compliance with the applicable federal and state securities laws, no federal or state regulatory requirements must be complied with and no federal or state regulatory approvals must be obtained in connection with the Offer and Consent Solicitation.

Absence of Appraisal or Dissenters’ Rights	Public Warrant Holders do not have any appraisal or dissenters’ rights under applicable law in connection with the Offer and Consent Solicitation.

U.S. Federal Income Tax Consequences of the Offer

For those Public Warrant Holders participating in the Offer and for any holders of Public Warrants subsequently exchanged for shares of Class A Common Stock pursuant to the terms of the Public Warrant Amendment, we intend to treat the exchange of your Public Warrants for shares of Class A Common Stock as a “recapitalization” within the meaning of Section 368(a)(1)(E) of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), pursuant to which (i) you should not recognize any gain or loss on the exchange of your Public Warrants for shares of Class A Common Stock (other than with respect to any cash received in lieu of a fractional share of our Common Stock), (ii) your aggregate tax basis in shares of Class A Common Stock received in the exchange should equal your aggregate tax basis in your Public Warrants surrendered in the exchange (except to the extent of any tax basis allocated to a fractional share for which a cash payment is received in connection with the exchange), and

(iii) your holding period for shares of Class A Common Stock received in the exchange should include your holding period for the surrendered Public Warrants. However, because there is a lack of direct legal authority regarding the U.S. federal income tax consequences of an exchange of your Public Warrants for shares of Class A Common Stock, there can be no assurance in this regard and alternative characterizations are possible by the IRS or a court, including ones that would require U.S. holders to recognize taxable income on the exchange of your Public Warrants for shares of Class A Common Stock. Although the issue is not free from doubt, we intend to treat all Public Warrants not exchanged for shares of Class A Common Stock in the Offer as having been exchanged for “new” warrants pursuant to the Public Warrant Amendment and to treat such deemed exchange as a “recapitalization” within the meaning of Section 368(a)(1)(E) of the Code, pursuant to which (i) you should not recognize any gain or loss on the deemed exchange of Public Warrants for “new” warrants, (ii) your aggregate tax basis in the “new” warrants deemed to be received in the exchange should equal your aggregate tax basis in your existing Public Warrants surrendered in the exchange, and (iii) your holding period for the “new” warrants deemed to be received in the exchange should include your holding period for the surrendered Public Warrants. Because there is a lack of direct legal authority regarding the U.S. federal income tax consequences of a deemed exchange of Public Warrants for “new” warrants such as that contemplated by the Public Warrant Amendment, there can be no assurance in this regard and alternative characterizations by the U.S. Internal Revenue Service (the “IRS”) or a court are possible, including ones that would require U.S. holders to recognize taxable income on the deemed exchange. See “Market Information, Dividends and Related Stockholder Matters—Material U.S. Federal Income Tax Consequences.”

No Recommendation	None of our Board, our management, the dealer manager and solicitation agent, the exchange agent, the information agent, or any other person makes any recommendation on whether you should tender or refrain from tendering all or any portion of your Public Warrants or consent to the Warrant Amendment with respect to any amendment to the terms of the Public Warrants, and no one has been authorized by any of them to make such a recommendation.

Risk Factors	For risks related to the Offer and Consent Solicitation, please read the section titled “Risk Factors” beginning on page 17 of this Prospectus/Offer to Exchange.

Exchange Agent	The depositary and exchange agent for the Offer and Consent Solicitation is:

Continental Stock Transfer & Trust Company

Dealer Manager and Solicitation Agent	The dealer manager and solicitation agent for the Offer and Consent Solicitation is:

J.P. Morgan Securities LLC

Address: 383 Madison Avenue

New York, New York 10179

We have other business relationships with the dealer manager and solicitation agent, as described in “The Offer and Consent Solicitation—Dealer Manager and Solicitation Agent.”

Additional Information	We recommend that our warrant holders review the registration statement on Form S-4, of which this Prospectus/Offer to Exchange forms a part, including the exhibits that we have filed with the SEC in connection with the Offer and Consent Solicitation and our other materials that we have filed with the SEC, before making a decision on whether to tender for exchange in the Offer and consent to the Warrant Amendment in the Consent Solicitation. All reports and other documents we have filed with the SEC can be accessed electronically on the SEC’s website at www.sec.gov.

You should direct (1) questions about the terms of the Offer and Consent Solicitation to the dealer manager and solicitation agent at its address and telephone number listed above and (2) questions about the exchange procedures and requests for additional copies of this Prospectus/Offer to Exchange, the Letter of Transmittal and Consent or Notice of Guaranteed Delivery to the information agent at the below address and phone number:

Innisfree M&A Incorporated

501 Madison Avenue, 20th Floor

New York, New York 10022

Shareholders may call toll free: (877) 750-8240

Banks and Brokers may call collect: (212) 750-5833

Corporate Information

Our principal executive office is located at 101 S. Hanley Rd., Suite 300, St. Louis, MO 63105. Our telephone number is (314) 412-1227. Our website address is www.nerdy.com. Information contained on our website is not a part of this Prospectus/Offer to Exchange, and the inclusion of our website address in this Prospectus/Offer to Exchange is an inactive textual reference only.

Emerging Growth Company

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, Nerdy as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of our financial statements with certain other public companies difficult or impossible because of the potential differences in accounting standards used.

We expect to remain an emerging growth company until the earlier of: (i) the last day of the fiscal year (a) following the fifth anniversary of the closing of the TPG Pace IPO, (b) when we have total annual gross revenue of at least $1.235 billion, or (c) when we are deemed to be a large accelerated filer, which means the market value of our Class A Common Stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter; or (ii) the date on which we have issued more than $1.00 billion in non-convertible debt securities during the prior three-year period. References herein to “emerging growth company” have the meaning associated with it in the JOBS Act.

Smaller Reporting Company

Additionally, we are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of the fiscal year in which (i) the market value of our Common Stock held by non-affiliates exceeds $700 million as of the prior June 30, or (ii) our annual revenues exceeded $100 million during such completed fiscal year and the market value of our Common Stock held by non-affiliates exceeds $250 million as of the prior June 30.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should carefully consider the specific risks set forth herein and in our Form 10-K for the year ended December 31, 2022, as well as any subsequently filed Quarterly Reports on Form 10-Q and Current Reports on Form 8-K (other than, in each case, information furnished rather than filed), which are incorporated by reference herein, in addition to the risks and uncertainties discussed above under “Cautionary Note Regarding Forward- Looking Statements,” together with all of the other information included in this Prospectus/Offer to Exchange or any accompanying supplement thereto, before making an investment decision. The occurrence of one or more of the events or circumstances described in these risk factors, alone or in combination with other events or circumstances may have an adverse effect on our business, results of operations and financial condition. You should also carefully consider the following risk factors in addition to the other information contained in or incorporated by reference in this Prospectus/Offer to Exchange Additional risks and uncertainties not currently known to us or those we currently view to be immaterial may also materially and adversely affect our business, results of operations or financial condition. In such a case, the trading price of our securities could decline and you may lose all or part of your investment.

Risks Related to Our Warrants and the Offer to Exchange and Consent Solicitation

The Public Warrant Amendment will allow us to require that the Public Warrants be exchanged for shares of Class A Common Stock at a ratio 10% lower than the exchange ratio applicable to the Offer.

If we complete the Offer and Consent Solicitation, we will require holders of all Public Warrants that remain outstanding upon the closing of the Offer to exchange each of their Public Warrants for 0.225 shares of Class A Common Stock. This represents an exchange ratio of shares of Class A Common Stock per warrant that is 10% less than the exchange ratio applicable to the Offer.

Pursuant to the terms of the Warrant Agreement, the consent of holders of at least 50% of the outstanding Public Warrants is required to approve the Public Warrant Amendment. Parties representing approximately 58% of the Public Warrants have already agreed to tender their Warrants in the Offer and to consent to the Public Warrant Amendment in the Consent Solicitation pursuant to Tender and Support Agreements. Accordingly, if the other conditions described herein are satisfied or waived, then the Warrant Amendment will be adopted.

The contemplated transactions may increase the number of shares eligible for future resale.

As of August 14, 2023, there were 100,748,016 shares of our Class A Common Stock and 68,695,610 shares of our Class B Common Stock outstanding. Assuming (i) holders of all of our Public Warrants tender their Public Warrants in the Offer and we issue 3,000,000 shares of our Class A Common Stock, (ii) the Company issues (a) 1,320,367 shares of Class A Common Stock upon the exchange of the Private Placement Warrants and (b) 512,966 OpCo Units (with an equivalent number of shares of Class B Common Stock) upon the exercise on a cashless basis of the Private Placement Class B Warrants, and (iii) the cancellation of 2,785,253 shares of Class A Common Stock and 2,014,747 OpCo Units (with an equivalent number of shares of Class B Common Stock) to pursuant to the Earnout transaction, there would be 102,283,130 shares of our Class A Common Stock and 67,193,829 shares of our Class B Common Stock outstanding after the Offer.

As additional unrestricted securities will be issued pursuant to the foregoing transactions, this could result in dilution to our stockholders and increase the number of shares eligible for resale in the public market.

Our Warrants are accounted for as derivative liabilities and the changes in the value of our Warrants have had and may continue to have a material effect on our financial results.

Our Warrants are included on our balance sheet as derivative liabilities. ASC 815 provides for the remeasurement of the fair value of such derivatives at each balance sheet date, with a resulting non-cash gain or loss related to the change in the fair value being recognized in earnings in the statement of operations. As a result of the recurring fair value measurement, our financial statements and results of operations have fluctuated and may continue to fluctuate quarterly, based on factors which are outside of our control. Due to the recurring fair value measurement, we expect that we will recognize non-cash gains or losses on our Warrants each reporting period and that the amount of such gains or losses could be material, until such time as they are extinguished.

Our Warrants may never be in the money, and they may expire worthless and the terms of the Warrants may be amended in a manner adverse to a holder if holders of at least 50% of the then outstanding Public Warrants and 50% of the then outstanding Private Placement Warrants and Private Placement Class B Warrants, collectively, approve of such amendment.

The exercise price for our Warrants is $11.50 per share of Class A Common Stock, which is substantially above the current trading price of our Class A Common Stock. The closing price of our Class A Common Stock on August 14, 2023 was $4.67. Accordingly, the Warrants are currently out-of-the-money. However, we cannot predict whether such trading price will increase or decrease in the future and such trading price may be substantially above or below the exercise price. There is no guarantee that the Warrants will be in the money at any given time prior to their expiration on September 20, 2026 and the Warrants may expire worthless.

In addition, the Warrants were issued in registered form under the Warrant Agreement, which provides that the terms of the Warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of at least 50% of the then outstanding Public Warrants and 50% of the then outstanding Private Placement Warrants and Private Placement Class B Warrants, collectively, to make any change that adversely affects the interest of the registered holders of the Public Warrants and Private Placement Warrants along with the Private Placement Class B Warrants, respectively. Accordingly, we may amend the terms of the Warrants in a manner adverse to a Warrant Holder if holders of at least 50% of the then outstanding Public Warrants and 50% of the then outstanding Private Placement Warrants and Private Placement Class B Warrants, collectively, approve of such amendment. Although our ability to amend the terms of the Warrants with the consent of at least 50% of the then outstanding Public Warrants and 50% of the then outstanding Private Placement Warrants and Private Placement Class B Warrants, collectively, is unlimited, examples of such amendments could be amendments to, among other things, increase the exercise price of the Warrants, exchange the Warrants for cash or Class A Common Stock, shorten the exercise period, or decrease the number of shares of Class A Common Stock purchasable upon exercise of a warrant.

We may redeem your unexpired Warrants prior to their exercise at a time that is disadvantageous to you, thereby making your Warrants worthless.

We have the ability to redeem outstanding Warrants at any time after they become exercisable and prior to their expiration, at a price of $0.01 per warrant, provided that the last reported sales price of our shares of Class A Common Stock equals or exceeds $18.00 per share (as adjusted for share sub-divisions, share dividends, rights issuances, subdivisions, reorganizations, recapitalizations, and the like) for any 20 trading days within a 30 trading day period ending on the third trading day prior to the date we send the notice of such redemption to the Warrant Holders. If and when the Warrants become redeemable by us, we may not exercise our redemption right if the issuance of the Class A Common Stock upon exercise of the Warrants is not exempt from registration or qualification under applicable state blue sky laws, or we are unable to effect such registration or qualification. We will use our commercially reasonable efforts to register or qualify such shares of Class A Common Stock under the blue sky laws of the state of such residence in those states in which the Warrants were offered by us. Redemption of the outstanding Warrants could force you (i) to exercise your Warrants and pay the exercise price therefor at a time when it may be disadvantageous for you to do so, (ii) to sell your Warrants at the then-current market price when you might otherwise wish to hold your Warrants, or (iii) to accept the nominal redemption price that, at the time the outstanding Warrants are called for redemption, is likely to be substantially less than the market value of your Warrants.

Additionally, we have the ability to redeem the outstanding Warrants at any time after they become exercisable and prior to their expiration, at a price of $0.10 per warrant if, among other things, the last reported sale price of our shares Class A Common Stock equals or exceeds $10.00 per share (as adjusted for share sub-divisions, share dividends, rights issuances, subdivisions, reorganizations, recapitalizations and the like) on the trading day prior to the date on which we send the notice of redemption to the Warrant Holders. In such a case, the holders will be able to exercise their Warrants prior to redemption for a number of shares of Class A Common Stock determined based on the redemption date and the fair market value of our shares of Class A Common Stock. The value received upon exercise of the Warrants (1) may be less than the value the holders would have received if they had exercised their Warrants at a later time where the underlying share price is higher and (2) may not compensate the holders for the value of the Warrants, including because the number of shares received is capped at 0.3611 shares of Class A Common Stock per whole warrant (subject to adjustment) irrespective of the remaining life of the Warrants. None of the Private Placement Warrants or Forward Purchase Warrants will be redeemable by us, subject to certain circumstances, so long as they are held by their initial purchasers or their permitted transferees.

Redemption of the outstanding Warrants could force you to: (1) exercise your Warrants and pay the exercise price therefor at a time when it may be disadvantageous for you to do so; (2) sell your Warrants at the then current market price when you might otherwise wish to hold your Warrants; or (3) accept the nominal redemption price which, at the time the outstanding Warrants are called for redemption, is likely to be substantially less than the market value of your Warrants.

We have not obtained a third-party determination that the Offer or the Consent Solicitation is fair to Public Warrant Holders.

None of our board of directors, our management or affiliates, the dealer manager and solicitation agent, the exchange agent or the information agent makes any recommendation as to whether you should exchange some or all of your Public Warrants or consent to the Warrant Amendment in the Consent Solicitation. We have not retained, and do not intend to retain, any unaffiliated representative to act on behalf of the Public Warrant Holders for purposes of negotiating the Offer or Consent Solicitation or preparing a report concerning the fairness of the Offer or the Consent Solicitation. You must make your own independent decision regarding your participation in the Offer and the Consent Solicitation.

There is no guarantee that tendering your Public Warrants in the Offer will put you in a better future economic position.

We can give no assurance as to the market price of our shares of Class A Common Stock in the future. If you choose to tender some or all of your Public Warrants in the Offer, future events may cause an increase in the market price of our shares of Class A Common Stock and Public Warrants, which may result in a lower value realized by participating in the Offer than you might have realized if you did not exchange your Public Warrants. Similarly, if you do not tender your Public Warrants in the Offer, there can be no assurance that you can sell your Public Warrants (or exercise them for shares of Class A Common Stock) in the future at a higher value than would have been obtained by participating in the Offer. In addition, if we complete the Offer and Consent Solicitation and the Warrant Amendment is adopted, you may receive fewer shares than if you had tendered your Public Warrants in the Offer. You should consult your own individual financial advisor for assistance on how this may affect your individual situation.

The number of shares of Class A Common Stock offered in the Offer is fixed and will not be adjusted (subject to any amendment by us of the Offer and Consent Solicitation). The market price of our shares of Class A Common Stock may fluctuate, and the market price of our shares of Class A Common Stock when we deliver our shares of Class A Common Stock in exchange for your Public Warrants could be less than the market price at the time you tender your Public Warrants.

The number of shares of Class A Common Stock for each Public Warrant accepted for exchange is fixed at the number of shares specified on the cover of this Prospectus/Offer to Exchange (subject to any amendment by us of the Offer and Consent Solicitation) and will fluctuate in value if there is any increase or decrease in the market price of our shares of Class A Common Stock or the Public Warrants after the date of this Prospectus/Offer to Exchange. Therefore, the market price of our Class A Common Stock that we deliver in exchange for your Public Warrants could be less than the market price of the Public Warrants at the time you tender your Public Warrants. The market price of our Class A Common Stock could continue to fluctuate and be subject to volatility during the period of time between when we accept Public Warrants for exchange in the Offer and when we deliver shares of Class A Common Stock in exchange for such Warrants, or during any extension of the Offer Period.

THE OFFER AND CONSENT SOLICITATION

Participation in the Offer and Consent Solicitation involves a number of risks, including, but not limited to, the risks identified in the section titled “Risk Factors.” Public Warrant Holders should carefully consider these risks and are urged to speak with their personal legal, financial, investment and/or tax advisor as necessary before deciding whether or not to participate in the Offer and Consent Solicitation. In addition, we strongly encourage you to read this Prospectus/Offer to Exchange in its entirety, and the information and documents that have been included herein, before making a decision regarding the Offer and Consent Solicitation.

General Terms

Until the Expiration Date, we are offering to Public Warrant Holders the opportunity to receive 0.250 shares of Class A Common Stock in exchange for each Public Warrant they hold. Holders of the Public Warrants tendered for exchange will not have to pay any of the exercise price for the tendered Public Warrants in order to receive shares of Class A Common Stock pursuant to the Offer. Our obligation to complete the Offer is not conditioned on the receipt of a minimum number of tendered Public Warrants.

No fractional shares of Class A Common Stock will be issued pursuant to the Offer. In lieu of issuing fractional shares, any Public Warrant Holders who would otherwise have been entitled to receive fractional shares pursuant to the Offer will, after aggregating all such fractional shares of such holder, be paid cash (without interest) in an amount equal to such fractional part of a share multiplied by the last sale price of our Class A Common Stock on NYSE on the last trading day of the Offer Period, less any applicable withholding taxes.

As part of the Offer, we are also soliciting from the holders of the Public Warrants their consent to the Public Warrant Amendment, which will require that all Public Warrants outstanding upon completion of the Offer be mandatorily exchanged for shares of Class A Common Stock at a ratio of 0.225 shares of Class A Common Stock per warrant, which is a ratio 10% less than the exchange ratio applicable to the Offer; in the event that the Company elects to exchange all of the outstanding Public Warrants, the Exercise Period would expire after the Adjusted Expiration Date, which is the last day of the Exercise Period of the Public Warrants, as adjusted, as a result of such mandatory exchange, during which such Warrants held by the registered holder are exercisable for Class A Common Stock. A copy of the Warrant Amendment is attached hereto as Annex A. We urge that you carefully read the Warrant Amendment in its entirety. Pursuant to the Warrant Agreement, amendments made to the terms of the IPO Public Warrants and the Forward Purchase Warrants, including the proposed Public Warrant Amendment, require the vote or written consent of holders of at least 50% of the number of the then outstanding IPO Public Warrants and Forward Purchase Warrants (collectively, “Public Warrants”), voting together as a single class, and solely with respect to any amendment to the terms of the Private Placement Warrants, including the proposed Private Placement Warrant Amendment, the vote or written consent of at least 50% of the number of the then outstanding Private Placement Warrants and Private Placement Class B Warrants, collectively. Parties representing approximately 58% of the Public Warrants have agreed to tender their Warrants in the Offer and to consent to the Public Warrant Amendment in the Consent Solicitation pursuant to the Tender and Support Agreements and approximately 95% of the Private Placement Warrants and Private Placement Class B Warrants have agreed to consent to the Private Placement Warrant Amendment, which would permit the Company to require each Private Placement Warrant and Private Placement Class B Warrant that is outstanding upon the closing of the Offer be automatically exchanged or automatically exercised on a cashless basis into shares of our Class A Common Stock or OpCo Units and shares of Class B Common Stock, respectively, at the same exchange ratio as the Public Warrants in the Offer. Accordingly, if the other conditions described herein are satisfied or waived, then the Warrant Amendment will be adopted.

Public Warrant Holders who tender Public Warrants for exchange in the Offer will automatically be deemed, without any further action, to have given their consent to approval of the Public Warrant Amendment (effective upon our acceptance of the tendered Public Warrants). The consent of Public Warrant Holders to the Warrant Amendment in the Consent Solicitation is a part of the Letter of Transmittal and Consent relating to the Public Warrants.

You cannot tender any Public Warrants for exchange in the Offer without giving your consent to the Warrant Amendment in the Consent Solicitation.

The Offer and Consent Solicitation is subject to the terms and conditions contained in this Prospectus/Offer to Exchange and the Letter of Transmittal and Consent.

You may tender some or all of your Public Warrants into the Offer.

If you elect to tender Public Warrants in the Offer and Consent Solicitation, please follow the instructions in this Prospectus/Offer to Exchange and the related documents, including the Letter of Transmittal and Consent.

If you tender Public Warrants, you may withdraw your tendered Public Warrants at any time before the Expiration Date and retain them on their current terms or amended terms if the Warrant Amendment is approved, by following the instructions herein.

Warrants Subject to the Offer

The Public Warrants, including the IPO Public Warrants and the Forward Purchase Warrants, were issued in connection with the TPG Pace IPO and the Business Combination. Each Public Warrant entitles the holder to purchase one share of our Class A Common Stock at a price of $11.50 per share, subject to adjustment. The exercise price of $11.50 for the Public Warrants is substantially above the current trading price of the Class A Common Stock. The closing price of our Class A Common Stock on August 14, 2023 was $4.67. Accordingly, the Public Warrants are currently out-of-the-money. However, we cannot predict whether such trading price will increase or decrease in the future and such trading price may be substantially above or below the exercise price.

The IPO Public Warrants are listed on NYSE under the symbol “NRDY-WT.” As of August 14, 2023, an aggregate of 12,000,000 Public Warrants consisting of 9,000,000 IPO Warrants and 3,000,000 Forward Purchase Warrants were outstanding. Pursuant to the Offer, we are offering up to an aggregate of 3,000,000 shares of our Class A Common Stock in exchange for the Public Warrants.

Offer Period

The Offer and Consent Solicitation will expire on the Expiration Date, which is one minute after 11:59 p.m., Eastern Time, on September 25, 2023, or such later time and date to which we may extend. We expressly reserve the right, in our sole discretion, at any time or from time to time, to extend the period of time during which the Offer and Consent Solicitation is open. There can be no assurance that we will exercise our right to extend the Offer Period. During any extension, all Public Warrant Holders who previously tendered Public Warrants will have a right to withdraw such previously tendered Public Warrants until the Expiration Date, as extended. If we extend the Offer Period, we will make a public announcement of such extension by no later than 9:00 a.m., Eastern Time, on the next business day following the Expiration Date as in effect immediately prior to such extension.

We may withdraw the Offer and Consent Solicitation only if the conditions to the Offer and Consent Solicitation are not satisfied or waived prior to the Expiration Date. Upon any such withdrawal, we will promptly return any tendered Public Warrants. We will announce our decision to withdraw the Offer and Consent Solicitation by disseminating notice by public announcement or otherwise as permitted by applicable law.

Amendments to the Offer and Consent Solicitation

We reserve the right at any time or from time to time, to amend the Offer and Consent Solicitation, including by increasing or (if the conditions to the Offer are not satisfied) decreasing the exchange ratio of shares of Class A Common Stock issued for every Public Warrant exchanged or by changing the terms of the Warrant Amendment.

If we make a material change in the terms of the Offer and Consent Solicitation or the information concerning the Offer and Consent Solicitation, or if we waive a material condition of the Offer and Consent Solicitation, we will extend the Offer and Consent Solicitation to the extent required by Rules 13e-4(d)(2) and 13(c)(e)(3) under the Exchange Act. These rules require that the minimum period during which an offer must remain open after material changes in the terms of the offer or information concerning the offer, other than a change in price or a change in percentage of securities sought, will depend upon the facts and circumstances, including the relative materiality of the changed terms or information.

If we increase or decrease the exchange ratio of our Class A Common Stock issuable in exchange for any Public Warrant, the amount of Public Warrants sought for tender or the dealer manager and solicitation agent’s soliciting fee, and the Offer and Consent Solicitation is scheduled to expire at any time earlier than the end of the tenth business day from the date that we first publish, send or give notice of such an increase or decrease, then we will extend the Offer and Consent Solicitation until the expiration of that ten business day period.

Other material amendments to the Offer and Consent Solicitation may require us to extend the Offer for a minimum of five business days, and we will need to amend the registration statement on Form S-4 of which this Prospectus/Offer to Exchange forms a part for any material changes in the facts set forth in such registration statement on Form S-4.

Partial Exchange Permitted

Our obligation to complete the Offer is not conditioned on the receipt of a minimum number of tendered Public Warrants. If you choose to participate in the Offer, you may tender less than such Public Warrants you hold pursuant to the terms of the Offer. No fractional shares will be issued pursuant to the Offer. In lieu of issuing fractional shares, any holder of such Warrants who would otherwise have been entitled to receive fractional shares pursuant to the Offer will, after aggregating all such fractional shares of such holder, be paid cash (without interest) in an amount equal to such fractional part of a share multiplied by the last sale price of our Class A Common Stock on NYSE on the last trading day of the Offer Period, less any applicable withholding taxes.

Conditions to the Offer and Consent Solicitation

The Offer and Consent Solicitation are conditioned upon the following:

•

the registration statement on Form S-4, of which this Prospectus/Offer to Exchange forms a part, shall have become effective under the Securities Act, and shall not be the subject of any stop order or proceeding seeking a stop order;

•

no action or proceeding by any government or governmental, regulatory or administrative agency, authority or tribunal or any other person, domestic or foreign, shall have been threatened in writing, instituted or pending before any court, authority, agency or tribunal that directly or indirectly challenges the making of the Offer, the tender of some or all of the Public Warrants pursuant to the Offer or otherwise relates in any manner to the Offer;

•

there shall not have been any action threatened in writing, instituted, pending or taken, or approval withheld, or any statute, rule, regulation, judgment, order or injunction threatened in writing, proposed, sought, promulgated, enacted, entered, amended, enforced or deemed to be applicable to the Offer or Consent Solicitation or us, by any court or any authority, agency or tribunal that, in our reasonable judgment, would be reasonably likely to directly or indirectly, (i) make the acceptance for exchange of, or exchange for, some or all of the Public Warrants illegal or otherwise restrict or prohibit completion of the Offer or Consent Solicitation, or (ii) materially delay or restrict our ability, or render us unable, to accept for exchange or exchange some or all of the Public Warrants; and

•	there shall not have occurred (i) any general suspension of trading in securities on any national securities exchange or in the over-the-counter market in the U.S.; (ii) a declaration of a banking moratorium or any suspension of payments in respect to banks in the U.S.; (iii) any limitation (whether or not mandatory) by any government or governmental, regulatory or administrative authority, agency or instrumentality, domestic or foreign, or other event that, in our reasonable judgment, is reasonably likely to affect the extension of credit by banks or other lending institutions; or (iv) a natural disaster, the commencement or escalation of any war, armed hostilities or other national or international calamity, which in our reasonable judgment is or may be materially adverse to us or otherwise makes it inadvisable for us to proceed with the Offer and Consent Solicitation.

The Consent Solicitation is conditioned on our receiving the consent of holders of at least 50% of the then outstanding Public Warrants to approve the Public Warrant Amendment (which is the minimum threshold required to amend the Warrant Agreement with respect to any amendment to the terms of the Public Warrants), which consent has already been obtained.

We will not complete the Offer and Consent Solicitation unless and until the registration statement described above is effective. If the registration statement is not effective at the Expiration Date, we may, in our discretion, extend, suspend or cancel the Offer and Consent Solicitation, and will inform Public Warrant Holders of such event. If we extend the Offer Period, we will make a public announcement of such extension and the new Expiration Date by no later than 9:00 a.m., Eastern Time, on the next business day following the Expiration Date as in effect immediately prior to such extension.

In addition, as to any Public Warrant Holder, the Offer and Consent Solicitation is conditioned upon such Public Warrant Holder desiring to tender Public Warrants in the Offer delivering to the exchange agent in a timely manner the holder’s Public Warrants to be tendered and any other required paperwork, all in accordance with the applicable procedures described in this Prospectus/Offer to Exchange and set forth in the Letter of Transmittal and Consent.

The foregoing conditions are solely for our benefit and may be asserted by us in our reasonable discretion, regardless of the circumstances (other than action or inaction by us) giving rise to any such conditions, and may be waived by us, in whole or in part, at any time and from time to time, in our reasonable discretion on or prior to the Expiration Date. In the event that one or more of the events described above occurs, we will promptly notify Public Warrant Holders of our determination as to whether to (i) waive or modify the applicable condition(s) and continue the Offer and Consent Solicitation or (ii) terminate the Offer and Consent Solicitation. In addition, depending upon the materiality of any waived condition(s) and the number of days remaining prior to the then scheduled expiration date of the Offer and Consent Solicitation, we may be required to promptly disseminate disclosure regarding such waiver to Public Warrant Holders and extend the Offer and Consent Solicitation. The determination by us as to whether any condition has been satisfied shall be conclusive and binding on all parties, subject to each Public Warrant Holder’s right to challenge any determination by us in a court of competent jurisdiction.

We may withdraw the Offer and Consent Solicitation only if the conditions of the Offer and Consent Solicitation are not satisfied or waived prior to the Expiration Date. Promptly upon any such withdrawal, we will return any tendered Public Warrants (and the related consent to the Public Warrant Amendment). We will announce our decision to withdraw the Offer and Consent Solicitation by disseminating notice by public announcement or otherwise as permitted by applicable law.

No Recommendation; Public Warrant Holder’s Own Decision

None of our affiliates, directors, officers or employees, or the information agent, the exchange agent or the dealer manager and solicitation agent for the Offer and Consent Solicitation, is making any recommendations to any Public Warrant Holder as to whether to exchange their Public Warrants and deliver their consent to the Public Warrant Amendment. Each Public Warrant Holder must make its own decision as to whether to tender Public Warrants for exchange pursuant to the Offer and consent to the amendment of the Warrant Agreement with respect to any amendment to the terms of the Public Warrants pursuant to the Consent Solicitation.

Procedure for Tendering Public Warrants for Exchange and Consenting to the Warrant Amendment in the Consent Solicitation

Issuance of shares of Class A Common Stock upon exchange of Public Warrants pursuant to the Offer and acceptance by us of such Warrants for exchange pursuant to the Offer and providing your consent to the Warrant Amendment in the Consent Solicitation will be made only if the Public Warrants are properly tendered pursuant to the procedures described below and set forth in the Letter of Transmittal and Consent. A tender of Public Warrants pursuant to such procedures, if and when accepted by us, will constitute a binding agreement between the tendering holder of Public Warrants and us upon the terms and subject to the conditions of the Offer and Consent Solicitation. The proper tender of your Public Warrants will constitute a consent to the Warrant Amendment in the Consent Solicitation in connection with such warrants tendered.

A tender of Public Warrants made pursuant to any method of delivery set forth herein will also constitute an agreement and acknowledgement by the tendering Public Warrant Holder that, among other things: (i) the Public Warrant Holder agrees to exchange the tendered Public Warrants on the terms and conditions set forth in this Prospectus/Offer to Exchange and Letter of Transmittal and Consent, in each case as may be amended or supplemented prior to the Expiration Date; (ii) the Public Warrant Holder consents to the Warrant Amendment in the Consent Solicitation; (iii) the Offer is discretionary and may be extended, modified, suspended or terminated by us as provided herein; (iv) such Public Warrant Holder is voluntarily participating in the Offer; (v) the future value of our Class A Common Stock and our Public Warrants is unknown and cannot be predicted with certainty; (vi) such Public Warrant Holder has read this Prospectus/Offer to Exchange, Letter of Transmittal and Consent and Warrant Amendment; and (vii) regardless of any action that the Company takes with respect to any or all income/capital gains tax, social security or insurance, transfer tax, or other tax related items (“Tax Items”) related to the Offer and the disposition of Public Warrants, the ultimate liability for all Tax Items is and remains the responsibility solely of the holder, and in that regard, such holder will authorize the Company to withhold all applicable Tax Items legally payable by such holder.

Registered Holders of Public Warrants; Beneficial Owners of Public Warrants

For purposes of the tender procedures set forth below, the term “registered holder” means any person in whose name Public Warrants are registered on our books or who is listed as a participant in a clearing agency’s security position listing with respect to the Public Warrants.

Persons whose Public Warrants are held through a direct or indirect participant of The Depository Trust Company (“DTC”), such as a broker, dealer, commercial bank, trust company or other financial intermediary, are not considered registered holders of those Public Warrants but are “beneficial owners.” Beneficial owners cannot directly tender Public Warrants for exchange pursuant to the Offer. Instead, a beneficial owner must instruct its broker, dealer, commercial bank, trust company or other financial intermediary to tender Public Warrants for exchange on behalf of the beneficial owner. See “ —Required Communications by Beneficial Owners.”

Tendering Forward Purchase Warrants Using Letter of Transmittal and Consent

A registered holder of Forward Purchase Warrants may tender its Forward Purchase Warrants for exchange using a Letter of Transmittal and Consent in the form provided by us with this Prospectus/Offer to Exchange. A Letter of Transmittal is to be used only if delivery of Forward Purchase Warrants is to be made by book-entry transfer to the exchange agent’s account at DTC pursuant to the procedures set forth in “ —Tendering Warrants Using Book-Entry Transfer”; provided, however, that it is not necessary to execute and deliver a Letter of Transmittal and Consent if instructions with respect to the tender of such warrants are transmitted through DTC’s Automated Tender Offer Program (“ATOP”). If you are a registered holder of Forward Purchase Warrants, unless you intend to tender those Warrants through ATOP, you should complete, execute and deliver a Letter of Transmittal and Consent to indicate the action you desire to take with respect to the Offer and Consent Solicitation.

In order for the Forward Purchase Warrants to be properly tendered for exchange pursuant to the Offer using a Letter of Transmittal and Consent, the registered holder of the Forward Purchase Warrants being tendered must ensure that the exchange agent receives the following: (i) a properly completed and duly executed Letter of Transmittal and Consent, in accordance with the instructions of the Letter of Transmittal and Consent (including any required signature guarantees); (ii) delivery of the tendered Forward Purchase Warrants by book-entry transfer to the exchange agent’s account at DTC; and (iii) any other documents required by the Letter of Transmittal and Consent.

In the Letter of Transmittal and Consent, the tendering registered Warrant Holder must set forth: (i) its name and address; (ii) the number of Forward Purchase Warrants being tendered by the holder for exchange; and (iii) certain other information specified in the form of Letter of Transmittal and Consent.

In certain cases, all signatures on the Letter of Transmittal and Consent must be guaranteed by an “Eligible Institution” (as defined below). See “—Signature Guarantees.”

If the Letter of Transmittal and Consent is signed by someone other than the registered holder of the tendered Forward Purchase Warrants (for example, if the registered holder has assigned the Forward Purchase Warrants to a third-party), or if our shares of Class A Common Stock to be issued upon exchange of the tendered Forward Purchase Warrants are to be issued in a name other than that of the registered holder of the tendered Forward Purchase Warrants, the tendered Forward Purchase Warrants must be properly accompanied by appropriate assignment documents, in either case signed exactly as the name(s) of the registered holder(s) appear on the Forward Purchase Warrants, with the signature(s) on the Forward Purchase Warrants or assignment documents guaranteed by an Eligible Institution.

Any Forward Purchase Warrants duly tendered and delivered as described above shall be automatically cancelled upon the issuance of shares of Class A Common Stock in exchange for such Warrants as part of the completion of the Offer.

Signature Guarantees

In certain cases, all signatures on the Letter of Transmittal and Consent must be guaranteed by an “Eligible Institution.” An “Eligible Institution” is a bank, broker dealer, credit union, savings association or other entity that is a member in good standing of the Securities Transfer Agents Medallion Program or a bank, broker, dealer, credit union, savings association or other entity which is an “eligible guarantor institution,” as that term is defined in Rule 17Ad-15 promulgated under the Exchange Act.

Signatures on the Letter of Transmittal and Consent need not be guaranteed by an Eligible Institution if (i) the Letter of Transmittal and Consent is signed by the registered holder of the warrants tendered therewith exactly as the name of the registered holder appears on such warrants and such holder has not completed the box entitled “Special Issuance Instructions” or the box entitled “Special Delivery Instructions” in the Letter of Transmittal and Consent; or (ii) such warrants are tendered for the account of an Eligible Institution. In all other cases, an Eligible Institution must guarantee all signatures on the Letter of Transmittal and Consent by completing and signing the table in the Letter of Transmittal and Consent entitled “Guarantee of Signature(s).”

Required Communications by Beneficial Owners

Persons whose Public Warrants are held through a direct or indirect DTC participant, such as a broker, dealer, commercial bank, trust company or other financial intermediary, are not considered registered holders of those Public Warrants, but are “beneficial owners,” and must instruct the broker, dealer, commercial bank, trust company or other financial intermediary to tender Public Warrants on their behalf. Your broker, dealer, commercial bank, trust company or other financial intermediary should have provided you with an “Instructions Form” with this Prospectus/Offer to Exchange. The Instructions Form is also filed as an exhibit to the registration statement on Form S-4 of which this Prospectus/Offer to Exchange forms a part. The Instructions Form may be used by you to instruct your broker or other custodian to tender and deliver Public Warrants on your behalf.

Tendering Public Warrants Using Book-Entry Transfer

To participate in the Offer and Consent Solicitation, holders of Public Warrants must comply with DTC’s ATOP procedures described below.

In addition, either:

•	the exchange agent must receive, prior to the Expiration Date a properly transmitted Agent’s Message (as defined herein); or

•

the exchange agent must receive, prior to the Expiration Date, as applicable, a timely confirmation of book-entry transfer of such Public Warrants into the exchange agent’s account at DTC according to the procedure for book-entry transfer described below.

Tenders of Public Warrants pursuant to the procedures described above, and acceptance therefore by us, will constitute a binding agreement between the tendering holder and us upon the terms and subject to the conditions of the Offer and Consent Solicitation, which agreement will be governed by the laws of the State of New York.

No documents should be sent to us, the dealer manager and solicitation agent or the information agent. Delivery of an Agent’s Message through ATOP is at the election and risk of the person delivering or transmitting, and delivery will be deemed made only when actually received by the exchange agent.

By tendering Public Warrants pursuant to the Offer, you will be deemed to have agreed that the delivery and surrender of the Public Warrants is not effective, and the risk of loss of the Public Warrants does not pass to the exchange agent, until receipt by the exchange agent of the items listed above together with all accompanying evidences of authority and any other required documents in form satisfactory to us. In all cases, you should allow sufficient time to assure delivery to the exchange agent at or prior to the Expiration Date.

By tendering Public Warrants pursuant to the Offer, you will be deemed to have made the representations and warranties set forth herein, including that you have full power and authority to tender, sell, exchange, assign and transfer the Public Warrants tendered hereby, and that when such warrants are accepted for exchange by us, we will acquire good title thereto, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim or right. You will also be deemed to have agreed to, upon request, execute and deliver any additional documents deemed by the exchange agent or by us to be necessary or desirable to complete the sale, assignment and transfer of the Public Warrants tendered hereby.

The exchange agent has established an account for the Public Warrants at DTC for purposes of the Offer and Consent Solicitation. Any financial institution that is a participant in DTC’s system may make book-entry delivery of Public Warrants by causing DTC to transfer such warrants into the exchange agent’s account in accordance with ATOP. However, even though delivery of Public Warrants may be effected through book-entry transfer into the exchange agent’s account at DTC, a properly completed and duly executed Letter of Transmittal and Consent (with any required signature guarantees), or an “Agent’s Message” as described in the next paragraph, and any other required documentation, must in any case also be transmitted to and received by the exchange agent at its address set forth in this Prospectus/Offer to Exchange prior to the Expiration Date, or the guaranteed delivery procedures described under “—Guaranteed Delivery Procedures” must be followed.

DTC participants desiring to tender Public Warrants for exchange pursuant to the Offer may do so through ATOP, and in that case the participant need not complete, execute and deliver a Letter of Transmittal and Consent, and holders of Public Warrants desiring to tender their Public Warrants for exchange pursuant to the Offer must do so through ATOP. DTC will verify the acceptance and execute a book-entry delivery of the tendered Public Warrants to the exchange agent’s account at DTC. DTC will then send an “Agent’s Message” to the exchange agent for acceptance. Delivery of the Agent’s Message by DTC will satisfy the terms of the Offer and Consent Solicitation as set forth in this document, and that we may enforce such agreement against such participant. The term “Agent’s Message” means a message, transmitted by DTC to, and received by, the exchange agent and forming a part of a Book-Entry Confirmation, which states that DTC has received an express acknowledgment from the participant in DTC tendering the Public Warrants for exchange that such participant has received and agrees to be bound by the terms of the Offer and Consent Solicitation as set forth in this Prospectus/Offer to Exchange, and that we may enforce such agreement against the participant.

Any Public Warrants duly tendered and delivered as described above shall be automatically cancelled upon the issuance of shares of Class A Common Stock in exchange for such Warrants as part of the completion of the Offer.

Delivery of a Letter of Transmittal and Consent or any other required documentation to DTC does not constitute delivery to the exchange agent. See “ —Timing and Manner of Deliveries.”

Guaranteed Delivery Procedures

If a registered holder of Public Warrants desires to tender its Public Warrants for exchange pursuant to the Offer, but (i) the procedure for book-entry transfer cannot be completed on a timely basis, or (ii) time will not permit all required documents to reach the exchange agent prior to the Expiration Date, the holder can still tender its Public Warrants if all the following conditions are met:

•	the tender is made by or through an Eligible Institution;

•

the exchange agent receives by hand, mail, overnight courier, facsimile or electronic mail transmission, prior to the Expiration Date, a properly completed and duly executed Notice of Guaranteed Delivery in the form we have provided with this Prospectus/Offer to Exchange, with signatures guaranteed by an Eligible Institution; and

•

a confirmation of a book-entry transfer into the exchange agent’s account at DTC of all Public Warrants delivered electronically, together with a properly completed and duly executed Letter of Transmittal and Consent with any required signature guarantees (or, in the case of a book-entry transfer, an Agent’s Message in accordance with ATOP), and any other documents required by the Letter of Transmittal and Consent, must be received by the exchange agent within two days that NYSE is open for trading after the date the exchange agent receives such Notice of Guaranteed Delivery.

In any case where the guaranteed delivery procedure is utilized for the tender of Public Warrants pursuant to the Offer, the issuance of Class A Common Stock for those Public Warrants tendered for exchange pursuant to the Offer and accepted pursuant to the Offer will be made only if the exchange agent has timely received the applicable foregoing items.

Timing and Manner of Deliveries

UNLESS THE GUARANTEED DELIVERY PROCEDURES DESCRIBED ABOVE ARE FOLLOWED, PUBLIC WARRANTS WILL BE PROPERLY TENDERED ONLY IF, BY THE EXPIRATION DATE, THE EXCHANGE AGENT RECEIVES SUCH WARRANTS BY BOOK-ENTRY TRANSFER, TOGETHER WITH A PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL AND CONSENT OR AN AGENT’S MESSAGE.

ALL DELIVERIES IN CONNECTION WITH THE OFFER AND CONSENT SOLICITATION, INCLUDING ANY LETTER OF TRANSMITTAL AND CONSENT AND THE TENDERED PUBLIC WARRANTS, MUST BE MADE TO THE EXCHANGE AGENT. NO DELIVERIES SHOULD BE MADE TO US. ANY DOCUMENTS DELIVERED TO US WILL NOT BE FORWARDED TO THE EXCHANGE AGENT AND THEREFORE WILL NOT BE DEEMED TO BE PROPERLY TENDERED. THE METHOD OF DELIVERY OF ALL REQUIRED DOCUMENTS IS AT THE OPTION AND RISK

OF THE TENDERING PUBLIC WARRANT HOLDERS. IF DELIVERY IS BY MAIL, WE RECOMMEND REGISTERED MAIL WITH RETURN RECEIPT REQUESTED (PROPERLY INSURED). IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ENSURE TIMELY DELIVERY.

Determination of Validity

All questions as to the form of documents and the validity, eligibility (including time of receipt) and acceptance for exchange of any tender of Public Warrants pursuant to the procedures described herein and the form and validity of all documents will be determined by us, in our sole discretion, and our determination will be final and binding on all parties, subject to each Public Warrant Holder’s right to challenge any determination by us in a court of competent jurisdiction. We reserve the absolute right in our sole discretion to reject any or all tenders of Public Warrants that we determine are not in proper form. We also reserve the absolute right in our sole discretion to waive any defect or irregularity in any tender of any particular warrant. Our interpretation of the terms and conditions of the Offer and Consent Solicitation will be final and binding, subject to each Public Warrant Holder’s right to challenge any determination by us in a court of competent jurisdiction. We are not obligated and do not intend to accept any alternative, conditional or contingent tenders. Unless waived, any irregularities in connection with tendered Public Warrants must be cured within such time as we shall determine. Neither we nor any of our affiliates or assigns, the information agent, the exchange agent, or the dealer manager and solicitation agent will be under any duty to give notice of any defect or irregularity in tenders, nor shall any of us or them incur any liability to a Public Warrant Holder for failure to give any such notice. Tenders of Public Warrants will not be deemed to have been made until such irregularities have been cured or waived.

Fees and Commissions

Tendering Public Warrant Holders who tender Public Warrants directly to the exchange agent will not be obligated to pay any charges or expenses of the exchange agent, the dealer manager and solicitation agent or any brokerage commissions. Beneficial owners who hold Public Warrants through a broker or bank should consult that institution as to whether or not such institution will charge the owner any service fees in connection with tendering Public Warrants on behalf of the owner pursuant to the Offer and Consent Solicitation.

Transfer Taxes

We will pay all transfer taxes, if any, applicable to the transfer of Public Warrants to us in the Offer. If transfer taxes are imposed for any other reason, the amount of those transfer taxes, whether imposed on the registered holder or any other persons, will be payable by the tendering Public Warrant Holder. Other reasons transfer taxes could be imposed include (i) if our shares of Class A Common Stock are to be registered or issued in the name of any person other than the person signing the Letter of Transmittal and Consent, or (ii) if tendered Public Warrants are registered in the name of any person other than the person signing the Letter of Transmittal and Consent. If satisfactory evidence of payment of or exemption from those transfer taxes is not submitted with the Letter of Transmittal and Consent, the amount of those transfer taxes will be billed directly to the tendering holder and/or withheld from any payment due with respect to the Public Warrants tendered by such holder.

Withdrawal Rights

By tendering Public Warrants for exchange, a holder will be deemed to have validly delivered its consent to the Warrant Amendment in the Consent Solicitation. Tenders of Public Warrants made pursuant to the Offer may be withdrawn at any time prior to the Expiration Date. Consents to the Warrant Amendment in connection with the Consent Solicitation may be revoked at any time before the Expiration Date by withdrawing the tender of your Public Warrants. A valid withdrawal of tendered Public Warrants before the Expiration Date will be deemed to be a concurrent revocation of the related consent to the Warrant Amendment in the Consent Solicitation. Tenders of Public Warrants and consent to the Warrant Amendment in connection with the Consent Solicitation may not be withdrawn after the Expiration Date. If the Offer Period is extended, you may withdraw your tendered Public Warrants at any time until the expiration of such extended Offer Period. After the Offer Period expires, such tenders are irrevocable, provided, however, that Public Warrants that are not accepted by us for exchange by September 26, 2023 may thereafter be withdrawn by you until such time as the Public Warrants are accepted by us for exchange.

To be effective, a written notice of withdrawal must be timely received by the exchange agent at its address identified in this Prospectus/Offer to Exchange. Any notice of withdrawal must specify the name of the person who tendered the Public Warrants for which tenders are to be withdrawn and the number of Public Warrants to be withdrawn. If the Public Warrants to be withdrawn have been delivered to the exchange agent, a signed notice of withdrawal must be submitted prior to release of such Warrants. In addition, such notice must specify the name of the registered holder (if different from that of the tendering Public Warrant Holder). A withdrawal may not be cancelled, and Public Warrants for which tenders are withdrawn will thereafter be deemed not validly tendered for purposes of the Offer and Consent Solicitation. However, the Public Warrants for which tenders are withdrawn may be tendered again by following one of the procedures described above in the section titled “The Offer and Consent Solicitation—Procedure for Tendering Public Warrants for Exchange and Consenting to the Warrant Amendment with respect to any amendment to the terms of the Public Warrants” at any time prior to the Expiration Date.

A beneficial owner of Public Warrants desiring to withdraw tendered Public Warrants previously delivered through DTC should contact the DTC participant through which such owner holds its Public Warrants. In order to withdraw Public Warrants previously tendered, a DTC participant may, prior to the Expiration Date, withdraw its instruction by (i) withdrawing its acceptance through DTC’s Participant Tender Offer Program (“PTOP”) function, or (ii) delivering to the exchange agent by mail, hand delivery or facsimile transmission, notice of withdrawal of such instruction. The notice of withdrawal must contain the name and number of the DTC participant. A withdrawal of an instruction must be executed by a DTC participant as such DTC participant’s name appears on its transmission through the PTOP function to which such withdrawal relates. If the tender being withdrawn was made through ATOP, it may only be withdrawn through PTOP, and not by hard copy delivery of withdrawal instructions. A DTC participant may withdraw a tendered public warrant only if such withdrawal complies with the provisions described in this paragraph.

A holder who tendered its Public Warrants other than through DTC should send written notice of withdrawal to the exchange agent specifying the name of the Public Warrant Holder who tendered the Public Warrants being withdrawn. All signatures on a notice of withdrawal must be guaranteed by an Eligible Institution, as described above in the section titled “The Offer and Consent Solicitation—Procedure for Tendering Public Warrants for Exchange and Consenting to the Warrant Amendment with respect to any amendment to the terms of the Public Warrants”; provided, however, that signatures on the notice of withdrawal need not be guaranteed if the Public Warrants being withdrawn are held for the account of an Eligible Institution. Withdrawal of a prior public warrant tender will be effective upon receipt of the notice of withdrawal by the exchange agent. Selection of the method of notification is at the risk of the Public Warrant Holder, and notice of withdrawal must be timely received by the exchange agent.

All questions as to the form and validity (including time of receipt) of any notice of withdrawal will be determined by us, in our sole discretion, which determination shall be final and binding on all parties, subject to each Public Warrant Holder’s right to challenge any determination by us in a court of competent jurisdiction. No withdrawal of Public Warrants shall be deemed to have been properly made until all defects and irregularities have been cured or waived. Neither we nor any of our affiliates or assigns, the information agent, the exchange agent, or the dealer manager and solicitation agent will be under any duty to give notice of any defect or irregularity in tenders, nor shall any of us or them incur any liability to a Public Warrant Holder for failure to give any such notice. Withdrawals of tenders of Public Warrants may not be rescinded, and any Public Warrants properly withdrawn will be deemed not to have been validly tendered for purposes of the Offer. However, Public Warrant Holders may re-tender withdrawn Public Warrants by following one of the procedures for tendering Public Warrants described herein at any time prior to the Expiration Date.

Acceptance for Issuance of Public Warrants

Upon the terms and subject to the conditions of the Offer and Consent Solicitation, we will accept for exchange Public Warrants validly tendered until the Expiration Date, which is one minute after 11:59 p.m., Eastern Time, on September 25, 2023, or such later time and date to which we may extend. Our shares of Class A Common Stock to be issued upon exchange of Public Warrants pursuant to the Offer, along with written notice from the exchange agent confirming the balance of any Public Warrants not exchanged, will be delivered promptly following the Expiration Date. In all cases, Public Warrants will only be accepted for exchange pursuant to the Offer after timely receipt by the exchange agent of (i) book-entry delivery of the tendered Public Warrants, (ii) a properly completed and duly executed Letter of Transmittal and Consent, or compliance with ATOP where applicable, (iii) any other documentation required by the Letter of Transmittal and Consent, and (iv) any required signature guarantees.

For purposes of the Offer and Consent Solicitation, we will be deemed to have accepted for exchange Public Warrants that are validly tendered and for which tenders are not withdrawn, unless we give written notice to the Public Warrant Holder of our non-acceptance.

Announcement of Results of the Offer and Consent Solicitation

We will announce the final results of the Offer and Consent Solicitation, including whether all of the conditions to the Offer and Consent Solicitation have been satisfied or waived and whether we will accept the tendered Public Warrants for exchange promptly following the end of the Offer Period. The announcement will be made by a press release and by amendment to the Schedule TO we will file with the SEC in connection with the Offer and Consent Solicitation.

Background and Purpose of the Offer and Consent Solicitation

A Special Committee designated by the Board recommended the Board to approve the terms of the Offer, including the exchange ratio. The Board approved the Offer and Consent Solicitation on August 20, 2023, based on the recommendation made by the Special Committee. The purpose of the Offer and Consent Solicitation is to simplify our capital structure and reduce the potentially dilutive impact of the Warrants. The Public Warrants that are tendered for exchange pursuant to the Offer will be retired and cancelled automatically upon the issuance of shares of Class A Common Stock in exchange for such Warrants pursuant to the Offer.

Pursuant to the TPG Pace IPO, TPG Pace sold aggregate of 7,333,333 private placement warrants to the Sponsor at a price of $1.50 per private placement warrant. Of those, 2,444,444 were forfeited by our Sponsor pursuant to the Waiver Agreement in connection with the Business Combination. As a result, the Sponsor received 4,888,889 Private Placement Warrants (after giving effect to the forfeiture described in the foregoing) that are exercisable for Class A Common Stock at $11.50 per share. In addition, 392,580 Private Placement Warrants and 2,051,864 Private Placement Class B Warrants were issued to certain Existing Nerdy Holders in connection with the Business Combination.

Holders of approximately 95% of the Private Placement Warrants and Private Placement Class B Warrants, collectively, have agreed to consent to the Private Placement Warrant Amendment, pursuant to certain support agreements (the “Support Agreements”). At the time of the closing of the Offer the Company will issue (a) 1,320,367 shares of Class A Common Stock upon the exchange of the Private Placement Warrants and (b) 512,966 OpCo Units (with an equivalent number of shares of Class B Common Stock) upon the exercise on a cashless basis of the Private Placement Class B Warrants.

Simultaneously with the Offer and the Consent Solicitation, pursuant to the Earnout transaction certain holders of Earnout Shares owning approximately 93% of the Earnout Shares have agreed to cancel sixty percent (60%) of the Earnout Shares they hold and have agreed that the remaining forty percent (40%) of the Earnout Shares will not be subject to potential forfeiture if certain market share price milestones are not achieved, subject to the closing of the Offer, as made pursuant to certain earnout transaction agreements. In connection with the

Earnout transaction, upon the closing of the Offer the Company may cancel up to 4,800,000 Earnout Shares that are currently outstanding.

Agreements, Regulatory Requirements and Legal Proceedings

Except as described above with respect to the Earnout transaction, the Support Agreements and the Tender and Support Agreements, there are no present or proposed agreements, arrangements, understandings or relationships between us, and any of our directors, executive officers, affiliates or any other person relating, directly or indirectly, to the Offer and Consent Solicitation or to the Warrants.

Except for the requirements of applicable federal and state securities laws, we know of no federal or state regulatory requirements to be complied with or federal or state regulatory approvals to be obtained by us in connection with the Offer and Consent Solicitation. There are no antitrust laws applicable to the Offer and Consent Solicitation. The margin requirements under Section 7 of the Exchange Act, and the related regulations thereunder, are inapplicable to the Offer and Consent Solicitation.

There are no pending legal proceedings relating to the Offer and Consent Solicitation.

Interests of Directors, Executive Officers and Others

The following table lists the warrants beneficially owned by our directors, executive officers, and each person or group of affiliated persons who is known to us to beneficially own 5% or more of our Common Stock as of August 14, 2023:

Name	Aggregate Number of Public Warrants Beneficially Owned	Percentage of Public Warrants Beneficially Owned	Aggregate Number of Private Placement Warrants Beneficially Owned		Percentage of Private Placement Warrants Beneficially Owned	Aggregate Number of Private Placement Class B Warrants	Percentage of Private Placement Class B Warrants Beneficially Owned
Five Percent Holders
Entities affiliated with TCV (1)	—	—	117,890		2.2%	496,554	24.2%
TPG Pace Tech Opportunities Sponsor, Series LLC (2)(9)	—	1.7%	4,888,889		92.6%	—	—
Tarrant Remain Co III, L.P. (3)	200,000	—	—		—	—	—
Entities affiliated with Learn Capital (4)(8)	—	—	236,407		4.5%	36,372	1.8%
Directors and Named Executive Officers
Charles Cohn (5)	—	—	—		—	1,195,376	58.3%
Jason Pello (6)	50,000	*	1,246	*	—	—	—
Christopher Swenson (7)	4,291	*	—		—	17,303	0.8%
Catherine Beaudoin	—	—	—		—	—	—
Rob Hutter (8)	—	—	236,407		4.5%	36,372	1.8%
Christopher (Woody) Marshall	—	—	—		—	—	—
Greg Mrva (9)	20,000	*	—		—	—	—
Kathleen Philips (10)	5,000	*	—		—	—	—
Stuart Udell (11)	—	—	—		—	551	*
All directors and executive officers as a group (7 individuals)	79,291	*	237,653		4.5%	1,249,602	60.9%

*	Less than 1%
(1)

Entities associated with TCV own 117,890 of the Private Placement Warrants and 496,554 of the Private Placement Class B Warrants, through ownership of such warrants and shares of our Class A Common Stock, had beneficial ownership of approximately 18.4%

of the outstanding shares of our Class A Common Stock and 12.8% of the outstanding shares of our Common Stock as of August 14, 2023. The calculation of the percentage ownerships does not include the 1,005,453 Earnout Shares, and such entities have separately agreed to cancel sixty percent (60%) of the Earnout Shares they hold and have agreed that the remaining forty percent (40%) of the Earnout Shares will not be subject to potential forfeiture if certain market share price milestones are not achieved, subject to the closing of the Offer, as made pursuant to an earnout transaction agreement with the Company.
(2)

TPG GP A, LLC, an affiliate of our Sponsor, 4,888,889 of the Private Placement Warrants and, through ownership of such warrants and shares of our Class A Common Stock, had beneficial ownership of approximately 12.7% of the outstanding shares of our Class A Common Stock and 7.7% of the outstanding shares of our Common Stock as of August 14, 2023. The calculation of the percentage ownerships does not include the 4,000,000 Earnout Shares. TPG GP A, LLC has separately agreed to cancel sixty percent (60%) of the Earnout Shares they hold and have agreed that the remaining forty percent (40%) of the Earnout Shares will not be subject to potential forfeiture if certain market share price milestones are not achieved, subject to the closing of the Offer, as made pursuant to an earnout transaction agreement with the Company.

(3)

Tarrant Remain Co III, L.P. an affiliate of our Sponsor, holds 200,000 of the Public Warrants. Our Sponsor holds 4,888,889 of the Private Placement Warrants and, through ownership of such warrants and shares of our Class A Common Stock, had beneficial ownership of approximately 12.7% of the outstanding shares of our Class A Common Stock and 7.7% of the outstanding shares of our Common Stock as of August 14, 2023. The calculation of the percentage ownerships does not include the 4,000,000 Earnout Shares. Our Sponsor has separately agreed to forfeit (and thus surrender for cancelation) sixty percent (60%) of the Earnout Shares they hold and have agreed that the remaining forty percent (40%) of the Earnout Shares will not be subject to potential forfeiture if certain market share price milestones are not achieved, subject to the closing of the Offer, as made pursuant to an earnout transaction agreement with the Company.

(4)

Entities associated with Learn Capital own 236,407 of the Private Placement Warrants and 36,372 of the Private Placement Class B Warrants, through ownership of such warrants and shares of our Class A Common Stock, had beneficial ownership of approximately 10.1% of the outstanding shares of our Class A Common Stock and 6.1% of the outstanding shares of our Common Stock as of August 14, 2023. The calculation of the percentage ownerships does not include the 446,364 Earnout Shares, and such entities have separately agreed to cancel sixty percent (60%) of the Earnout Shares they hold and have agreed that remaining forty percent (40%) of the Earnout Shares will not be subject to potential forfeiture if certain market share price milestones are not achieved, subject to the closing of the Offer, as made pursuant to an earnout transaction agreement with the Company.

(5)

Mr. Cohn owns 1,195,376 of the Private Placement Class B Warrants and, through ownership of such warrants and shares of our Class A Common Stock, had beneficial ownership of approximately 37.5% of the outstanding shares of our Class A Common Stock and 31.4% of the outstanding shares of our Common Stock as of August 14, 2023. The calculation of the percentage ownerships does not include the 1,956,390 Earnout Shares, and he has separately agreed to tender his Earnout Shares to the Company in exchange for shares of Common Stock pursuant to certain earnout transaction agreement, conditioned upon the completion of the Offer.

(6)

Mr. Pello owns 50,000 of the Public Warrants and 1,246 of the Private Placement Warrants and, through ownership of such warrants and shares of our Class A Common Stock, had beneficial ownership of approximately 1.0% of the outstanding shares of our Class A Common Stock and 0.6% of the outstanding shares of our Common Stock as of August 14, 2023. The calculation of the percentage ownerships does not include the 2,039 Earnout Shares, and he has separately agreed to cancel sixty percent (60%) of the Earnout Shares he holds and has agreed that the remaining forty percent (40%) of the Earnout Shares will not be subject to potential forfeiture if certain market share price milestones are not achieved, subject to the closing of the Offer, as made pursuant to an earnout transaction agreement with the Company.

(7)

Mr. Swenson owns 4,291 of the Public Warrants and 17,303 of the Private Placement Class B Warrants and, through ownership of such warrants and shares of our Class A Common Stock, had beneficial ownership of approximately 1.2% of the outstanding shares of our Class A Common Stock and 0.7% of the outstanding shares of our Common Stock as of August 14, 2023, respectively. The calculation of the percentage ownerships does not include the 28,314 Earnout Shares, and he has separately agreed to cancel sixty percent (60%) of the Earnout Shares he holds and has agreed that the remaining forty percent (40%) of the Earnout

Shares will not be subject to potential forfeiture if certain market share price milestones are not achieved, subject to the closing of the Offer, as made pursuant to an earnout transaction agreement with the Company.
(8)	Mr. Hutter may be deemed to beneficially own the Warrants held by entities affiliated with Learn Capital.
(9)

Mr. Mrva owns 20,000 of the Public Warrants and, through ownership of such warrants and shares of our Class A Common Stock, had beneficial ownership of approximately 0.2% of the outstanding shares of our Class A Common Stock and 0.1% of the outstanding shares of our Common Stock as of August 14, 2023. Mr. Mrva does not hold any Earnout Shares.

(10)

Ms. Philips owns 5,000 of the Public Warrants and, through ownership of such warrants and shares of our Class A Common Stock, had beneficial ownership of approximately 0.2% of the outstanding shares of our Class A Common Stock and 0.1% of the outstanding shares of our Common Stock as of August 14, 2023. Ms. Philips does not hold any Earnout Shares.

(11)

Mr. Udell owns 551 of the Private Placement Class B Warrants and, through ownership of such warrants and shares of our Class A Common Stock, had beneficial ownership of approximately 0.1% of the outstanding shares of our Class A Common Stock and 0.1% of the outstanding shares of our Common Stock as of August 14, 2023. The calculation of the percentage ownerships does not include the 902 Earnout Shares, and he has separately agreed to cancel sixty percent (60%) of the Earnout Shares he holds and has agreed that the remaining forty percent (40%) of the Earnout Shares will not be subject to potential forfeiture if certain market share price milestones are not achieved, subject to the closing of the Offer, as made pursuant to an earnout transaction agreement with the Company.

MARKET INFORMATION, DIVIDENDS AND RELATED STOCKHOLDER MATTERS

Market Information of Class A Common Stock and Warrants

Our Class A Common Stock, par value $0.0001 per share and our IPO Public Warrants that are exercisable for our Class A Common Stock are traded on the NYSE under the symbols “NRDY” and “NRDY-WT”, respectively. The closing price of our Class A Common Stock and IPO Public Warrants on August 14, 2023, was $4.67 and $0.62, respectively. Our Class B Common Stock, our Private Placement Warrants and Forward Purchase Warrants that are exercisable for our Class A common stock, and our Private Placement Class B Warrants are not traded on any established public trading market.

As of August 14, 2023, we had 100,748,016 shares of Class A Common Stock outstanding held of record by approximately 31 holders, 68,695,610 shares of Class B Common Stock outstanding held of record by approximately 24 holders, and 19,333,333 Warrants, consisting of 12,000,000 Public Warrants held by approximately 37 holders of record, 5,281,469 Private Placement Warrants held by 18 holders of record and 2,051,864 Private Placement Class B Warrants held by 21 holders of record. The number of holders of record does not include a substantially greater number of “street name” holders or beneficial holders whose Class A Common Stock and Warrants are held of record by banks, brokers and other financial institutions.

Dividends

We have not paid any cash dividends on Common Stock to date. The payment of cash dividends in the future is dependent upon our revenues and earnings, if any, capital requirements, the terms of any indebtedness and general financial condition. The payment of any cash dividends will be within the discretion of the Board at such time. In addition, the Board is not currently contemplating and does not anticipate declaring any stock dividends in the foreseeable future.

Source and Amount of Funds

Because this transaction is an offer to Public Warrant Holders to exchange their existing Public Warrants for shares of our Class A Common Stock, there is no source of funds or other cash consideration being paid by us to, or to us from, those tendering Public Warrant Holders pursuant to the Offer, other than the amount of cash paid in lieu of a fractional share in the Offer. We estimate that the total amount of cash required to complete the transactions contemplated by the Offer and Consent Solicitation, including the payment of any fees, expenses and other related amounts incurred in connection with the transactions contemplated by the Offer and Consent Solicitation and the payment of cash in lieu of fractional shares will be approximately $2,000,000. We expect to have sufficient funds to complete the transactions contemplated by the Offer and Consent Solicitation and to pay fees, expenses, and other related amounts from our cash on hand.

Exchange Agent

Continental Stock Transfer & Trust Company has been appointed the exchange agent for the Offer and Consent Solicitation. The Letter of Transmittal and Consent and all correspondence in connection with the Offer should be sent or delivered by each Public Warrant Holder, or a beneficial owner’s custodian bank, depositary, broker, trust company or other nominee, to the exchange agent at the address and telephone numbers set forth on the back cover page of this Prospectus/Offer to Exchange. We will pay the exchange agent reasonable and customary fees for its services and will reimburse it for its reasonable, out-of-pocket expenses in connection therewith.

Information Agent

Innisfree M&A Incorporated has been appointed as the information agent for the Offer and Consent Solicitation. Questions concerning tender procedures and requests for additional copies of this Prospectus/Offer to Exchange or the Letter of Transmittal and Consent should be directed to the information agent at the address and telephone numbers set forth on the back cover page of this Prospectus/Offer to Exchange. We will pay the information agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection therewith.

Dealer Manager and Solicitation Agent

We have retained J.P. Morgan Securities LLC to act as dealer manager and solicitation agent in connection with the Offer and Consent Solicitation and will pay the dealer manager and solicitation agent a reasonable and customary fee as compensation for its services and will reimburse it for its reasonable out-of-pocket expenses in connection therewith. The obligations of the dealer manager and solicitation agent to perform this function are subject to certain conditions. We have agreed to indemnify the dealer manager and solicitation agent against certain liabilities, including liabilities under the federal securities laws. Questions about the terms of the Offer or Consent Solicitation may be directed to the dealer manager and solicitation agent at its address and telephone number set forth on the back cover page of this Prospectus/Offer to Exchange.

The dealer manager and solicitation agent and its affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. The dealer manager and solicitation agent and its affiliates have provided, and may in the future provide, a variety of these services to us and to persons and entities with relationships with us, for which it has received or will receive customary fees and expenses.

In the ordinary course of their various business activities, the dealer manager and solicitation agent and its affiliates, officers, directors and employees may purchase, sell or hold a broad array of investments and actively traded securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments for their own account and for the accounts of their customers, and such investment and trading activities may involve or relate to assets, securities and/or instruments of us (directly, as collateral securing other obligations or otherwise) and/or persons and entities with relationships with us. The dealer manager and solicitation agent and its affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such assets, securities or instruments and may at any time hold, or recommend to clients that they should acquire, long and/or short positions in such assets, securities and instruments. In the ordinary course of its business, the dealer manager and solicitation agent or its affiliates may at any time hold long or short positions, and may trade for their own accounts or the accounts of customers, in our securities, including the Warrants, and, to the extent that the dealer manager and solicitation agent or its affiliates own Public Warrants during the Offer and Consent Solicitation, they may tender such Warrants under the terms of the Offer and Consent Solicitation.

Fees and Expenses

The expenses of soliciting tenders of the Public Warrants and the Consent Solicitation will be borne by us. The principal solicitations are being made by mail; however, additional solicitations may be made by facsimile, electronic communication, by telephone or in person by the dealer manager and solicitation agent and the information agent, as well as by our officers and other employees and affiliates.

You will not be required to pay any fees or commissions to us, the dealer manager and solicitation agent, the exchange agent or the information agent in connection with the Offer and Consent Solicitation. If your Public Warrants are held through a broker, dealer, commercial bank, trust company or other nominee that tenders your Public Warrants on your behalf, your broker or other nominee may charge you a commission or service fee for doing so. You should consult your broker, dealer, commercial bank, trust company or other nominee to determine whether any charges will apply.

Transactions and Agreements Concerning Our Securities

Except as described below with respect to the Support Agreements and the Tender and Support Agreements and in the section of this Prospectus/Offer to Exchange titled “Certain Relationships and Related Person Transactions,” there are no agreements, arrangements, or understandings between the Company, or any of its directors or executive officers, and any other person with respect to the Warrants.

Support Agreement and Tender and Support Agreement

As of August 21, 2023, we have entered into certain Tender and Support Agreements with certain holders of Public Warrants (each a “Supporting Public Warrantholder”), a copy of the form of which is filed as an exhibit to the registration statement on Form S-4 of which this Prospectus/Offer to Exchange is a part. Pursuant to the Tender and Support Agreements, the Supporting Public Warrantholders, which collectively own approximately 58% of the Public Warrants agreed to tender their Warrants in the Offer and consent to the Public Warrant Amendment in the Consent Solicitation. Accordingly, if the other conditions described herein are satisfied or waived, then the Warrant Amendment will be adopted.

Private Placement Warrants and Private Placement Class B Warrant Support Agreements

As of August 21, 2023, we have entered into certain Agreements with certain holders of Private Placement Warrants and Private Placement Class B Warrants (each a “Supporting Private Placement Warrantholder”). Pursuant to the Agreements, the Supporting Private Placement Warrantholders, which collectively own approximately 95% of the Private Placement Warrants and Private Placement Class B Warrants, agreed to consent to the Private Placement Warrant Amendment, which, would permit the Company to require each Private Placement Warrant and Private Placement Class B Warrant that is outstanding upon the closing of the Offer be automatically exchanged or automatically exercised on a cashless basis into shares of our Class A Common Stock or OpCo Units and shares of Class B Common Stock, respectively, at the same exchange ratio as the Public Warrants in the Offer.

Earnout transaction Support Agreements

Simultaneously with the Offer and the Consent Solicitation, certain holders of Earnout Shares, owning approximately 93% of the Earnout Shares, have agreed to cancel sixty percent (60%) of the Earnout Shares they hold and have agreed that the remaining forty percent (40%) of the Earnout Shares will not be subject to potential forfeiture if certain market share price milestones are not achieved, subject to the closing of the Offer, as made pursuant to certain earnout transaction agreements. In connection with the Earnout transaction, the Company may cancel up to 4,800,000 Earnout Shares that are outstanding upon the closing of the Offer.

Registration Under the Exchange Act

The Warrants currently are registered under the Exchange Act. This registration may be terminated upon application by us to the SEC if there are fewer than 300 record holders of the Warrants. Notwithstanding any termination of the registration of our Warrants, we expect we will continue to be subject to the reporting requirements under the Exchange Act as a result of the continuing registration of our Class A Common Stock under the Exchange Act.

Accounting Treatment

We expect to account for the exchange of Public Warrants as a Class A Common Stock issuance and removal of the applicable portion of the warrant liabilities (at fair market value prior to the exchange) for no additional value. The par value of each share of Class A Common Stock issued in the Offer will be recorded as a credit to Class A Common Stock, the associated warrant liabilities will be debited and the remainder will be credited to additional paid-in capital. Any cash paid in lieu of fractional shares will be recorded as a credit to cash and a debit to additional paid-in capital.

Absence of Appraisal or Dissenters’ Rights

There are no appraisal or dissenters’ rights under applicable law available to Public Warrant Holders in connection with the Offer and Consent Solicitation.

Material U.S. Federal Income Tax Consequences

This disclosure is limited to the U.S. federal income tax issues addressed herein. Additional issues may exist that are not addressed in this disclosure and that could affect the U.S. federal income tax treatment of the Offer. Public Warrant Holders should seek their own advice based on their particular circumstances from an independent tax advisor.

The following is a discussion of the material U.S. federal income tax consequences of the receipt of shares of Class A Common Stock in exchange for the Public Warrants pursuant to the Offer or pursuant to the terms of the Public Warrant Amendment, the deemed exchange of Public Warrants not exchanged for shares of Class A Common Stock in the Offer for “new” warrants as a result of the Public Warrant Amendment, and the ownership and disposition of shares of Class A Common Stock. This discussion applies only to Public Warrants and, upon the exchange of the Public Warrants, shares of Class A Common Stock held as capital assets (generally, property held for investment) and does not describe all of the tax consequences that may be relevant to holders in light of their particular circumstances or to holders subject to special rules, such as:

•	banks, financial institutions or financial services entities;

•	broker-dealers or traders in securities;

•	taxpayers that are subject to the mark-to-market tax accounting rules;

•	tax-exempt entities;

•	governments or agencies or instrumentalities thereof;

•	partnerships or other entities or arrangements treated as partnerships for U.S. federal income tax purposes (and investors therein);

•	insurance companies;

•	regulated investment companies;

•	real estate investment trusts;

•	expatriates or former long-term residents of the United States;

•	persons that actually or constructively own five percent or more (by vote or value) of our shares of Class A Common Stock;

•	persons deemed to sell our shares of Class A Common Stock under the constructive sale provisions of the Code;

•	persons that acquired our securities as compensation;

•	persons that hold our securities as part of a straddle, constructive sale, hedge, conversion or other integrated or similar transaction;

•	“qualified foreign pension funds” (within the meaning of Section 897(1)(2) of the Code) and entities, all of the interests of which are held by one or more qualified foreign pension funds;

•

persons subject to special tax accounting rules as a result of any item of gross income with respect to Warrants or shares of Class A Common Stock being taken into account in an “applicable financial statement,” or

•	U.S. Holders (as defined below) whose functional currency is not the U.S. dollar.

This discussion is based on the Code, proposed, temporary and final Treasury Regulations promulgated under the Code, and judicial and administrative interpretations thereof, all as of the date hereof. All of the foregoing is subject to change, which change could apply retroactively and could affect the tax considerations described herein. This discussion does not address U.S. federal taxes not pertaining to U.S. federal income taxation (such as estate or gift taxes), the alternative minimum tax or the Medicare tax on investment income, nor does it address any aspects of U.S. state or local or non-U.S. taxation.

We have not sought and do not intend to seek any rulings from the IRS regarding the tax consequences described below. There can be no assurance that the IRS will not take positions concerning the tax consequences of the transactions that are inconsistent with the considerations discussed below or that any such positions would not be sustained by a court.

As used herein, the term “U.S. Holder” means a beneficial owner of Public Warrants, and, upon the exchange of the Public Warrants, shares of Class A Common Stock, that is, for U.S. federal income tax purposes: (i) an individual who is a citizen or resident of the United States, (ii) a corporation (or other entity that is treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the U.S. or any state thereof (including the District of Columbia), (iii) an estate whose income is subject to U.S. federal income tax regardless of its source or (iv) a trust if (A) a U.S. court can exercise primary supervision over the trust’s administration and one or more U.S. persons (as defined in the Code) are authorized to control all substantial decisions of the trust; or (B) the trust has a valid election in effect under applicable Treasury regulations to be treated as a U.S. person.

As used herein, the term “Non-U.S. Holder” means a beneficial owner of Public Warrants, and upon the exchange of the Public Warrants, shares of Class A Common Stock, that is not a U.S. Holder or a partnership (or any entity or arrangement so characterized for U.S. federal income tax purposes).

If a partnership (or any entity or arrangement so characterized for U.S. federal income tax purposes) holds Public Warrants, the tax treatment of such partnership and a person treated as a partner of such partnership will generally depend on the status of the partner and the activities of the partner and the partnership. Partnerships holding any Public Warrants and persons that are treated as partners of such partnerships should consult their tax advisors as to the particular U.S. federal income tax consequences of the sale or other disposition of our securities.

THIS DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT TAX ADVICE. PUBLIC WARRANT HOLDERS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE OFFER, CONSENT SOLICITATION AND THE ACQUISITION, OWNERSHIP AND DISPOSITION OF SHARES OF CLASS A COMMON STOCK ARISING UNDER THE U.S. FEDERAL ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.

U.S. Holders

Exchange of Public Warrants for Shares of Class A Common Stock

For those U.S. Holders of Public Warrants participating in the Offer and those U.S. Holders of Public Warrants subsequently exchanged for shares of Class A Common Stock pursuant to the terms of the Public Warrant Amendment, we intend to treat your exchange of Public Warrants for shares of Class A Common Stock as a “recapitalization” within the meaning of Section 368(c)(1)(E) of the Code, pursuant to which (i) you should not recognize any gain or loss on the exchange of Public Warrants for shares of Class A Common Stock (other than with respect to any cash received in lieu of a fractional share of Class A Common Stock), (ii) your aggregate tax basis in the shares of Class A Common Stock received in the exchange should equal your aggregate tax basis in your Public Warrants surrendered in the exchange (except to the extent of any tax basis allocated to a fractional share for which a cash payment is received in connection with the exchange), and (iii) your holding period for the shares of Class A Common Stock received in the exchange should include your holding period for the surrendered Public Warrants. Special tax basis and holding period rules apply to U.S. Holders that acquired different blocks of Public Warrants at different prices or at different times. You should consult your tax advisor as to the applicability of these special rules to your particular circumstances.

Any cash you receive in lieu of a fractional share of Class A Common Stock pursuant to the Offer or a subsequent exchange pursuant to the terms of the Warrant Amendment should generally result in gain or loss to you equal to the difference between the cash received and your tax basis in the fractional share.

Because there is a lack of direct legal authority regarding the U.S. federal income tax consequences of an exchange of Public Warrants for shares of Common Stock, there can be no assurance in this regard, and alternative characterizations by the IRS or a court are possible, including ones that would require U.S. Holders to recognize taxable income on the exchange of Public Warrants for shares of Class A Common Stock. For example, if the IRS or a court were to view the exchange pursuant to the Offer as the issuance of shares of Class A Common Stock to an exchanging holder having a value in excess of the Public Warrants surrendered by such holder, such excess value could be viewed as a constructive dividend or a fee received in consideration for such holder consenting to the Public Warrant Amendment (which dividend or fee may be taxable to such holder and may be taxable as ordinary income). Alternatively, if the exchange of Public Warrants for shares of Class A Common Stock were not treated as a recapitalization for U.S. federal income tax purposes, exchanging U.S. Holders may be subject to taxation in a manner analogous to the rules applicable to dispositions of shares of Class A Common Stock described below under “U.S. Holders—Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Shares of Class A Common Stock.”

If you exchange Public Warrants for shares of Class A Common Stock pursuant to the Offer or if your Public Warrants are subsequently exchanged for Class A Common Stock pursuant to the terms of the Warrant Amendment, and if you hold 5% or more of Public Warrant Class A Common Stock prior to the exchange, or if you hold Public Warrants and other securities of ours prior to the exchange with a tax basis of $1.0 million or more, you will be required to file with your U.S. federal income tax return for the year in which the exchange occurs a statement setting forth certain information relating to the exchange (including the fair market value, prior to the exchange, of the Public Warrants transferred in the exchange and your tax basis, prior to the exchange, in Public Warrants), and to maintain permanent records containing such information.

Public Warrants not Exchanged for Shares of Class A Common Stock

Although the issue is not free from doubt, we intend to treat all Public Warrants not exchanged for shares of Class A Common Stock in the Offer as having been exchanged for “new” warrants pursuant to the Public Warrant Amendment and to treat such deemed exchange as a “recapitalization” within the meaning of Section 368(a)(1)(E) of the Code, pursuant to which (i) you should not recognize any gain or loss on the deemed exchange of Public Warrants for “new” warrants, (ii) your aggregate tax basis in the “new” warrants deemed to be received in the exchange should equal your aggregate tax basis in your existing Public Warrants deemed surrendered in the exchange, and (iii) your holding period for the “new” warrants deemed to be received in the exchange should include your holding period for the Public Warrants deemed surrendered. Special tax basis and holding period rules apply to holders that acquired different blocks of Public Warrants at different prices or at different times. You should consult your tax advisor as to the applicability of these special rules to your particular circumstances.

Because there is a lack of direct legal authority regarding the U.S. federal income tax consequences of a deemed exchange of Public Warrants for “new” warrants such as that contemplated by the Public Warrant Amendment, there can be no assurance in this regard and alternative characterizations by the IRS or a court are possible, including ones that would require U.S. Holders to recognize taxable income. If our treatment of the deemed exchange of Public Warrants for “new” warrants pursuant to the Public Warrant Amendment were successfully challenged by the IRS and such exchange were not treated as a recapitalization for U.S. federal income tax purposes, exchanging U.S. Holders may be subject to taxation in a manner analogous to the rules applicable to dispositions of shares of Class A Common Stock described below under “U.S. Holders—Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Shares of Class A Common Stock.”

Taxation of Distributions on Shares of Class A Common Stock

A U.S. Holder generally will be required to include in gross income as dividends the amount of any cash distribution paid on shares of Class A Common Stock to the extent the distribution is paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles).

Distributions in excess of such earnings and profits generally will be applied against and reduce the U.S. Holder’s basis in its shares of Class A Common Stock (but not below zero) and, to the extent in excess of basis, will be treated as gain from the sale or exchange of such shares of Class A Common Stock as described below under “U.S. Holders—Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Shares of Class A Common Stock.”

With certain exceptions (including, but not limited to, dividends treated as investment income for purposes of investment interest deduction limitations), and provided certain holding period requirements are met, dividends we pay to a U.S. Holder that is not a taxable corporation may constitute “qualified dividends” that would be subject to tax at the maximum tax rate applicable to long-term capital gains. Such dividends will be taxable to a corporate U.S. Holder at regular U.S. federal corporate income tax rates but will be eligible (subject to applicable requirements and limitations) for the dividends-received deduction.

Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Shares of Class A Common Stock

A U.S. Holder generally will recognize capital gain or loss on the sale or other taxable disposition of shares of Class A Common Stock. Any such capital gain or loss generally will be long-term capital gain or loss if the U.S. Holder’s holding period for shares of Class A Common Stock (which is expected to include the U.S. Holder’s holding period in the Public Warrants exchanged for such shares of Class A Common Stock) so disposed of exceeds one year. If such holding period requirement is not satisfied, any gain on a sale or other taxable disposition of the Class A Common Stock would be subject to short-term capital gain treatment and would be taxed at regular ordinary income tax rates. Long-term capital gains recognized by non-corporate U.S. Holders may be eligible to be taxed at reduced rates. The deductibility of capital losses is subject to limitations.

The amount of gain or loss recognized on a sale or other taxable disposition generally will be equal to the difference between (i) the sum of the amount of cash and the fair market value of any property received in such disposition and (ii) the U.S. Holder’s adjusted tax basis in its shares of Class A Common Stock so disposed of. Special tax basis and holding period rules apply to U.S. Holders that acquired different blocks of shares of Class A Common Stock at different prices or at different times. You should consult your tax advisor as to the applicability of these special rules to your particular circumstances.

Information Reporting and Backup Withholdings

In general, information reporting requirements may apply to dividends paid to a U.S. Holder and to the proceeds of the sale or other disposition of shares of Class A Common Stock, unless the U.S. Holder is an exempt recipient. Backup withholding may apply to such payments if the U.S. Holder fails to provide a taxpayer identification number (which for an individual is ordinary its social security number), a certificate of exempt status or has been notified by the IRS that it is subject to backup withholding (and such notifications has not been withdrawn).

Backup withholding is not additional tax. Any amounts withheld under the backup withholding rules with be allowed as a credit against a U.S. Holder’s U.S. federal income tax liability and may entitle such holder to refund, provided the required information is timely furnished to the IRS.

Non-U.S. Holders

Exchange of Public Warrants for Shares of Class A Common Stock and Deemed Exchange of Public Warrants

A Non-U.S. Holder’s exchange of Public Warrants for shares of Class A Common Stock pursuant to the Offer or the terms of the Public Warrant Amendment, and the deemed exchange of Public Warrants not exchanged for shares of Class A Common Stock in the Offer for “new” warrants pursuant to the Public Warrant Amendment, should generally have the same tax consequences as described above for U.S. Holders. Subject to the exceptions set forth below under “Non-U.S. Holders—Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Shares of Class A Common Stock,” assuming you are not engaged in the conduct of a trade or business within the U.S., capital gain or loss you recognize with respect to the receipt of cash in lieu of fractional shares should not be subject to U.S. federal income tax, and you should not be required to make any U.S. federal income tax filings solely on account of the exchange of Public Warrants for shares of Class A Common Stock or the receipt of cash in lieu of fractional shares of Class A Common Stock.

Taxation of Distributions on Shares of Class A Common Stock

If we make distributions of cash or property on shares of Class A Common Stock (other than certain distributions of our stock or rights to acquire our stock), such distributions will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Amounts not treated as dividends for U.S. federal income tax purposes will constitute a return of capital and first be applied against and reduce a Non-U.S. Holder’s adjusted tax basis in its shares of Class A Common Stock, but not below zero. Any excess will be treated as capital gain and will be treated as described below under “Non-U.S. Holders—Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Shares of Class A Common Stock.”

Subject to the discussion below on effectively connected income, backup withholding and the Foreign Account Tax Compliance Act, dividends paid to a Non-U.S. Holder of shares of Class A Common Stock will be subject to U.S. federal withholding tax at a rate of 30% of the gross amount of the dividends (or such lower rate specified by an applicable income tax treaty, provided the Non-U.S. Holder furnishes to us or our paying agent prior to the payment of dividends a valid IRS Form W-8BEN or W-8BEN-E (or other applicable or successor form) certifying under penalty of perjury that such Non-U.S. Holder is not a “United States person” as defined in the Code and qualifies for a reduced treaty rate). A Non-U.S. Holder that does not timely furnish the required documentation, but that qualifies for a reduced treaty rate, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. Non-U.S. Holders should consult their tax advisors regarding their entitlement to benefits under any applicable income tax treaty.

If dividends paid to a Non-U.S. Holder are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the U.S. (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment in the U.S. to which such dividends are attributable), the Non-U.S. Holder will be exempt from the U.S. federal withholding tax described above. To claim the exemption, the Non-U.S. Holder must furnish to the applicable withholding agent a valid IRS Form W-8ECI (or a successor form), certifying that the dividends are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the U.S. Any such effectively connected dividends will generally be subject to U.S. federal income tax at the rates and in the manner generally applicable to United States persons. A Non-U.S. Holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on its effectively connected earnings and profits (as adjusted for certain items), which will include such effectively connected dividends. Non-U.S. Holders should consult their tax advisors regarding any applicable tax treaties that may provide for different rules.

Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Shares of Class A Common Stock

Subject to the discussion below on backup withholding and the Foreign Account Tax Compliance Act, a

Non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax on any gain realized upon the sale, taxable exchange or other taxable disposition of shares of Class A Common Stock unless:

•

the gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the U.S. (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment in the U.S. to which such gain is attributable);

•

the Non-U.S. Holder is a nonresident alien individual present in the U.S. for a period or periods aggregating 183 days or more during the taxable year of the sale or other taxable disposition and certain other requirements are met; or

•	shares of Class A Common Stock constitute U.S. real property interests (“USRPIs”), by reason of our status as a U.S. real property holding corporation (“USRPHC”), for U.S. federal income tax purposes.

Gain described in the first bullet point above generally will be subject to U.S. federal income tax at the rates and in the manner generally applicable to United States persons. A Non-U.S. Holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on its effectively connected earnings and profits (as adjusted for certain items), which will include such effectively connected gain.

A Non-U.S. Holder described in the second bullet point above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on any gain derived from the sale or other taxable disposition, which may generally be offset by U.S. source capital losses of the Non-U.S. Holder for that taxable year (even though the individual is not considered a resident of the U.S.), provided the Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses.

Generally, a corporation is a USRPHC if the fair market value of its U.S. real property interests equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests and its other assets used or held for use in a trade or business (all as determined for U.S. federal income tax purposes). With respect to the third bullet point above, we believe we currently are not, and do not anticipate becoming, a USRPHC. Because the determination of whether we are a USRPHC depends, however, on the fair market value of our USRPIs relative to the fair market value of our non-USRPIs and our other business assets, there can be no assurance we currently are not a USRPHC or will not become one in the future. Even if we are or were to become a USRPHC, gain arising from the sale or other taxable disposition by a Non-U.S. Holder of shares of Class A Common Stock will not be subject to U.S. federal income tax if shares of Class A Common Stock are “regularly traded,” as defined by applicable Treasury Regulations, on an established securities market, and such Non-U.S. Holder owned, actually and constructively, five percent or less of shares of Class A Common Stock throughout the shorter of the five-year period ending on the date of the sale or other taxable disposition or the Non-U.S. Holder’s holding period. If we were to become a USRPHC and shares of Class A Common Stock were not considered to be “regularly traded” on an established securities market during the calendar year in which the relevant sale or other taxable disposition by a Non-U.S. Holder occurs, such Non-U.S. Holder (regardless of the percentage of stock owned) would be subject to U.S. federal income tax on a sale or other taxable disposition of shares of Class A Common Stock and a 15% withholding tax would apply to the gross proceeds from such disposition.

Non-U.S. Holders should consult their tax advisors regarding potentially applicable income tax treaties that may provide for different rules.

Information Reporting and Backup Withholding

Distributions on shares of Class A Common Stock generally will not be subject to backup withholding, provided the applicable withholding agent does not have actual knowledge or reason to know the Non-U.S.

Holder is a United States person and the Non-U.S. Holder either certifies its non-U.S. status, such as by furnishing a valid IRS Form W-8BEN, W-8BEN-E or W-8ECI (or a successor form), or otherwise establishes an exemption. However, information returns are required to be filed with the IRS in connection with any distributions on shares of Class A Common Stock paid to the Non-U.S. Holder, regardless of whether any tax was actually withheld. In addition, proceeds of the sale or other taxable disposition of shares of Class A Common Stock within the U.S. or conducted through certain U.S.-related brokers generally will not be subject to backup withholding or information reporting if the applicable withholding agent receives the certification described above and does not have actual knowledge or reason to know that such Non-U.S. Holder is a United States person, or the Non-U.S. Holder otherwise establishes an exemption. If a Non-U.S. Holder does not provide the certification described above or the applicable withholding agent has actual knowledge or reason to know that such Non-U.S. Holder is a United States person, payments of distributions or of proceeds of the sale or other taxable disposition of shares of Class A Common Stock may be subject to backup withholding at a rate currently equal to 24% of the gross proceeds of such distributions, sale, or other taxable disposition. Proceeds of a sale or other disposition of shares of Class A Common Stock conducted through a non-U.S. office of a non-U.S. broker generally will not be subject to backup withholding or information reporting.

Copies of information returns that are filed with the IRS may also be made available under the provisions of an applicable treaty or agreement to the tax authorities of the country in which the Non-U.S. Holder resides, is established or is organized.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a Non-U.S. Holder’s U.S. federal income tax liability, provided the Non-U.S. Holder timely files the appropriate claim with the IRS and furnishes any required information to the IRS.

Non-U.S. Holders should consult their tax advisors regarding such information reporting and backup withholding rules.

Foreign Account Tax Compliance Act

Sections 1471 through 1474 of the Code (commonly referred to as the “Foreign Account Tax Compliance Act” or “FATCA”) impose a U.S. federal withholding tax of 30% on certain payments, including dividends paid on, and (subject to the discussion below) the gross proceeds of a disposition of, shares of Class A Common Stock paid to a foreign financial institution (as specifically defined by applicable rules) unless such institution enters into an agreement with the U.S. government to withhold on certain payments and to collect and provide to the U.S. tax authorities substantial information regarding U.S. account holders of such institution (which includes certain equity holders of such institution, as well as certain account holders that are foreign entities with U.S. owners). FATCA also generally imposes a federal withholding tax of 30% on certain payments, including dividends paid on, and (subject to the discussion below) the gross proceeds of a disposition of, shares of Class A Common Stock to a non-financial foreign entity unless such entity provides the withholding agent with either a certification that it does not have any substantial direct or indirect U.S. owners or provides information regarding substantial direct and indirect U.S. owners of the entity. An intergovernmental agreement between the U.S. and an applicable foreign country may modify these requirements. The withholding tax described above will not apply if the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from the rules.

The U.S. Treasury Department has released proposed regulations which, if finalized in their present form, would eliminate the federal withholding tax of 30% applicable to the gross proceeds of a disposition of shares of Class A Common Stock. In its preamble to such proposed regulations, the U.S. Treasury Department stated that taxpayers may generally rely on the proposed regulations until final regulations are issued. All holders should consult their tax advisors regarding the possible implications of FATCA on their investment in shares of Class A Common Stock.

Exchange Agent

The depositary and exchange agent for the Offer and Consent Solicitation is:

Continental Stock Transfer & Trust Company

Additional Information; Amendments

We are not aware of any U.S. state where the making of the Offer and the Consent Solicitation is not in compliance with applicable law. If we become aware of any U.S. state where the making of the Offer and the Consent Solicitation or the acceptance of the Public Warrants pursuant to the Offer is not in compliance with applicable law, we will make a good faith effort to comply with the applicable law. If, after such good faith effort, we cannot comply with the applicable law, the Offer and the Consent Solicitation will not be made to (nor will tenders be accepted from or on behalf of) the Public Warrant Holders. In making the Offer and Consent Solicitation, we will comply with the requirements of Rule 13e-4(f)(8) promulgated under the Exchange Act. In any U.S. state where the securities or blue sky laws require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed to be made on our behalf by one or more registered brokers or dealers licensed under the laws of such U.S. state.

We have filed with the SEC a Tender Offer Statement on Schedule TO, of which this Prospectus/Offer to Exchange is a part. We recommend that Public Warrant Holders review the Schedule TO, including the exhibits, and our other materials that have been filed with the SEC before making a decision on whether to accept the Offer and Consent Solicitation.

Our Board recognizes that the decision to accept or reject the Offer and Consent Solicitation is an individual one that should be based on a variety of factors and Public Warrant Holders should consult with personal advisors if they have questions about their financial or tax situation.

We are subject to the information requirements of the Exchange Act and in accordance therewith file and furnish reports and other information with the SEC. All reports and other documents we have filed or furnished with the SEC, including the registration statement on Form S-4 relating to the Offer and Consent Solicitation, or will file or furnish with the SEC in the future, can be accessed electronically on the SEC’s website at www.sec.gov. If you have any questions regarding the Offer and Consent Solicitation or need assistance, you should contact the information agent for the Offer and Consent Solicitation. You may request additional copies of this document, the Letter of Transmittal and Consent or the Notice of Guaranteed Delivery from the information agent. All such questions or requests should be directed to:

Innisfree M&A Incorporated

501 Madison Avenue, 20th Floor

New York, New York 10022

Shareholders may call toll free: (877) 750-8240

Banks and Brokers may call collect: (212) 750-5833

We will amend our offering materials, including this Prospectus/Offer to Exchange, to the extent required by applicable securities laws to disclose any material changes to information previously published, sent or given by us to Public Warrant Holders in connection with the Offer and Consent Solicitation.

DESCRIPTION OF SECURITIES

The following summary of certain provisions of our securities does not purport to be complete and is subject to the Certificate of Incorporation, the Bylaws, the warrant-related documents referenced herein, and the provisions of applicable law. Copies of the Certificate of Incorporation, the Bylaws, and the warrant-related documents referenced herein are included as exhibits to the registration statement on Form S-4 of which this Prospectus/Offer to Exchange forms a part. We urge you to read the Certificate of Incorporation, the Bylaws, and the warrant-related documents referenced herein.

Authorized and Outstanding Capital Stock

Our Certificate of Incorporation authorizes the issuance of (i) 1,000,000,000 shares of Class A Common Stock, par value $0.0001 per share, of Nerdy Inc., (ii) 20,000,000 shares of Class F common stock, par value $0.0001 per share of Nerdy Inc., (iii) 150,000,000 shares of Class B common stock, par value $0.0001 per share of Nerdy Inc., in order to provide for our “Up-C” structure and (iv) 1,000,000 shares of preferred stock, par value $0.0001 per share. As of August 14, 2023, there were 100,748,016 shares of Class A Common Stock and 68,695,610 shares of Class B Common Stock outstanding.

Class A Common Stock

Voting Rights. Except as provided by law or in a preferred stock designation, holders of our Class A Common Stock are entitled to one vote for each share held of record on all matters to be voted upon by the holders of Common Stock and do not have cumulative voting rights. Except as otherwise required by law, holders of Class A Common Stock are not entitled to vote on any amendment to the Certificate of Incorporation (including any certificate of designations relating to any series of preferred stock) that relates solely to the terms of any outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to our Certificate of Incorporation (including any certificate of designations relating to any series of Preferred Stock) or pursuant to the Delaware General Corporation Law (“DGCL”).

Dividend Rights. Subject to prior rights and preferences that may be applicable to any outstanding shares or series of Preferred Stock, holders of Class A Common Stock are entitled to receive ratably in proportion to the shares of Class A Common Stock held by them such dividends (payable in cash, stock or otherwise), if any, as may be declared from time to time by the Board out of funds legally available for dividend payments.

Liquidation Rights. Upon our liquidation, dissolution, distribution of assets or other winding up, the holders of Class A Common Stock are entitled to receive ratably the assets available for distribution to the stockholders after payment of liabilities and the liquidation preference of any of our outstanding shares of Preferred Stock.

Other Matters. The shares of Class A Common Stock have no preemptive or conversion rights and are not subject to further calls or assessment by us. There are no redemption or sinking fund provisions applicable to our Class A Common Stock.

Class B Common Stock

Generally. Shares of Class B common stock are not be transferrable except in connection with a permitted transfer of a corresponding number of OpCo Units. Accordingly, each holder of Class B Common Stock has a number of votes in Nerdy Inc. equal to the aggregate number of OpCo Units that it holds.

Voting Rights. Holders of shares of our Class B Common Stock are entitled to one vote per share held of record on all matters to be voted upon by the holders of Common Stock. Holders of shares of our Class A Common Stock, Class B Common Stock vote together as a single class on all matters presented to our stockholders for their vote or approval, except with respect to the amendment of certain provisions of our Certificate of Incorporation that would alter or change the powers, preferences or special rights of the Class B Common Stock so as to affect them adversely, which amendments must be approved by a majority of the votes entitled to be cast by the holders of the shares affected by the amendment, voting as a separate class, or as otherwise required by applicable law.

Dividend Rights. Holders of our Class B Common Stock do not have any right to receive dividends, unless the dividend consists of shares of our Class B Common Stock or of rights, options, Warrants or other securities convertible or exercisable into or redeemable for shares of Class B Common Stock paid proportionally with respect to each outstanding share of our Class B Common Stock and a dividend consisting of shares of Class A Common Stock or of rights, options, Warrants or other securities convertible or exercisable into or redeemable for shares of Class A Common Stock on the same terms is simultaneously paid to the holders of Class A Common Stock.

Liquidation Rights. Holders of our Class B Common Stock do not have any right to receive a distribution upon a liquidation or winding up of Nerdy Inc.

Earnout Shares

In connection with the Business Combination, certain holders received 8,000,000 Earnout Shares that were subject to potential forfeiture unless certain market share price milestones were achieved within a period of 60 months post Transaction. Simultaneously with the Offer and the Consent Solicitation, certain holders of Earnout Shares have agreed to cancel sixty percent (60%) of the Earnout Shares they hold and have agreed that the remaining forty percent (40%) of the Earnout Shares will not be subject to potential forfeiture if certain market share price milestones are not achieved, subject to the closing of the Offer, as made pursuant to certain earnout transaction agreements.

Preferred Stock

The Board has the authority to issue shares of Preferred Stock from time to time on terms it may determine, to divide shares of Preferred Stock into one or more series and to fix the designations, preferences, privileges, and restrictions of Preferred Stock, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preference, sinking fund terms, and the number of shares constituting any series or the designation of any series to the fullest extent permitted by the DGCL. The issuance of Preferred Stock could have the effect of decreasing the trading price of Class A Common Stock, restricting dividends on the capital stock of Nerdy Inc., diluting the voting power of the Common Stock, impairing the liquidation rights of the capital stock of Nerdy Inc., or delaying or preventing a change in control of Nerdy Inc.

Election of Directors and Vacancies

Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances and the terms and conditions of the Stockholders Agreement, the number of directors of the Board shall be fixed solely and exclusively by resolution duly adopted from time to time by the Board, but shall initially consist of seven (7) directors, which shall be divided into three (3) classes, designated Class I, II, and III, with Class I consisting of two (2) directors, Class II consisting of two (2) directors, and Class III consisting of three (3) directors.

Under the Company’s Bylaws, at all meetings of stockholders called for the election of directors, a plurality of the votes properly cast will be sufficient to elect such directors to the Board.

Except as the DGCL or the Stockholders Agreement may otherwise require and subject to the rights, if any, of the holders of any series of Preferred Stock, in the interim between annual meetings of stockholders or special meetings of stockholders called for the election of directors and/or the removal of one or more directors and the filling of any vacancy in that connection, newly created directorships and any vacancies on the Board, including unfilled vacancies resulting from the removal of directors, may be filled only by the affirmative vote of a majority of the remaining directors then in office, although less than a quorum, or by the sole remaining director. All directors hold office until the expiration of their respective terms of office and until their successors have been elected and qualified. A director elected or appointed to fill a vacancy resulting from the death, resignation, or removal of a director or a newly created directorship will serve for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until its successor has been elected and qualified.

Subject to the terms of the Stockholders Agreement, any director may be removed from office only with cause and only by the affirmative vote of the holders of a majority of the outstanding Common Stock then entitled to vote at an election of directors. Subject to the terms and conditions of the Stockholders Agreement, in case that any one or more directors should be so removed, new directors may be elected at the same time for the unexpired portion of the full term of the director or directors so removed.

In addition to the powers and authorities hereinbefore or by statute expressly conferred upon them, the Board is empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Company, subject, nevertheless, to the provisions of the DGCL, the Certificate of Incorporation and to any Bylaws adopted and in effect from time to time; provided, however, that no Bylaw so adopted will invalidate any prior act of the Board which would have been valid if such Bylaw had not been adopted.

Quorum

The holders of a majority of the voting power of Common Stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, will constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise required by law or provided by the Certificate of Incorporation. If, however, such quorum will not be present or represented at any meeting of the stockholders, the holders of a majority of the voting power present in person or represented by proxy, will have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum will be present or represented. At such adjourned meeting at which a quorum will be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting will be given to each stockholder entitled to vote at such adjourned meeting as of the record date fixed for notice of such adjourned meeting.

Anti-takeover Effects of the Certificate of Incorporation and the Bylaws

The Certificate of Incorporation and the Bylaws contain provisions that may delay, defer, or discourage another party from acquiring control of us. We expect that these provisions, which are summarized below, will discourage coercive takeover practices or inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with the Board, which we believe may result in an improvement of the terms of any such acquisition in favor of our stockholders. However, they also give the Board the power to discourage acquisitions that some stockholders may favor.

Authorized but Unissued Capital Stock

Delaware law does not require stockholder approval for any issuance of authorized shares. However, the listing requirements of the NYSE, which applies so long as the Class A Common Stock (or Warrants) remains listed on the NYSE, require stockholder approval of certain issuances equal to or exceeding 20% of the then outstanding voting power or then outstanding number of shares of Common Stock. Additional shares that may be issued in the future may be used for a variety of corporate purposes, including future public offerings, to raise additional capital or to facilitate acquisitions.

One of the effects of the existence of unissued and unreserved Common Stock may be to enable the Board to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of the Company by means of a merger, tender offer, proxy contest or otherwise and thereby protect the continuity of management and possibly deprive stockholders of opportunities to sell their shares of Class A Common Stock at prices higher than prevailing market prices.

Special Meeting, Action by Written Consent, and Advance Notice Requirements for Stockholder Proposals

Unless otherwise required by law, and subject to the rights, if any, of the holders of any series of Preferred Stock, special meetings of the stockholders of the Company, for any purpose or purposes, may be called only (i) by the Chief Executive Officer, the Chairman of the Board or the Board or (ii) at any time when no annual meeting has been held for a period of thirteen (13) months after our last annual meeting, a special meeting in lieu thereof may be held, and such special meeting shall have, for the purposes of the Bylaws or otherwise, all the force and effect of an annual meeting. Unless otherwise required by law, written notice of a special meeting of stockholders, stating the time, place, and purpose or purposes thereof, shall be given to each stockholder entitled to vote at such meeting, not less than ten (10) or more than sixty (60) days before the date fixed for the meeting. Business transacted at any special meeting of stockholders will be limited to the purposes stated in the notice.

The Bylaws also provide that unless otherwise restricted by the Certificate of Incorporation or the Bylaws, any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting, if all members of the Board or of such committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board or committee.

In addition, the Bylaws require advance notice procedures for stockholder proposals to be brought before an annual meeting of the stockholders, including the nomination of directors. Stockholders at an annual meeting may only consider the proposals specified in the notice of meeting or brought before the meeting by or at the direction of the Board, or by a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has delivered a timely written notice in proper form to our secretary, of the stockholder’s intention to bring such business before the meeting.

These provisions could have the effect of delaying until the next stockholder meeting any stockholder actions, even if they are favored by the holders of a majority of our outstanding shares of Common Stock.

Limitations on Liability and Indemnification of Officers and Directors

The Certificate of Incorporation limits the liability of our directors to the fullest extent permitted by the DGCL, and the Bylaws provide that we will indemnify them to the fullest extent permitted by such law. We have entered and expect to continue to enter into agreements to indemnify our directors, executive officers and other employees as determined by the Board. Under the terms of such indemnification agreements, we are required to indemnify each of our directors and officers, to the fullest extent permitted by the laws of the state of Delaware, if the basis of the indemnitee’s involvement was by reason of the fact that the indemnitee is or was our director or officer or any of its subsidiaries or was serving at our request in an official capacity for another entity. We must indemnify our officers and directors against all reasonable fees, expenses, charges, and other costs of any type or nature whatsoever, including any and all expenses and obligations paid or incurred in connection with investigating, defending, being a witness in, participating in (including on appeal), or preparing to defend, be a witness or participate in any completed, actual, pending or threatened action, suit, claim or proceeding, whether civil, criminal, administrative or investigative, or establishing or enforcing a right to indemnification under the indemnification agreement. The indemnification agreements also require us, if so requested, to advance all reasonable fees, expenses, charges and other costs that such director or officer incurred, provided that such person will return any such advance if it is ultimately determined that such person is not entitled to indemnification by us. Any claims for indemnification by our directors and officers may reduce our available funds to satisfy successful third-party claims against us and may reduce the amount of money available to us.

Exclusive Jurisdiction of Certain Actions

Our Bylaws require, to the fullest extent permitted by law, unless the Company consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall, to the fullest extent permitted by applicable law, be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer, employee, agent or trustee of the Company to the Company or its stockholders, (iii) any action asserting a claim against the Company or any director or officer or other employee of the Company arising pursuant to any provision of the DGCL, the Certificate of Incorporation or Bylaws, or (iv) any action asserting a claim against the Company or any of its director or officer or other employee governed by the internal affairs doctrine, in each such case subject to (a) said Court of Chancery having personal jurisdiction over the indispensable parties named as defendants therein and (b) the next sentence below hereof for any action asserted to enforce any liability or duty created by the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, or, in each case, rules and regulations promulgated thereunder, for which there is exclusive federal or concurrent federal and state jurisdiction. Although we believe this provision benefits the Company by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies, the provision may have the effect of discouraging lawsuits against our directors and officers. Unless the Company consents in writing to the selection of an alternative forum, to the fullest extent permitted by law, the federal district courts of the United States will be the exclusive forum for resolving any complaint asserting a cause of action arising under the federal securities laws of the United States. Although we believe this provision benefits the Company by providing increased consistency in the application of federal law in the types of lawsuits to which it applies, the provision may have the effect of discouraging lawsuits against our directors and officers.

Warrants

Public Warrants

Each whole redeemable warrant entitles the registered holder to purchase one whole share of Class A Common Stock at a price of $11.50 per share, subject to adjustment as discussed below, at any time, provided the Company has an effective registration statement under the Securities Act covering the Class A Common Stock issuable upon exercise of the Warrants and a current prospectus relating to them is available (or we permit holders to exercise their Warrants on a cashless basis under the circumstances specified in the warrant agreement) and such shares are registered, qualified or exempt from registration under the securities, or blue sky, laws of the state of residence of the holder. Pursuant to the warrant agreement, a redeemable Warrant Holder may exercise its Redeemable Warrants only for a whole number of shares of Class A Common Stock. This means that only a whole redeemable warrant may be exercised at any given time by a redeemable Warrant Holder. No fractional Redeemable Warrants will be issued upon the separation of the redeemable Warrants, no cash will be paid in lieu of fractional Redeemable Warrants and only whole Redeemable Warrants will trade. Accordingly, unless you purchase at least five units, you will not be able to receive or trade a whole redeemable warrant. The Redeemable Warrants will expire five years after the completion of the Business Combination, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.

We are not obligated to deliver any shares of Class A Common Stock pursuant to the exercise of a redeemable warrant and have no obligation to settle such warrant exercise unless a registration statement under the Securities Act with respect to the shares of Class A Common Stock underlying the Redeemable Warrants is then effective and a prospectus relating thereto is current, subject to our satisfying our obligations described below with respect to registration. No redeemable warrant will be exercisable and we will not be obligated to issue shares of Class A Common Stock upon exercise of a warrant unless the shares of Class A Common Stock issuable upon such warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the Redeemable Warrants. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a redeemable warrant, the holder of such warrant will not be entitled to exercise such warrant and such warrant may have no value and expire worthless. In no event will we be required to net cash settle any redeemable warrant. In the event that a registration statement is not effective for the exercised Redeemable Warrants, the purchaser of a unit containing such redeemable warrant will have paid the full purchase price for the unit solely for the share of Class A Common Stock underlying such unit.

We have filed with the SEC a registration statement for the registration, under the Securities Act, of the shares of Class A Common Stock issuable upon exercise of the Redeemable Warrants, which registration statement is currently effective. We will use our commercially reasonable to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the Redeemable Warrants expire or are redeemed, as specified in the warrant agreement. Notwithstanding the above, if our Class A Common Stock are at the time of any exercise of a warrant not listed on a national securities exchange such that it satisfies the definition of a “covered security” under Section 18(b)(1) of the Securities Act, we may, at our option, require holders of Redeemable Warrants who exercise their Redeemable Warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event we so elect, we will not be required to file or maintain in effect a registration statement, but we will be required to use our commercially reasonable efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available. Redeemable Warrant Holders may, during any period when we fail to maintain an effective registration statement, exercise Warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption, but we will use our commercially reasonable efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available. In such event, each holder would exchange a number of Warrants for a number of shares of Class A Common Stock equal to the number of Warrants exchanged multiplied by the lesser of (A) the quotient obtained by dividing (x) the product of the number of shares of Class A Common Stock underlying the Warrants, multiplied by the excess of the “fair market value” (defined below) less the exercise price of the Warrants by (y) the fair market value and (B) 0.3611 shares of Class A Common Stock per whole warrant (subject to adjustment). The “fair market value” of our Class A Common Stock as used in this paragraph shall mean the average reported last sale price of our Class A Common Stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of Warrants.

Redemption of Redeemable Warrants When the Price per Class A Common Stock Equals or Exceeds $18.00

Once the Redeemable Warrants become exercisable, we may call the Redeemable Warrants for redemption:

•	in whole and not in part;

•	at a price of $0.01 per redeemable warrant;

•

upon a minimum of 30 days’ prior written notice of redemption to each Redeemable Warrant Holder, provided that holders will be able to exercise their Redeemable Warrants prior to the time of redemption and, at our election, any such exercise may be required to be on a cashless basis as described below; and

•

if, and only if, the last reported sale price of the Class A Common Stock equals or exceeds $18.00 per share (subject to adjustment as described under the heading “-Redeemable Warrants-Redemption of Redeemable Warrants When the Price per share of Class A Common Stock Equals or Exceeds $10.00-Anti-dilution Adjustments”) for any 20 day trading period within a 30-trading-day period ending three trading days before we send the notice of redemption to the Redeemable Warrant Holders.

We will not redeem the Warrants as described above unless a registration statement under the Securities Act covering the issuance of the shares of Class A Common Stock issuable upon exercise of the Warrants is then effective and a current prospectus relating to those shares of Class A Common Stock are available throughout the 30-day redemption period. If and when the Warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws.

If we elect to require any holder wishing to exercise their Warrants to do so on a cashless basis, each holder would exchange a number of Warrants for a number of shares of Class A Common Stock equal to the number of Warrants exchanged multiplied by the lesser of (A) the quotient obtained by dividing (x) the product of the number of shares of Class A Common Stock underlying the Warrants, multiplied by the excess of the “fair market value” less the exercise price of the Warrants by (y) the fair market value and (B) 0.3611 shares of Class A Common Stock per whole warrant (subject to adjustment). The “fair market value” of our Class A Common Stock as used in this paragraph shall mean the average reported last sale price of our Class A Common Stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of Warrants. In determining whether to require any such exercises to be made on a cashless basis in connection with this redemption provision, we will consider, among other factors, our cash position, the number of Warrants that are outstanding and the dilutive effect on our shareholders of issuing the maximum number of shares of Class A Common Stock issuable upon the exercise of such Warrants.

We have established the last of the redemption criteria discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the redeemable warrant exercise price. If the foregoing conditions are satisfied and we issue a notice of redemption of the Redeemable Warrants, each Redeemable Warrant Holder will be entitled to exercise its warrant prior to the scheduled redemption date. However, the price of the Class A Common Stock may fall below the $18.00 redemption trigger price (subject to adjustment as described under the heading “Description of Securities-Redeemable Warrants-Anti-Dilution Adjustments”) as well as the $11.50 (for whole shares) redeemable warrant exercise price after the redemption notice is issued.

Redemption of Redeemable Warrants When the Price per Share of Class A Common Stock Equals or Exceeds $10.00

In addition, once the Redeemable Warrants become exercisable, we may call the Redeemable Warrants (along with the Forward Purchase Warrants and the Private Placement Warrants) for redemption:

•	in whole and not in part;

•	at a price of $0.10 per redeemable warrant;

•

upon a minimum of 30 days’ prior written notice of redemption; provided that holders will be able to exercise their Warrants on a cashless basis prior to redemption and receive that number of shares determined by reference to the table below, based on the redemption date and the “fair market value” of our Class A Common Stock except as otherwise described below;

•

if, and only if, the last reported sale price of our Class A Common Stock equals or exceeds $10.00 per public share (subject to adjustment as described under the heading “Description of Securities-Redeemable Warrants -Anti-dilution Adjustments” below) on the trading day prior to the date on which we send the notice of redemption to the Redeemable Warrant Holders; and

•

if the last reported sale price of our Class A Common Stock is less than $18.00 per share (subject to adjustment as described under the heading “Description of Securities-Redeemable Warrants-Anti-Dilution Adjustments”) on the trading day prior to the date on which we send the notice of redemption to the Warrant Holders, the Forward Purchase Warrants and the Private Placement Warrants must also be concurrently called for redemption on the same terms as the outstanding Redeemable Warrants, as described above.

Beginning on the date the notice of redemption is given until the Warrants are redeemed or exercised, holders may elect to exercise their Warrants on a cashless basis. The numbers in the table below represent the number of shares of Class A Common Stock that a holder of Redeemable Warrants will receive upon such cashless exercise in connection with a redemption by us pursuant to this redemption feature, based on the “fair market value” of our Class A Common Stock on the corresponding redemption date (assuming holders elect to exercise their Warrants and such Warrants are not redeemed for $0.10 per warrant), determined for these purposes based on the average reported last sale price of our Class A Common Stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of Warrants, and the number of months that the corresponding redemption date precedes the expiration date of the Warrants, each as set forth in the table below.

Redemption Date (period to expiration of Redeemable Warrants)	Fair Market Value of Class A Common Stock
	<$	10.00	$11.00	$12.00	$13.00	$14.00	$15.00	$16.00	$17.00	>$	18.00
60 months		0.261	0.281	0.297	0.311	0.324	0.337	0.348	0.358		0.361
57 months		0.257	0.277	0.294	0.310	0.324	0.337	0.348	0.358		0.361
54 months		0.252	0.272	0.291	0.307	0.322	0.335	0.347	0.357		0.361
51 months		0.246	0.268	0.287	0.304	0.320	0.333	0.346	0.357		0.361
48 months		0.241	0.263	0.283	0.301	0.317	0.332	0.344	0.356		0.361
45 months		0.235	0.258	0.279	0.298	0.315	0.330	0.343	0.356		0.361
42 months		0.228	0.252	0.274	0.294	0.312	0.328	0.342	0.355		0.361
39 months		0.221	0.246	0.269	0.290	0.309	0.325	0.340	0.354		0.361
36 months		0.213	0.239	0.263	0.285	0.305	0.323	0.339	0.353		0.361
33 months		0.205	0.232	0.257	0.280	0.301	0.320	0.337	0.352		0.361
30 months		0.196	0.224	0.250	0.274	0.297	0.316	0.335	0.351		0.361
27 months		0.185	0.214	0.242	0.268	0.291	0.313	0.332	0.350		0.361
24 months		0.173	0.204	0.233	0.260	0.285	0.308	0.329	0.348		0.361
21 months		0.161	0.193	0.223	0.252	0.279	0.304	0.326	0.347		0.361
18 months		0.146	0.179	0.211	0.242	0.271	0.298	0.322	0.345		0.361
15 months		0.130	0.164	0.197	0.230	0.262	0.291	0.317	0.342		0.361
12 months		0.111	0.146	0.181	0.216	0.250	0.282	0.312	0.339		0.361
9 months		0.090	0.125	0.162	0.199	0.237	0.272	0.305	0.336		0.361
6 months		0.065	0.099	0.137	0.178	0.219	0.259	0.296	0.331		0.361
3 months		0.034	0.065	0.104	0.150	0.197	0.243	0.286	0.326		0.361
0 months		—	—	0.042	0.115	0.179	0.233	0.281	0.323		0.361

The share prices set forth in the column headings of the table above will be adjusted as of any date on which the number of shares issuable upon exercise of a redeemable warrant or the exercise price is adjusted as set forth under the heading “Description of Securities-Redeemable Warrants -Anti-dilution Adjustments” below. If the number of shares issuable upon exercise of a redeemable warrant is adjusted, the adjusted share prices in the column headings will equal the share prices immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the exercise price of the redeemable warrant after such adjustment and the denominator of which is the price of the redeemable warrant immediately prior to such adjustment. In such an event, the number of shares in the table above shall be adjusted by multiplying such share amounts by a fraction, the numerator of which is the number of shares deliverable upon exercise of a redeemable warrant immediately prior to such adjustment and the denominator of which is the number of shares deliverable upon exercise of a redeemable warrant as so adjusted.

The “fair market value” of our Class A Common Stock shall mean the average reported last sale price of our Class A Common Stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of Redeemable Warrants.

The exact fair market value and redemption date may not be set forth in the table above, in which case, if the fair market value is between two values in the table or the redemption date is between two redemption dates in the table, the number of shares of Class A Common Stock to be issued for each redeemable warrant exercised will be determined by a straight-line interpolation between the number of shares set forth for the higher and lower fair market values and the earlier and later redemption dates, as applicable, based on a 365-day year. For example, if the average reported last sale price of our Class A Common Stock as reported during the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of the Redeemable Warrants is $11.00 per share, and at such time there are 57 months until the expiration of the Redeemable Warrants, holders may choose to, in connection with this redemption feature, exercise their Redeemable Warrants at a “redemption price” of 0.277 shares of Class A Common Stock for each whole redeemable warrant. For an example where the exact fair market value and redemption date are not as set forth in the table above, if the average reported last sale price of our Class A Common Stock as reported during the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of the Redeemable Warrants is $13.50 per share, and at such time there are 38 months until the expiration of the Redeemable Warrants, holders may choose to, in connection with this redemption feature, exercise their Redeemable Warrants for 0.298 shares of our Class A Common Stock for each whole redeemable warrant. In no event will the Redeemable Warrants be exercisable in connection with this redemption feature for more than 0.361 shares of our Class A Common Stock per redeemable warrant (subject to adjustment). Finally, as reflected in the table above, if the Redeemable Warrants are “out of the money” and about to expire, they cannot be exercised on a cashless basis in connection with a redemption by us pursuant to this redemption feature, since they will not be exercisable for shares of our Class A Common Stock.

Any Redeemable Warrants held by our officers or directors will be subject to this redemption feature, except that such officers and directors shall only receive “fair market value” for such Redeemable Warrants so redeemed (“fair market value” for such Redeemable Warrants held by our officers or directors being defined as the last sale price of the Redeemable Warrants on such redemption date).

This redemption feature is structured to allow for all of the outstanding Redeemable Warrants to be redeemed when the Class A Common Stock is trading at or above $10.00 per share, which may be at a time when the trading price of our Class A Common Stock is below the exercise price of the Redeemable Warrants. We have established this redemption feature to provide us with the flexibility to redeem such Warrants without the Redeemable Warrants having to reach the $18.00 per share threshold set forth above under “-Redemption of Redeemable Warrants When the Price per Share of Class A Common Stock Equals or Exceeds $18.00.” Holders choosing to exercise their Redeemable Warrants in connection with a redemption pursuant to this feature will, in effect, receive a number of shares for their Redeemable Warrants based on an option pricing model with a fixed volatility input as of the date of this prospectus. This redemption right provides us with an additional mechanism by which to redeem all of the outstanding Warrants, and therefore have certainty as to our capital structure as such Warrants would no longer be outstanding and would have been exercised or redeemed. We will be required to pay the applicable redemption price to Redeemable Warrant Holders if we choose to exercise this redemption right and it will allow us to quickly proceed with a redemption of such Redeemable Warrants if we determine it is in our best interest to do so. As such, we would redeem the Redeemable Warrants in this manner when we believe it is in our best interest to update our capital structure to remove such Redeemable Warrants and pay the redemption price to the Redeemable Warrant Holders.

As stated above, we can redeem the Redeemable Warrants when the Class A Common Stock is trading at a price starting at $10.00, which is below the exercise price of $11.50, because it will provide certainty with respect to our capital structure and cash position while providing Redeemable Warrant Holders with the opportunity to exercise their Redeemable Warrants on a cashless basis for the applicable number of shares. If we choose to redeem the Redeemable Warrants when the Class A Common Stock is trading at a price below the exercise price of the Redeemable Warrants, this could result in the Redeemable Warrant Holders receiving fewer shares of Class A Common Stock than they would have received if we had not called the Redeemable Warrants for redemption, in which case the Redeemable Warrant Holders would have been able to wait to exercise their Redeemable Warrants for shares of Class A Common Stock if and when such shares were trading at a price higher than the exercise price of $11.50.

No fractional shares of Class A Common Stock will be issued upon exercise. If, upon exercise, a holder would be entitled to receive a fractional interest in a share, we will round down to the nearest whole number of the number of shares of Class A Common Stock to be issued to the holder. If, at the time of redemption, the

Redeemable Warrants are exercisable for a security other than the shares of Class A Common Stock pursuant to the warrant agreement, the Warrants may be exercised for such security. At such time as the Redeemable Warrants become exercisable for a security other than shares of Class A Common Stock, the Company (or surviving company) will use its commercially reasonable efforts to register under the Securities Act the security issuable upon the exercise of the Redeemable Warrants.

Redemption procedures

A holder of a warrant may notify us in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 9.8% (or such other amount as a holder may specify) of the shares of Class A Common Stock outstanding immediately after giving effect to such exercise.

Anti-dilution Adjustments

If the number of outstanding shares of Class A Common Stock is increased by a share dividend payable in shares of Class A Common Stock, or by a split-up of Class A Common Stock or other similar event, then, on the effective date of such capitalization or share dividend, split-up or similar event, the number of shares of Class A Common Stock issuable on exercise of each redeemable warrant will be increased in proportion to such increase in the outstanding shares of Class A Common Stock. A rights offering to holders of shares entitling holders to purchase shares of Class A Common Stock at a price less than the “fair market value” (as defined below) will be deemed a share dividend of a number of shares of Class A Common Stock equal to the product of (i) the number of shares of Class A Common Stock actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for shares of Class A Common Stock) multiplied by (ii) one (1) minus the quotient of (x) the price per share of Class A Common Stock paid in such rights offering divided by (y) the historical fair market value. For these purposes (i) if the rights offering is for securities convertible into or exercisable for shares of Class A Common Stock, in determining the price payable for shares of Class A Common Stock, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) fair market value means average reported last sale price of our Class A Common Stock as reported during the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of the Warrants.

In addition, if we, at any time while the Redeemable Warrants are outstanding and unexpired, pay a dividend or make a distribution in cash, securities or other assets to the holders of shares of Class A Common Stock on account of such shares of Class A Common Stock (or other securities into which the Redeemable Warrants are convertible), other than (a) as described above, (b) certain cash dividends that, when combined on a per share basis with all other cash dividends and cash distributions paid on the Class A Common Stock during the 365-day period ending on the date of declaration of such dividend or distribution does not exceed $0.50 (as adjusted to appropriately reflect any other adjustments and excluding cash dividends or cash distributions that resulted in an adjustment to the exercise price or to the number of shares of Class A Common Stock issuable on exercise of each redeemable warrant) but only with respect to the amount of the aggregate cash dividends or cash distributions equal to or less than $0.50 per share or (c) to satisfy the redemption rights of the holders of shares of Class A Common Stock in connection with the Business Combination, then the redeemable warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each share of Class A Common Stock in respect of such event.

If the number of outstanding shares of Class A Common Stock is decreased by a consolidation, combination, reverse share sub-division or reclassification of Class A Common Stock or other similar event, then, on the effective date of such consolidation, combination, reverse share sub-divisions, reclassification or similar event, the number of shares of Class A Common Stock issuable on exercise of each redeemable warrant will be decreased in proportion to such decrease in outstanding shares of Class A Common Stock.

Whenever the number of shares of Class A Common Stock purchasable upon the exercise of the Redeemable Warrants is adjusted, as described above, the redeemable warrant exercise price will be adjusted by multiplying the redeemable warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of shares of Class A Common Stock purchasable upon the exercise of the Redeemable Warrants immediately prior to such adjustment, and (y) the denominator of which will be the number of shares of Class A Common Stock so purchasable immediately thereafter.

In case of any reclassification or reorganization of the outstanding Class A Common Stock (other than those described above or that solely affects the par value of Class A Common Stock), or in the case of any merger or consolidation of us with or into another corporation (other than a consolidation or merger in which we are the continuing corporation and that does not result in any reclassification or reorganization of our outstanding Class A Common Stock), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of us as an entirety or substantially as an entirety in connection with which we are dissolved, the holders of the Redeemable Warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the Redeemable Warrants and in lieu of the shares of Class A Common Stock immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the Redeemable Warrants would have received if such holder had exercised their Redeemable Warrants immediately prior to such event. If less than 70% of the consideration receivable by the holders of Class A Common Stock in such a transaction is payable in the form of shares of common equity in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the redeemable warrant properly exercises the redeemable warrant within thirty days following public disclosure of such transaction, the warrant exercise price will be reduced as specified in the warrant agreement based on the Black-Scholes value (as defined in the Warrant Agreement) of the redeemable warrant. The purpose of such exercise price reduction is to provide additional value to holders of the Redeemable Warrants when an extraordinary transaction occurs during the exercise period of the Redeemable Warrants pursuant to which the holders of the Redeemable Warrants otherwise do not receive the full potential value of the Redeemable Warrants. The purpose of such exercise price reduction is to provide additional value to holders of the Redeemable Warrants when an extraordinary transaction occurs during the exercise period of the Redeemable Warrants pursuant to which the holders of the Redeemable Warrants otherwise do not receive the full potential value of the Redeemable Warrants.

The Warrants were issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. The warrant agreement provides that the terms of the Redeemable Warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of at least 50% of the then outstanding Public Warrants to make any change that adversely affects the interests of the registered holders. You should review a copy of the warrant agreement, which is filed as an exhibit to the registration statement on Form S-4 of which this Prospectus/Offer to Exchange forms a part, for a complete description of the terms and conditions applicable to the Warrants.

No fractional shares will be issued upon exercise of the Warrants. If, upon exercise of the Warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round down to the nearest whole number of shares of Class A Common Stock to be issued to the holder.

We have agreed that, subject to applicable law, any action, proceeding or claim against us arising out of or relating in any way to the warrant agreement will be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and we irrevocably submit to such jurisdiction, which jurisdiction will be the exclusive forum for any such action, proceeding or claim. This provision applies to claims under the Securities Act but does not apply to claims under the Exchange Act or any claim for which the federal district courts of the United States of America are the sole and exclusive forum.

Private Placement Warrants

Except as described below, the Private Placement Warrants have terms and provisions that are identical to those of the Public Warrants. The Private Placement Warrants (including the shares of Class A Common Stock issuable upon exercise of the Private Placement Warrants) are not redeemable by us, except as described above when the price per share of Class A Common Stock equals or exceeds $10.00, so long as they are held by Sponsor or its permitted transferees. Sponsor, or its permitted transferees, has the option to exercise the Private Placement Warrants on a cashless basis. If the Private Placement Warrants are held by holders other than Sponsor or its permitted transferees, the Private Placement Warrants will be redeemable by us in all redemption scenarios and exercisable by the holders on the same basis as the Public Warrants. Any amendment to the terms of the Private Placement Warrants or any provision of the warrant agreement with respect to the Private Placement Warrants will require a vote of holders of at least 50% of the number of the then outstanding Private Placement Warrants and Private Placement Class B Warrants, collectively.

Except as described above regarding redemption procedures and cashless exercise in respect of the Public Warrants, if holders of the Private Placement Warrants elect to exercise them on a cashless basis, they would pay the exercise price by surrendering his, her or its Warrants for that number of shares of Class A Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of Class A Common Stock underlying the Warrants, multiplied by the excess of the “historical fair market value” (defined below) over the exercise price of the Warrants by (y) the historical fair market value. The “historical fair market value” will mean the average reported closing price of the shares of Class A Common Stock for the 10 trading days ending on the third trading day prior to the date on which the notice of warrant exercise is sent to the holders of Warrants.

Transfer Agent and Warrant Agent

The transfer agent for our Class A Common Stock and warrant agent for our Public Warrants is Continental Stock Transfer & Trust Company.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Other than as described under this section, since January 1, 2021 we have not entered into any transactions, nor are there any currently proposed transactions, between the Company and a related party where the amount involved exceeds, or would exceed, $120,000, and in which any related person had or will have a direct or indirect material interest. We believe the terms of the transactions described under this section were comparable to terms we could have obtained in arm’s-length dealings with unrelated third parties.

Indemnification of Directors and Officers

In connection with the Business Combination Closing, we entered into agreements to indemnify the Company’s directors and executive officers. These agreements will, among other things, require the Company to indemnify these individuals for certain expenses (including attorneys’ fees), judgments, fines and settlement amounts reasonably incurred by such person in any action or proceeding, including any action by or in the Company’s right, on account of any services undertaken by such person on behalf of the Company or that person’s status as a member of the Company’s board of directors to the maximum extent allowed under Delaware law.

Our Certificate of Incorporation provides that we shall indemnify its directors and officers to the fullest extent permitted by the DGCL. In addition, the Certificate of Incorporation provides that our directors shall not be liable for monetary damages for breach of fiduciary duty to the fullest extent permitted by the DGCL.

Statement of Policy Regarding Transactions with Related Persons

We have adopted a formal written policy that became effective upon the completion of the Business Combination providing that our officers, directors, nominees for election as directors, beneficial owners of more than 5% of any class of our capital stock, any member of the immediate family of any of the foregoing persons and any firm, corporation or other entity in which any of the foregoing persons is employed or is a general partner or principal or in a similar position or in which such person has a 5% or greater beneficial ownership interest, are not permitted to enter into a related party transaction with us without the approval of our audit committee, subject to certain exceptions.

Certain Relationships and Related Person Transactions-TPG Pace

Earnout transaction

In connection with the Business Combination, certain holders received 8,000,000 Earnout Shares that were subject to potential forfeiture unless certain market share price milestones were achieved within a period of 60 months post Transaction. Certain equity holders, including the Sponsor and certain Existing Nerdy Holders have agreed to the Earnout transaction. Holders collectively owning approximately 93% of the Earnout Shares have signed agreements with respect to the Earnout transaction whereby they have agreed to forfeit (and thus surrender for cancelation) sixty percent (60%) of the Earnout Shares they hold and have agreed that the remaining forty percent (40%) of the Earnout Shares will not be subject to potential forfeiture if certain market share price milestones are not achieved, subject to the closing of the Offer, as made pursuant to certain earnout transaction agreements.

In connection with the Earnout transaction, upon the closing of the Offer the Company may cancel up to 4,800,000 Earnout Shares that are currently outstanding.

Private Placement Warrants

On October 9, 2020, TPG Pace completed the private sale of an aggregate of 7,333,333 private placement warrants, to TPG Pace Sponsor, at a price of $1.50 per private placement warrant. Subsequently, in connection with the Business Combination, 2,444,444 of the private placement warrants were forfeited by our Sponsor pursuant to the Waiver Agreement and, after the Domestication, the 4,888,889 Private Placement Warrants (after giving effect to the forfeiture described in the foregoing). In addition, 2,051,864 Private Placement Class B Warrants were issued to certain Existing Nerdy Holders in connection with the Business Combination.

Concurrent with the Offer, we have entered into certain Support Agreements with certain holders of Private Placement Warrants (each a “Supporting Private Placement Warrantholder”). Pursuant to the Support Agreements, the Supporting Private Placement Warrantholders, which collectively own approximately 95% of the Private Placement Warrants and Private Placement Class B Warrants taken together, agreed to consent to the Warrant Amendment with respect to any amendment to the terms of the Private Placement Warrants and Private Placement Class B Warrants, which, would permit the Company to require each Private Placement Warrants and Private Placement B Class Warrant that is outstanding upon the closing of the Offer be automatically exercised into shares of our Class A Common Stock or OpCo Units and shares of Class B Common Stock, respectively, on a cashless basis at the same exchange rate as the Public Warrants in the Offer.

Forward Purchase Agreements

TPG Pace entered into the Forward Purchase Agreements, in connection with the TPG Pace IPO. Pursuant to the Forward Purchase Agreements, TPG Pace issued (i) certain third parties and (ii) certain employees, affiliates and “friends of the firm” of TPG Global (such employees, affiliates and friends of the firm, the “TPG Global Purchasers” together with the third party forward purchasers, the “forward purchasers”), an aggregate of 15,000,000 Class A Shares at a price of $10.00 per share, plus an aggregate of 3,000,000 Warrants to purchase one Class A Share at $11.50 per share, for an aggregate purchase price of $150,000,000. Affiliates of TPG Global purchased an aggregate of 2,602,000 Class A Shares, together with an aggregate of 520,400 Warrants to purchase Class A Shares for a purchase price of approximately $26.0 million pursuant to the Forward Purchase Agreements. Of the amounts included in the previous sentence, officers and directors of TPG Pace purchased an aggregate of 392,500 Class A Shares, together with an aggregate of 78,500 Warrants to purchase Class A Shares, for a purchase price of $3.925 million. The Forward Purchase Warrants are identical to the Public Warrants in all material respects except that the Forward Purchase Warrants (and Private Placement Warrants) are not redeemable (other than as described in the section “Description of Securities-Warrants-Public Warrants-Redemption of Redeemable Warrants When the Price per Share of Class A Common Stock Equals or Exceeds $10.00”). Further, the Public Warrants and the Forward Purchase Warrants differ from the Private Placement Warrants as the Private Placement Warrants may be exercised for cash or on a cashless basis so long as they are held by the initial purchasers or any of their permitted transferees. If the Private Placement Warrants or Forward Purchase Warrants are held by holders other than the initial purchasers or any of their permitted transferees, they are redeemable and exercisable by the holders on the same basis as the Public Warrants. In addition, the Forward Purchase Warrants and Private Placement Warrants (along with the Class A Shares underlying the Forward Purchase Warrants and Private Placement Warrants) have certain registration rights as long as they are held by initial purchasers or any of their permitted transferees. The transactions contemplated by the Forward Purchase Agreements closed on September 20, 2021 substantially concurrently with the Business Combination Closing. Pursuant to the Business Combination Agreement and the Certificate of Incorporation, the certain shareholders of TPG Pace received an additional aggregate 3,750,000 shares of Class A Common Stock as a result of the issuance of 15,000,000 shares of Class A Common Stock pursuant to the Forward Purchase Agreements.

Registration Rights

At the Business Combination Closing, we entered into a Registration Rights Agreement with certain holders pursuant to which they are entitled to certain registration rights.

LEGAL MATTERS

The validity of our Class A Common Stock covered by this Prospectus/Offer to Exchange has been passed upon for us by Goodwin Procter LLP, Boston, Massachusetts. Certain legal matters relating to the securities offered hereby will be passed upon for the dealer manager and solicitation agent by Davis Polk & Wardwell LLP, New York, New York.

EXPERTS

The financial statements incorporated in this Prospectus/Offer to Exchange by reference to the Annual Report on Form 10-K for the year ended December 31, 2022 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE

We file annual, quarterly and current reports, proxy statements and other information with the SEC. We have filed a registration statement on Form S-4 of which this Prospectus/Offer to Exchange is a part with the SEC in connection with the Offer and the Consent Solicitation. We may also file amendments to such registration statement. In addition, on the date of the initial filing of the registration statement on Form S-4 of which this Prospectus/Offer to Exchange is a part, we filed a Tender Offer Statement on Schedule TO with the SEC, together with exhibits, to furnish certain information about the Offer and Consent Solicitation. We may file amendments to the Schedule TO. As allowed by SEC rules, this Prospectus/Offer to Exchange does not contain all of the information in the registration statement or the Schedule TO or the exhibits to the registration statement or the Schedule TO. You may obtain copies of the registration statement on Form S-4 and Schedule TO (and any amendments to those documents) by contacting the information agent as directed elsewhere in this Prospectus/Offer to Exchange. Our SEC filings are available to the public on the internet at a website maintained by the SEC located at http://www.sec.gov.

THIS PROSPECTUS/OFFER TO EXCHANGE INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED IN OR DELIVERED WITH THIS PROSPECTUS/OFFER TO EXCHANGE. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM OR IN ADDITION TO THE INFORMATION CONTAINED IN THIS PROSPECTUS/OFFER TO EXCHANGE AND IN THE DOCUMENTS THAT WE HAVE INCORPORATED BY REFERENCE IN THIS PROSPECTUS/OFFER TO EXCHANGE. WE AND THE DEALER MANAGER AND SOLICITATION AGENT TAKE NO RESPONSIBILITY FOR, AND CAN PROVIDE NO ASSURANCE AS TO THE RELIABILITY OF, ANY OTHER INFORMATION THAT OTHERS MAY GIVE YOU.

We incorporate information into this Prospectus/Offer to Exchange by reference, which means that we disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this Prospectus/Offer to Exchange, except to the extent superseded by information contained in this Prospectus/Offer to Exchange or by information contained in documents filed with the SEC after the date of this Prospectus/Offer to Exchange. This Prospectus/Offer to Exchange incorporates by reference the documents set forth below that have been previously filed with the SEC; provided, however, that we are not incorporating any documents or information deemed to have been furnished rather than filed in accordance with SEC rules. These documents contain important information about us and our financial condition.

•	our Annual Report on Form 10-K for the year ended December 31, 2022, filed on February 28, 2023;

•	our Quarterly Report on Form 10-Q for the quarterly period ended March 31 , 2023, filed on May 9, 2023 and for the quarterly period ended June 30, 2023, filed on August 8, 2023;

•	our Current Reports on Form 8-K filed on March 10 , 2023 and May 5, 2023;

•

the portions of our Definitive Proxy Statement relating to our 2023 Annual Meeting of Stockholders specifically incorporated by reference into the Annual Report on Form 10-K for the year ended December 31, 2022, filed on March 21, 2023; and

•

the description of our securities contained in the Registration Statement on Form S-1, filed on October 15, 2021, including any amendments or reports filed for the purpose of updating such description.

We also incorporate by reference all filings we make after the date of the initial registration statement and prior to effectiveness of the registration statement and any future filings that we may make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus/Offer to Exchange until the date the Offer is consummated or otherwise terminated, with the exception of any information furnished under Item 2.02 and Item 7.01 of Form 8-K, which is not deemed filed and which is not incorporated by reference in this Prospectus/Offer to Exchange. Any such filings shall be deemed to be incorporated by reference and to be a part of this Prospectus/Offer to Exchange from the respective dates of filing of those documents.

You may request a copy of any and all of the documents which are incorporated by reference in this Prospectus/Offer to Exchange but not delivered with this Prospectus/Offer to Exchange, at no cost to you, from our website under the heading “Investors” at www.nerdy.com, or by writing or telephoning us at the following address:

Nerdy Inc.

101 S. Hanley Rd., Suite 300

St. Louis, MO 63105

Exhibits to these documents will not be sent, however, unless those exhibits have been specifically included into this Prospectus/Offer to Exchange.

ANNEX A

AMENDMENT NO. 1 TO WARRANT AGREEMENT

This Amendment (this “Amendment”) is made as of August 21, 2023, by and between Nerdy Inc., a Delaware corporation (the “Company”) (formerly known as TPG Pace Tech Opportunities Corp.), and Continental Stock Transfer & Trust Company, a New York corporation, as warrant agent (the “Warrant Agent”), and constitutes an amendment to that certain Warrant Agreement, dated as of October 9, 2020, between the Company and the Warrant Agent (the “Existing Warrant Agreement”). Capitalized terms used but not otherwise defined in this Amendment shall have the meanings given to such terms in the Existing Warrant Agreement.

WHEREAS, Section 9.9 of the Existing Warrant Agreement provides that the Company and the Warrant Agent may amend, subject to certain conditions provided therein, the Existing Warrant Agreement with the vote or written consent of registered holders of at least 50% of the number of the then outstanding Redeemable Warrants and Forward Purchase Warrants (collectively, the “Public Warrants”), voting together as a single class, and, solely with respect to any amendment to the terms of the Private Placement Warrants the vote or written consent of 50% of the number of the then outstanding Private Placement Warrants (together with the Public Warrants, the “Warrants”), voting as a single class;

WHEREAS, the Company desires to amend the Existing Warrant Agreement with respect to certain terms of the Public Warrants to provide the Company with the right to require the registered holders of the Public Warrants to exchange all of the outstanding Public Warrants for Class A common stock, $0.0001 par value of the Company (“Class A Common Stock”) , on the terms and subject to the conditions set forth herein;

WHEREAS, the Company desires to amend the Existing Warrant Agreement with respect to certain terms of the Private Placement Warrants to provide the Company with the right to require the registered holders of the Private Placement Warrants to exchange all of the outstanding Private Placement Warrants for Class A Common Stock and to automatically exercise all of the outstanding Private Placement Warrants for shares of Class B common Stock, par value $0.0001 per share of the Company (“Class B Common Stock”, together with Class A Common Stock, the “Common Stock”) with the equivalent number of the units issued by Nerdy, LLC, a Delaware limited liability company, after the Business Combination (“OpCo Units”), on a cashless basis; and

WHEREAS, the registered holders of more than 50% of the number of the then outstanding Public Warrants and more than 50% of the then outstanding Private Placement Warrants have consented to and approved this Amendment.

NOW, THEREFORE, in consideration of the mutual agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree to amend the Existing Warrant Agreement as set forth herein.

1.    Amendment of Existing Warrant Agreement. The Existing Warrant Agreement is hereby amended by adding

(a)	the new Section 6A thereto:

“6A. Mandatory Exchange of Public Warrants.

6A.1. Company Election to Exchange. Notwithstanding any other provision in this Agreement to the contrary, all (and not less than all) of the outstanding Public Warrants may be exchanged, at the option of the Company, at any time while they are exercisable and prior to their expiration, at the office of the Warrant Agent, upon notice to the registered holders of the then outstanding Public Warrants, as described in Section 6A.2 below, for Class A Common Stock (or any Alternative Issuance pursuant to Section 4.5), at the exchange rate of 0.225     (the “Mandatory Exchange Ratio”) of Class A Common Stock for each Public Warrant held by the registered holder thereof (the “Exchange Consideration”) (subject to equitable adjustment by the Company in the event of any stock splits, stock dividends, recapitalizations or similar transaction with respect to the Class A Common Stock). In lieu of issuing fractional shares, in the event that a holder of Public Warrants would otherwise be entitled to receive a fractional interest in a Class A Common Stock, the Company will round down to the nearest whole number, the number of Class A Common Stock to be issued to such holder and after aggregating all such fractional shares of such holder, the holder shall be paid in cash (without interest) in an amount equal to such fractional part of a share multiplied by the last sale price of the Class A Common Stock on NYSE on the last trading day immediately prior to the Exchange Date (as defined below).

6A.2. Date Fixed for, and Notice of, Exchange. In the event that the Company elects to exchange all of the Public Warrants as described in 6A.1, the Company shall fix a date for the exchange (the “Exchange Date”). The Company will make a public announcement of the Exchange Date.

(b)	the new Section 6B thereto:

6B. Mandatory Exercise or Exchange of Private Placement Warrants.

6B.1. Mandatory Exercise. Notwithstanding any other provision in this Agreement to the contrary, all (and not less than all) of the outstanding Private Placement Warrants that are exercisable into shares of Class B Common Stock with the equivalent number of OpCo Units (the “LLC Warrants”) may be exercised on a cashless basis, at the option of the Company, at any time while they are exercisable and prior to their expiration, at the office of the Warrant Agent, upon notice to the registered holders of the then outstanding LLC Warrants, as described in Section 6B.3 below, at the exchange rate of 0.250 (the “Mandatory Exercise Ratio”) of shares of Class B Common Stock with an equivalent number of OpCo Units for each LLC Warrant held by the registered holder thereof (the “LLC Warrants Consideration”) (subject to equitable adjustment by the Company in the event of any stock splits, stock dividends, recapitalizations or similar transaction with respect to the Common Stock). In lieu of receiving fractional shares, in the event that a holder of LLC Warrants would otherwise be entitled to receive a fractional interest in a share of Class B Common Stock with an OpCo Unit, the Company will round down to the nearest whole number, the number of shares of Class B Common Stock with the equivalent number of OpCo Units which shall be received by such holder and after aggregating all such fractional shares of such holder, the holder shall be paid in cash (without interest) in an amount equal to such fractional part of a share (each Class B Common Stock and each OpCo Units, collectively, shall be treated as one share for the purpose of counting the fractional shares of the LLC Warrants) multiplied by the last sale price of the Class A Common Stock on NYSE on the last trading day immediately prior to the Exchange Date.

6B.2. Mandatory Exchange. Notwithstanding any other provision in this Agreement to the contrary, all (and not less than all) of the outstanding Private Placement Warrants that are exercisable into shares of Class A Common Stock (the “Private A Warrants”) may be exchanged, at the option of the Company, at any time while they are exercisable and prior to their expiration, at the office of the Warrant Agent, upon notice to the registered holders of the then outstanding Private A Warrants, as described in Section 6B.3 below, for Class A Common Stock (or any Alternative Issuance pursuant to Section 4.5), at the exchange rate as same as the Mandatory Exercise Ratio of Class A Common Stock for Private A Warrants held by the registered holder thereof (“Private A Warrants Consideration”, and together with the LLC Warrants Consideration, the “Private Warrants Consideration”) (subject to equitable adjustment by the Company in the event of any stock splits, stock dividends, recapitalizations or similar transaction with respect to the Common Stock). In lieu of receiving fractional shares, in the event that a holder of Private A Warrants would otherwise be entitled to receive a fractional interest in a share of Class A Common Stock, the Company will round down to the nearest whole number, the number of shares of Class A Common Stock which shall be received by such holder and after aggregating all such fractional shares of such holder, the holder shall be paid in cash (without interest) in an amount equal to such fractional part of a share multiplied by the last sale price of the Class A Common Stock on NYSE on the last trading day immediately prior to the Exchange Date.

6B.3. Date Fixed for, and Notice of, Exercise. In the event that the Company elects to exchange all of the Public Warrants as described in 6A., the Company shall require all of the Private Placement

Warrants to be automatically exchanged or automatically exercised on a cashless basis as described above in Sections 6B.1and 6B.2 above and shall fix a date for such exercise or exchange as the same date as the Exchange Date as described above in Section 6A.2 for the Public Warrants.

(c) the new Section 6C thereto:

6C. No Rights After Exchange Date.

6C.1. After the Exchange Date, the registered holder of the Warrants shall have no further rights (including, for the avoidance of doubt, the right to exercise the Warrants) except to receive, upon surrender of the Warrants, the Exchange Consideration or the Private Warrants Consideration, as applicable.”

2.    Miscellaneous Provisions.

2.1. Severability. This Amendment shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Amendment or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Amendment a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

2.2. Applicable Law. The validity, interpretation, and performance of this Amendment and of the Warrants shall be governed in all respects by the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. The Company hereby agrees that any action, proceeding or claim against it arising out of or relating in any way to this Amendment shall be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. The Company hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum.

2.3. Counterparts. This Amendment may be executed in any number of counterparts (which may include counterparts delivered by any standard form of telecommunication) and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument. The words “execution,” “signed,” “signature,” and words of like import in this Amendment or in any other certificate, agreement or document related to this Amendment, if any, shall include images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf,” “tif” or “jpg”) and other electronic signatures (including, without limitation, DocuSign and DropBox Sign). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.

2.4. Effect of Headings. The section headings herein are for convenience only and are not part of this Amendment and shall not affect the interpretation thereof.

2.5. Entire Agreement. The Existing Warrant Agreement, as modified by this Amendment, constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, between the parties hereto with respect to the subject matter of this Amendment. If any provision of this Amendment is determined to be invalid, illegal or unenforceable, the remaining provisions of this Amendment shall remain in full force and effect. In the event of any such determination, the parties agree to negotiate in good faith to modify this Amendment to fulfill as closely as possible the original intent and purpose of this Amendment.

[Signature Page Follows]

IN WITNESS WHEREOF, each of the parties has caused this Amendment to be duly executed as of the date first above written.

NERDY INC.
By:
Name:
Title:
CONTINENTAL STOCK TRANSFER & TRUST COMPANY,
as Warrant Agent
By:
Name:
Title:

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS/OFFER TO EXCHANGE

Item	20. Indemnification of Directors and Officers.

Section 145(a) of the DGCL provides, in general, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), because he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Section 145(b) of the DGCL provides, in general, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor because the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made with respect to any claim, issue or matter as to which he or she shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, he or she is fairly and reasonably entitled to indemnity for such expenses that the Court of Chancery or other adjudicating court shall deem proper.

Section 145(g) of the DGCL provides, in general, that a corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify the person against such liability under Section 145 of the DGCL.

Our Certificate of Incorporation, which became effective upon completion of the Business Combination, provides that no director of ours shall be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duty as a director, except for liability (1) for any breach of the director’s duty of loyalty to us or our stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) in respect of unlawful dividend payments or stock redemptions or repurchases, or (4) for any transaction from which the director derived an improper personal benefit. In addition, our Certificate of Incorporation provides that if the DGCL is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of ours shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

Our Certificate of Incorporation further provides that any repeal or modification of such article by its stockholders or amendment to the DGCL will not adversely affect any right or protection existing at the time of such repeal or modification with respect to any acts or omissions occurring before such repeal or modification of a director serving at the time of such repeal or modification.

Our Bylaws provide that we will indemnify each person who was or is a party or threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company) by reason of the fact that he or she is or was, or has agreed to become, the Company’s director or officer, or is or was serving, or has agreed to serve, at our request as a director, officer, partner, employee or trustee of, or in a similar capacity with, another corporation, partnership, joint venture or other enterprise (all such persons being referred to as an Indemnitee), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding and any appeal therefrom, if such Indemnitee acted in good faith and in a manner he or she reasonably believed to be in or not opposed to our best interests, and, with respect to any criminal action or proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful. Our Bylaws also provides that we will advance expenses to Indemnitees in connection with a legal proceeding, subject to limited exceptions.

In connection with the Business Combination, we entered into indemnification agreements with each of our directors and executive officers. These agreements provide that we will indemnify each of our directors and such officers to the fullest extent permitted by law and our Certificate of Incorporation and our Bylaws.

We will also maintain a general liability insurance policy, which will cover certain liabilities of directors and officers of ours arising out of claims based on acts or omissions in their capacities as directors or officers.

Item	21. Exhibits and Financial Statement Schedules.

(a)    Exhibits

The following exhibits are included in this registration statement on Form S-4:

Exhibit No.	Description

2.1†	Business Combination Agreement, dated as of January 28, 2021, by and among TPG Pace Tech Opportunities Corp., TPG Pace Tech Merger Sub LLC, TCV VIII (A) VT, Inc., LCSOF XI VT, Inc., TPG Pace Blocker Merger Sub I Inc., TPG Pace Blocker Merger Sub II Inc., Live Learning Technologies LLC, and, solely for the purposes of specified therein, each of Learn Capital Special Opportunities Fund X, L.P., Learn Capital Special Opportunities Fund XI, L.P., Learn Capital Special Opportunities Fund XII, L.P., Learn Capital Special Opportunities Fund XIII, L.P., Learn Capital Special Opportunities Fund XVI, L.P., and TCV VIII (A), L.P. (incorporated by reference to Exhibit 2.1 filed with TPG Pace’s Form 8-K filed by TPG Pace on January 29, 2021 (File No. 001-39595)).

2.2	First Amendment to Business Combination Agreement, dated as of March 19, 2021, by and among TPG Pace Tech Opportunities Corp., TPG Pace Tech Merger Sub LLC, TCV VIII (A) VT, Inc., LCSOF XI VT, Inc., TPG Pace Blocker Merger Sub I Inc., TPG Pace Blocker Merger Sub II Inc., Live Learning Technologies LLC, and, solely for the purposes of specified therein, each of Learn Capital Special Opportunities Fund X, L.P., Learn Capital Special Opportunities Fund XI, L.P., Learn Capital Special Opportunities Fund XII, L.P., Learn Capital Special Opportunities Fund XIII, L.P., Learn Capital Special Opportunities Fund XVI, L.P., and TCV VIII (A), L.P. (incorporated by reference to Exhibit 2.2 filed with TPG Pace’s Form S-4 filed by TPG Pace on March 19, 2021 (File No. 333-254485)).

Exhibit No.	Description

2.3	Second Amendment to Business Combination Agreement, dated as of July 14, 2021, by and among TPG Pace Tech Opportunities Corp., TPG Pace Tech Merger Sub LLC, TCV VIII (A) VT, Inc., LCSOF XI VT, Inc., TPG Pace Blocker Merger Sub I Inc., TPG Pace Blocker Merger Sub II Inc., Live Learning Technologies LLC, and, solely for the purposes of specified therein, each of Learn Capital Special Opportunities Fund X, L.P., Learn Capital Special Opportunities Fund XI, L.P., Learn Capital Special Opportunities Fund XII, L.P., Learn Capital Special Opportunities Fund XIII, L.P., Learn Capital Special Opportunities Fund XVI, L.P., and TCV VIII (A), L.P. (incorporated by reference to Exhibit 2.3 filed with TPG Pace’s Form S-4/A filed by TPG Pace on July 15, 2021 (File No. 333-254485).

2.4	Third Amendment to Business Combination Agreement, dated as of August 11, 2021, by and among TPG Pace Tech Opportunities Corp., TPG Pace Tech Merger Sub LLC, TCV VIII (A) VT, Inc., LCSOF XI VT, Inc., TPG Pace Blocker Merger Sub I Inc., TPG Pace Blocker Merger Sub II Inc., Live Learning Technologies LLC, and, solely for the purposes of specified therein, each of Learn Capital Special Opportunities Fund X, L.P., Learn Capital Special Opportunities Fund XI, L.P., Learn Capital Special Opportunities Fund XII, L.P., Learn Capital Special Opportunities Fund XIII, L.P., Learn Capital Special Opportunities Fund XVI, L.P., and TCV VIII (A), L.P. (incorporated by reference to Exhibit 2.4 filed with TPG Pace’s Form S-4/A filed by TPG Pace on August 11, 2021 (File No. 333-254485).

2.5	Fourth Amendment to Business Combination Agreement, dated as of August 18, 2021, by and among TPG Pace Tech Opportunities Corp., TPG Pace Tech Merger Sub LLC, TCV VIII (A) VT, Inc., LCSOF XI VT, Inc., TPG Pace Blocker Merger Sub I Inc., TPG Pace Blocker Merger Sub II Inc., Live Learning Technologies LLC, and, solely for the purposes of specified therein, each of Learn Capital Special Opportunities Fund X, L.P., Learn Capital Special Opportunities Fund XI, L.P., Learn Capital Special Opportunities Fund XII, L.P., Learn Capital Special Opportunities Fund XIII, L.P., Learn Capital Special Opportunities Fund XVI, L.P., and TCV VIII (A), L.P. (incorporated by reference to Exhibit 2.5 filed with TPG Pace’s Form S-4/A filed by TPG Pace on August 19, 2021 (File No. 333-254485).

3.1	Certificate of Incorporation of Nerdy Inc. (incorporated by reference to Exhibit 3.1 filed with Nerdy’s Form 8-K filed by Nerdy on September 24, 2021 (File No. 001-39595)).

3.2	Bylaws of Nerdy Inc. (incorporated by reference to Exhibit 3.2 filed with Nerdy’s Form 8-K filed by Nerdy on September 24, 2021 (File No. 001-39595)).

4.3	Warrant Agreement, dated as of October 9, 2020, between the Company and Continental Stock Transfer & Trust Company, as warrant agent (incorporated by reference to Exhibit 4.1 filed with TPG Pace’s Form 8-K filed by TPG Pace on October 13, 2020 (File No. 001-39595)).

4.4	Stockholders Agreement, dated as of January 28, 2021, by and among TPG Pace Tech Opportunities Corp., each of (i) TPG Pace Tech Opportunities Sponsor, Series LLC, (ii) TCV VIII (A) VT, Inc. and TCV VIII (A), L.P., (iii) LCSOF XI VT, Inc, Learn Capital Special Opportunities Fund XIV, L.P., Learn Capital Special Opportunities Fund XV, L.P., Learn Capital Special Opportunities Fund X, L.P., Learn Capital Special Opportunities Fund XI, L.P., Learn Capital Special Opportunities Fund XII, L.P., Learn Capital Special Opportunities Fund XIII, L.P. and Learn Capital Special Opportunities Fund XVI, L.P. (A), L.P and (iv) Cohn Investments, LLC and Charles K. Cohn VT Trust U/A/D May 26, 2017 (incorporated by reference to Exhibit 10.2 filed with TPG Pace’s Form 8-K filed by TPG Pace on January 29, 2021 (File No. 001-39595).

4.5	Registration Rights Agreement (incorporated by reference to Exhibit 10.1 filed with Nerdy’s Form 8-K filed by Nerdy on September 24, 2021 (File No. 001-39595).

5.1*	Opinion of Goodwin Procter LLP.

Exhibit No.	Description

8.1*	Tax Opinion of Goodwin Procter LLP.

10.1	Second Amended and Restated Limited Liability Company Agreement of Nerdy LLC (incorporated by reference to Exhibit 10.2 filed with Nerdy’s Form 8-K filed by Nerdy Inc.on September 24, 2021 (File No. 001-39595).

10.2	First Amendment to the Second Amended and Restated Limited Liability Company Agreement of Nerdy LLC, dated March 14, 2022 (incorporated by reference to exhibit 10.2 filed with Nerdy’s Form 10-Q for the quarterly period ended March 31, 2022 filed by Nerdy Inc. on May 16, 2022 (File No. 001-39595)).

10.3#	Nerdy Inc. 2021 Equity Incentive Plan (incorporated by reference to Exhibit 10.4 filed with Nerdy’s Form 8-K filed by Nerdy on September 24, 2021 (File No. 001-39595)).

10.4#	First Amendment to the Nerdy Inc. 2021 Equity Incentive Plan (incorporated by reference to Exhibit 10.1 filed with Nerdy’s Form 8-K filed by Nerdy Inc. on May 5, 2022 (File No. 001-39595)).

10.5#	Forms of Award Agreements under the Nerdy Inc. 2021 Equity Incentive Plan (incorporated by reference to Exhibit 10.5 to Nerdy’s Form 8-K filed by Nerdy Inc. on September 24, 2021 (File No. 001-39595)).

10.6#	Form of Tax Receivable Agreement dated as of September 20, 2021 between Nerdy Inc. and the holders party thereto (incorporated by reference to Exhibit 10.3 filed with Nerdy’s Form 8-K filed by Nerdy Inc. on September 24, 2021 (File No. 001-39595).

10.7#	First Amendment to the Tax Receivable Agreement, dated March 25, 2022 (incorporated by reference to exhibit 10.1 filed with Nerdy’s Form 10-Q for the quarterly period ended March 31, 2022 filed by Nerdy Inc. on May 16, 2022 (File No. 001-39595)).

10.8#	Form of Indemnity Agreement for Directors (incorporated by reference to Exhibit 10.7 filed with Nerdy’s Form 8-K filed by Nerdy Inc. on September 24, 2021 (File No. 001-39595).

10.9	Forward Purchase Agreement, dated as of September 23, 2020, between TPG Pace and an affiliate of TPG Global, LLC (incorporated by reference to Exhibit 10.9 filed with TPG Pace’s Form S-1/A filed by TPG Pace on September 24, 2020 (File No. 333-248594)).

10.10	Form of Forward Purchase Agreements, dated as of September 23, 2020, between TPG Pace and other third parties (incorporated by reference to Exhibit 10.10 filed with TPG Pace’s Form S-4 filed by TPG Pace on March 19, 2021 (File No. 333-254485)).

10.11	Form of Amendments No. 1 to the Forward Purchase Agreements, dated as of October 6, 2020, between TPG Pace and other third parties (incorporated by reference to Exhibit 10.11 filed with TPG Pace’s Form S-1/A filed by TPG Pace on October 1, 2020 (File No. 333-248594)).

10.12	Form of Amendments No. 2 to the Forward Purchase Agreements, dated as of January 29, 2021, between TPG Pace and other third parties (incorporated by reference to Exhibit 10.12 filed with TPG Pace’s Form S-4 filed by TPG Pace on March 19, 2021 (File No. 333-254485)).

10.13	Private Placement Warrants Purchase Agreement, dated as of October 6, 2020, between TPG Pace and the Sponsor (incorporated by reference to Exhibit 10.3 filed with TPG Pace’s Form 8-K filed by TPG Pace on October 13, 2020 (File No. 001-39595)).

10.14	Warrant Agreement, dated as of October 9, 2020, between TPG Pace and Continental Stock Transfer & Trust Company, as warrant agent (incorporated herein by reference to Exhibit 4.1 filed with TPG Pace’s Form 8-K filed by TPG Pace on October 13, 2020 (File No. 001-39595)).

Exhibit No.	Description

10.15	Form K-1 Executive Services Agreement with Nerdy Inc. and Nerdy LLC (incorporated herein by reference to Exhibit 10.17 filed with Nerdy Inc.’s Form 10-Q for the quarterly period ended September 30, 2021 filed by Nerdy Inc. on November 15, 2021 (File No. 001-39595)).

10.16	Form W-2 Executive Services Agreement with Nerdy Inc. and Nerdy LLC (incorporated herein by reference to Exhibit 10.18 filed with Nerdy Inc.’s Form 10-Q for the quarterly period ended September 30, 2021 filed by Nerdy Inc. on November 15, 2021 (File No. 001-39595)).

10.17	Varsity Tutors LLC 2016 U.S. Unit Appreciation Rights Plan (incorporated herein by reference to Exhibit 99.2 filed with Nerdy Inc.’s Registration Statement S-8 filed by Nerdy Inc. on November 29, 2021 (File No. 333-261401)).

10.18	Varsity Tutors LLC 2016 Canadian Unit Appreciation Rights Plan (incorporated herein by reference to Exhibit 99.3 filed with Nerdy Inc.’s Registration Statement S-8 filed by Nerdy Inc. on November 29, 2021 (File No. 333-261401)).

10.19#	Consulting Agreement, Departure Agreement, and General Release, dated March 10, 2023, by and between Heidi Robinson and Nerdy Inc., Nerdy LLC, Varsity Tutors LLC, and Live Learning Technologies Shared Resources LLC (incorporated herein by reference to Exhibit 10.1 filed with Nerdy Inc.’s Form 10-Q for the quarterly period ended March 31, 2023 filed by Nerdy Inc. on May 9, 2023 (File No. 001-39595).

10.20#	Nerdy Inc. Executive Incentive Compensation Plan (incorporated by reference to Exhibit 10.1 filed with the Company’s Form 8-K filed on May 5, 2023 (File No. 001-39595)

10.21*	Form of Dealer Manager Agreement.

10.22*	Form of Tender and Support Agreement, by and between the Company and Supporting Stockholders.

21.1	List of Subsidiaries of Nerdy Inc. (incorporated by reference to Exhibit 21.1 filed with Nerdy Inc.’s Form S-1 filed by Nerdy Inc. on October 15, 2021 (File No. 333-260266)).

23.1*	Consent of PricewaterhouseCoopers LLP.

23.2*	Consent of Goodwin Procter LLP (included in Exhibit 5.1).

24.1*	Power of Attorney (included on signature page of the initial filing of this Prospectus/Offer to Exchange).

99.1*	Form of Letter of Transmittal and Consent.

99.2*	Form of Notice of Guaranteed Delivery.

99.3*	Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees.

99.4*	Form of Letter to Clients of Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees.

107*	Filing Fee Table.

*	Filed herewith.
†

The annexes, schedules, and certain exhibits to this Exhibit have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Registrant hereby agrees to furnish supplementally a copy of any omitted annex, schedule or exhibit to the SEC upon request.

#	Indicates a management contract or compensatory plan.

Item 22. Undertakings.

The undersigned Registrant hereby undertakes:

(1)

to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus to Exchange required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”); (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (i), (ii) and (iii) do not apply if the registration statement is on Form S-1 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus to Exchange filed pursuant to Rule 424(b) that is part of the registration statement;

(2)

that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3)	to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4)	that, for the purpose of determining liability under the Securities Act to any purchaser:

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness.

Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use; and

(5)

that, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

1.	(a) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

2.	(b) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

3.

(c) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of an undersigned registrant; and

4.	(b) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Louis, State of Missouri on the 21st day of August, 2023.

Nerdy Inc.
By:	/s/ Jason Pello
Name: Jason Pello
Title: Chief Financial Officer

Each person whose signature appears below constitutes and appoints each of Charles Cohn and Jason Pello, acting alone or together with another attorney-in-fact, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign any or all further amendments (including post-effective amendments) to this registration statement (and any additional registration statement related hereto permitted by Rule 462(b) promulgated under the Securities Act (and all further amendments, including post-effective amendments, thereto)), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on August 21, 2023.

Name	Title	Date

/s/ Charles Cohn Charles Cohn	Director, President, and Chief Executive Officer (Principal Executive Officer)	August 21, 2023

/s/ Jason Pello Jason Pello	Chief Financial Officer (Principal Financial and Accounting Officer)	August 21, 2023

/s/ Catherine Beaudoin Catherine Beaudoin	Director	August 21, 2023

/s/ Rob Hutter Rob Hutter	Director	August 21, 2023

/s/ Christopher Marshall Christopher Marshall	Director	August 21, 2023

/s/ Gregory Mrva Gregory Mrva	Director	August 21, 2023

/s/ Kathleen Philips Kathleen Philips	Director	August 21, 2023

/s/ Stuart Udell Stuart Udell	Director	August 21, 2023